                                                                    Exhibit 2.01

================================================================================







                            STOCK PURCHASE AGREEMENT

                                     among

                          DAL-TILE INTERNATIONAL INC.,


                          ARMSTRONG ENTERPRISES, INC.,


                       ARMSTRONG CORK FINANCE CORPORATION


                                      and

                        ARMSTRONG WORLD INDUSTRIES, INC.

                         Dated as of December 21, 1995





===============================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I    PURCHASE AND SALE OF THE SHARES..............................    1
     Section 1.1. The Purchase............................................    1
     Section 1.2. Consideration...........................................    1

ARTICLE II   CLOSING; TRANSFER OF SHARES..................................    2
     Section 2.1. Closing.................................................    2
     Section 2.2. Transfer of Shares, Company Shares and Cash Payment.....    2

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF AWI.......................    3
     Section 3.1. Authority...............................................    3
     Section 3.2. No Conflicts; Consents..................................    3
     Section 3.3. The AO Shares...........................................    4
     Section 3.4. Organization and Standing; Books and Records............    5
     Section 3.5. Subsidiaries and Equity Interests.......................    5
     Section 3.6. AO Financial Statements.................................    5
     Section 3.7. Taxes...................................................    6
     Section 3.8. Title to Real Property..................................    7
     Section 3.9. Other Assets............................................    8
     Section 3.10. Intellectual Property..................................    9
     Section 3.11. Contracts..............................................   11
     Section 3.12. Litigation.............................................   13
     Section 3.13. Insurance..............................................   14
     Section 3.14. AO Benefit Plans.......................................   14
     Section 3.15. Absence of Changes or Events...........................   19
     Section 3.16. Compliance with Applicable Laws........................   20
     Section 3.17. Debt...................................................   20
     Section 3.18. Customer Accounts Receivable; Inventories..............   20
     Section 3.19. Suppliers..............................................   21
     Section 3.20. Licenses; Permits......................................   21
     Section 3.21. Accounts; Safe Deposit Boxes; Powers of
                   Attorney; Officers and Directors.......................   21
     Section 3.22. Transactions with Affiliates...........................   21
     Section 3.23. Environmental Matters..................................   22
     Section 3.24. Effect of Transaction..................................   24
     Section 3.25. Disclosure.............................................   24
     Section 3.26. RISA Directors.........................................   24
     Section 3.27. No Conflicts; Consents; RISA...........................   24
     Section 3.28. The RISA Shares........................................   25
     Section 3.29. Organization and Standing; Books and Records; RISA.....   26
     Section 3.30. Subsidiaries and Equity Interests; RISA................   26

                                      (i)

                                                                            Page
                                                                            ----
     Section 3.31. RISA Financial Statements..............................   26
     Section 3.32. Taxes; RISA............................................   27
     Section 3.33. Title to Real Property; RISA...........................   27
     Section 3.34. Other Assets; RISA.....................................   28
     Section 3.35. Intellectual Property; RISA............................   28
     Section 3.36. Litigation; RISA.......................................   28
     Section 3.37. Insurance; RISA........................................   29
     Section 3.38. RISA Benefit Plans.....................................   29
     Section 3.39. Absence of Changes or Events; RISA.....................   29
     Section 3.40. Compliance with Applicable Laws; RISA..................   30
     Section 3.41. RISA Debt..............................................   30
     Section 3.42. RISA Customer Accounts Receivable; Inventories.........   30
     Section 3.43. RISA Suppliers.........................................   31
     Section 3.44. Licenses; Permits; RISA................................   31
     Section 3.45. Transactions with Affiliates; RISA.....................   31
     Section 3.46. Environmental Matters; RISA............................   31
     Section 3.47. Effect of Transaction; RISA............................   33

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF THE COMPANY................   33
     Section 4.1. Authority...............................................   33
     Section 4.2. No Conflicts; Consents..................................   34
     Section 4.3. The Company Shares......................................   34
     Section 4.4. Organization and Standing; Books and Records............   35
     Section 4.5. Capital Stock of the Company and the Company
                  Subsidiaries............................................   35
     Section 4.6. Subsidiaries and Equity Interests.......................   36
     Section 4.7. Financial Statements....................................   36
     Section 4.8. Taxes...................................................   36
     Section 4.9. Title to Real Property..................................   38
     Section 4.10. Other Assets...........................................   38
     Section 4.11. Intellectual Property..................................   38
     Section 4.12. Contracts..............................................   40
     Section 4.13. Litigation.............................................   43
     Section 4.14. Insurance..............................................   43
     Section 4.15. Employee Benefit Plans.................................   44
     Section 4.16. Absence of Changes or Events...........................   48
     Section 4.17. Compliance with Applicable Laws........................   48
     Section 4.18. Customer Accounts Receivable; Inventories..............   48
     Section 4.19. Suppliers..............................................   49
     Section 4.20. Licenses; Permits......................................   49
     Section 4.21. Transactions with Affiliates...........................   50
     Section 4.22. Environmental Matters..................................   50
     Section 4.23. Disclosure.............................................   51
     Section 4.24. SEC Documents..........................................   52
     Section 4.25. Effect of Transaction..................................   52

                                     (ii)

                                                                            Page
                                                                            ----
ARTICLE V   COVENANTS OF AWI..............................................   52
     Section 5.1. Access..................................................   52
     Section 5.2. Ordinary Conduct........................................   52
     Section 5.3. Insurance...............................................   54
     Section 5.4. Non-Competition; Non-Solicitation.......................   54
     Section 5.5. Certain Licenses and Permits............................   55
     Section 5.6. Distribution of the Shares..............................   55
     Section 5.7. Related Assets and Agreements...........................   55
     Section 5.8. Required Notices........................................   56
     Section 5.9. Debt; Affiliated Transactions...........................   57
     Section 5.10. Interim Financial Statements...........................   57
     Section 5.11. Litigation Indemnity...................................   57

ARTICLE VI   COVENANTS OF THE COMPANY.....................................   58
     Section 6.1. Access..................................................   58
     Section 6.2. Business Conduct........................................   58
     Section 6.3. Non-Solicitation........................................   59
     Section 6.4. Required Notices........................................   60
     Section 6.5. Distribution of the Shares..............................   60
     Section 6.6. Certain Transactions....................................   60
     Section 6.7. Noteholder Consent......................................   61
     Section 6.8. Insurance...............................................   61

ARTICLE VII   MUTUAL COVENANTS............................................   61
     Section 7.1. Cooperation.............................................   61
     Section 7.2. Publicity...............................................   62
     Section 7.3. Reasonable Efforts......................................   62
     Section 7.4. Antitrust Notification..................................   62
     Section 7.5. Records.................................................   63
     Section 7.6. No-Shop.................................................   63
     Section 7.7. Further Assurances......................................   63
     Section 7.8. Intercompany Accounts; Receivables......................   63
     Section 7.9. Certain RISA Closing Conditions.........................   65
     Section 7.10. Letters of Credit; Guarantees..........................   65

ARTICLE VIII   EMPLOYEE AND RELATED MATTERS...............................   66
     Section 8.1. Pension Plans...........................................   66
     Section 8.2. ESOP....................................................   67
     Section 8.3. Deferred Compensation Plan..............................   67
     Section 8.4. Short-Term Incentive Plans..............................   67
     Section 8.5. Employee Benefit Indemnities............................   68
     Section 8.6. Labor...................................................   68
     Section 8.7. AO Savings Plans........................................   69

                                     (iii)

                                                                            Page
                                                                            ----
ARTICLE IX   TAX MATTERS..................................................   69
     Section 9.1. Tax Indemnification by AWI..............................   69
     Section 9.2. Tax Indemnification by the Company......................   70
     Section 9.3. Filing Responsibility...................................   70
     Section 9.4. Refunds and Carrybacks..................................   71
     Section 9.5. Cooperation.............................................   72
     Section 9.6. Tax Sharing.............................................   72
     Section 9.7. Purchase Price Allocation...............................   72
     Section 9.8. Transfer Taxes..........................................   72
     Section 9.9. Audits..................................................   72
     Section 9.10. Section 338 Elections and Forms........................   73

ARTICLE X   INDEMNIFICATION OF CERTAIN ENVIRONMENTAL LOSSES...............   74
     Section 10.1. Environmental Indemnification..........................   74
     Section 10.2. Procedures Relating to Environmental Indemnification...   77

ARTICLE XI   CONDITIONS TO CLOSING........................................   81
     Section 11.1. The Company's Obligation to Effect the Closing.........   81
     Section 11.2. AWI's Obligation to Effect the Closing.................   83

ARTICLE XII   TERMINATION.................................................   84
     Section 12.1. Termination............................................   84

ARTICLE XIII   GENERAL PROVISIONS.........................................   86
     Section 13.1. Assignment.............................................   86
     Section 13.2. No Third-Party Beneficiaries...........................   86
     Section 13.3. Survival of Representations............................   86
     Section 13.4. Expenses...............................................   86
     Section 13.5. Amendments.............................................   87
     Section 13.6. Notices................................................   87
     Section 13.7. Interpretation; Exhibits and Schedules; Certain
                   Definitions............................................   88
     Section 13.8. Counterparts...........................................   89
     Section 13.9. Entire Agreement.......................................   89
     Section 13.10. Fees..................................................   89
     Section 13.11. Severability..........................................   89
     Section 13.12. Governing Law.........................................   90

                                     (iv)

                                   SCHEDULES
                                   ---------

Schedule 3.2          No Conflicts; No Consents
Schedule 3.3          The AO Shares
Schedule 3.5          Subsidiaries and Equity Interests
Schedule 3.6          AO Financial Statements
Schedule 3.7(b)-(d)   Taxes
Schedule 3.8          Title to Real Property
Schedule 3.9          Other Assets
Schedule 3.10(c)-(d)  Intellectual Property
Schedule 3.11         Contracts
Schedule 3.12         Litigation
Schedule 3.13         Insurance
Schedule 3.14(b)-(j)  AO Benefit Plans
Schedule 3.15         Absence of Changes or Events
Schedule 3.16         Compliance with Applicable Laws
Schedule 3.17         Debt
Schedule 3.18         Customer Accounts Receivable; Inventories
Schedule 3.19         Suppliers
Schedule 3.20         Licenses; Permits
Schedule 3.21         Accounts; Safe Deposit Boxes; Powers of Attorney;
                      Officers and Directors
Schedule 3.22         Transactions with Affiliates
Schedule 3.23(a)-(h)  Environmental Matters
Schedule 3.24         Effect of Transaction
Schedule 3.27         No Conflicts; Consents; RISA
Schedule 3.28         The RISA Shares
Schedule 3.30         Subsidiaries and Equity Interests; RISA
Schedule 3.31         RISA Financial Statements
Schedule 3.39         Absence of Changes or Events; RISA
Schedule 3.40         Compliance with Applicable Laws; RISA
Schedule 3.41         RISA Debt
Schedule 3.42         RISA Customer Accounts Receivable; Inventories
Schedule 3.43         RISA Suppliers
Schedule 3.44         Licenses; Permits; RISA
Schedule 3.45         Transactions with Affiliates; RISA
Schedule 3.46(a)-(h)  Environmental Matters; RISA
Schedule 4.2          No Conflicts; Consents
Schedule 4.3          The Company Shares
Schedule 4.5          Capital Stock of the Company and the Company
                      Subsidiaries
Schedule 4.6          Subsidiaries and Equity Interests
Schedule 4.7          Financial Statements
Schedule 4.8(a)-(c)   Taxes
Schedule 4.9          Title to Real Property
Schedule 4.10         Other Assets

Schedule 4.11(c)-(d)  Intellectual Property
Schedule 4.12         Contracts
Schedule 4.13         Litigation
Schedule 4.14         Insurance
Schedule 4.15(b)-(l)  Employee Benefit Plans
Schedule 4.16         Absence of Changes or Events
Schedule 4.17         Compliance with Applicable Laws
Schedule 4.18         Customer Accounts Receivable; Inventories
Schedule 4.19         Suppliers
Schedule 4.20         Licenses; Permits
Schedule 4.21         Transactions with Affiliates
Schedule 4.22(a)-(h)  Environmental Matters
Schedule 4.25(a)      Effect of Transaction
Schedule 5.2          Ordinary Conduct
Schedule 5.3          Insurance
Schedule 5.7(a)       Related Assets
Schedule 5.7(b)       License Agreement
Schedule 5.7(c)(i)    The Mining Agreement
Schedule 5.7(c)(ii)   The Transition Services Agreement
Schedule 5.7(c)(iii)  The RISA Agreement
Schedule 5.7(c)(iv)   The Computer Services Agreement
Schedule 6.2          Business Conduct
Schedule 7.8          Intercompany Accounts; Receivables
Schedule 7.10(i)      Letter of Credit
Schedule 7.10(ii)     Real Estate Lease Guarantees
Schedule 7.10(iii)    Custom and Reclamation Bond Guarantees
Schedule 8.5(a)       Employee Benefit Indemnities
Schedule 10.1(b)      Environmental Indemnification by the Company
Schedule 10.1(c)      Environmental Losses
Schedule 11.1(d)      The Company's Obligation to Effect the Closing
Schedule 11.2(d)      AWI's Obligation to Effect the Closing
Schedule 13.7(A)      Knowledge of AWI
Schedule 13.7(B)      Knowledge of the Company

                                 DEFINED TERMS

Term                                              Section
----                                              -------
ACF........................................      Preamble
AEI........................................      Preamble
Affiliate..................................          3.11
AO.........................................      Preamble
AO Balance Sheet...........................           3.6(a)
AO Benefit Plan............................          3.14(a)
AO Business................................           3.6
AO Contracts...............................          3.11
AO Employee................................          3.14(a)
AO Employee Agreement......................          3.14(a)
AO ERISA Affiliate.........................          3.14(a)
AO Financial Statements....................           3.6(a)
AO Leased Property.........................           3.8(a)
AO Material Adverse Effect.................           3.4
AO Manufacturing Facilities................          10.1(a)(ii)
AO Owned Property..........................           3.8(a)
AO Pension Plan............................          3.14(a)
AO Properties..............................           3.8(b)
AO Property................................           3.8(b)
AO Shares..................................      Preamble
AO Union Employees.........................           8.1
AO Welfare Plan............................          3.14(a)
Applicable Laws............................          3.16
Arbiter....................................           7.8(d)
Armstrong Pension Plan.....................           8.1
AWI........................................      Preamble
AWI Cap....................................          10.1(a)(iii)
AWI Confidentiality Agreement..............          13.9
AWI Indemnified Environmental Losses.......          10.1(a)(i)
AWI Indemnitees............................           9.2(a)
Benefit Plan...............................          3.14(a)
Brittingham Settlement Agreement...........          10.1(b)
business of AO.............................          13.7(b)
Capital Lease..............................           3.8(b)
Cash Payment...............................           1.1
Claim Notice...............................          10.2(h)
Closing....................................           2.1

Term                                              Section
----                                              -------
Closing Date...............................           2.1
Code.......................................           3.7(a)
Collective Bargaining Agreements...........           8.1(a)
Company....................................      Preamble
Company Balance Sheet......................           4.7(a)
Company Benefit Plan.......................          4.15(a)
Company Confidentiality Agreement..........          13.9
Company Contracts..........................          4.12
Company Employee...........................          4.15(a)
Company Employee Agreement.................          4.15(a)
Company ERISA Affiliate....................          4.15(a)
Company Financial Statements...............           4.7(a)
Company Indemnitees........................           8.5(a)
Company Indemnified Environmental Losses...          10.1(b)(i)
Company Leased Property....................           4.9(a)
Company Material Adverse Effect............           4.4
Company Manufacturing Facilities...........          10.1(b)(ii)
Company Owned Property.....................           4.9(a)
Company's Pension Plan.....................           8.1(a)
Company Properties.........................           4.9(b)
Company Property...........................           4.9(b)
Company SEC Documents......................          4.24
Company Shares.............................           1.2
Company Subsidiary.........................           4.4
Company Welfare Plan.......................          4.15(a)
Computer Services Agreement................           5.7(c)
Consideration..............................           1.2
Debt.......................................          3.17
Default Losses.............................          10.1(b)(iv)
Delaware Courts............................         13.12
Department.................................          3.14(a)
Environmental Claims.......................          10.2(h)
Environmental Laws.........................          3.23(i)
Environmental Losses.......................          10.1(c)
Environmental Matter.......................          3.23(i)
Environmental Permits......................          3.23(b)
ERISA......................................          3.14(a)
ESOP.......................................           8.2
Governmental Entity........................          3.20
Hazardous Substances.......................          3.23(i)
HMO........................................          3.14(l)

Term                                              Section
----                                              -------
HSR Act....................................           3.2
Indemnified Party..........................          10.2(h)
Indemnifying Party.........................          10.2(h)
Income Taxes...............................           3.7(a)
including..................................          13.7(b)
Intellectual Property......................          3.10(d)
IRS........................................           3.7(a)
knowledge..................................          13.7(b)
License Agreement..........................           5.7(b)
Lien.......................................           3.8(b)
Loss.......................................          7.10
MAP........................................           8.4
MAP Participants...........................           8.4
Master Investment Agreement................           2.2
Mexican Anti-Trust Regulations.............           3.2
Mexican FCC................................           7.4
Mining Agreement...........................           5.7(c)
Multi-Employer Plan........................          3.14(a)
Net Receivables Amount.....................           7.8(c)
Non-Competition Period.....................           5.4(a)
Note Agreement.............................           6.2(g)
PCBs.......................................          3.23(i)
PBGC.......................................          3.14(a)
Permitted Liens............................           3.8(b)
person.....................................          13.7(b)
Pre-Closing Tax Period.....................           3.7(a)
Property...................................          10.2(b)
Records....................................           7.5
Related Agreements.........................           5.7(c)
Related Assets.............................           5.7(a)
Related Party..............................           3.7(a)
Return.....................................           3.7(a)
RISA.......................................      Preamble
RISA Agreement.............................           5.7(c)
RISA Balance Sheet.........................          3.31(a)
RISA Benefit Plans.........................          3.38
RISA Financial Statements..................          3.31(a)
RISA Material Adverse Effect...............          3.29
RISA Shares................................      Preamble
Savings Plans..............................           8.7
Securities Act.............................          4.24

Term                                              Section
----                                              -------
Section 338(h)(10) Election................          9.10(a)
Section 338 Forms..........................          9.10(b)
Service....................................           8.1
Shareholders Agreement.....................           2.2
Shares.....................................      Preamble
Straddle Period............................           9.3(b)
Straddle Return............................           9.3(b)
Subsequent Loss............................           9.4(d)
Subsidiary.................................           1.2
Tax........................................           3.7(a)
Tax Matter.................................           9.9
Taxing Authority...........................           3.7(a)
Third Party Claims.........................          10.2(a)
Transition Services Agreement..............           5.7(c)
Unions.....................................           8.6

                            STOCK PURCHASE AGREEMENT
                            ------------------------


          STOCK PURCHASE AGREEMENT dated as of December 21, 1995, by and among Dal-Tile International Inc., a Delaware corporation (the "Company"); Armstrong
                                                          -------
Enterprises, Inc., a Vermont corporation ("AEI"); Armstrong Cork Finance
                                           ---
Corporation, a Delaware corporation ("ACF"); and Armstrong World Industries,
                                      ---
Inc., a Pennsylvania corporation ("AWI").
                                   ---

          A. AWI (i) through its wholly owned Subsidiary (as defined in Section 1.2) AEI, owns 1,000 shares of common stock, par value $1.00 per share (the "AO
                                                                             --
Shares") of American Olean Tile Company, Inc., a Pennsylvania corporation
------
("AO"), constituting all of the issued and outstanding capital stock of AO and
  --
(ii) through its indirect wholly owned Subsidiary ACF, owns 4,900 Series B shares of common stock and 21,995,099 Series B-1 shares of common stock (the "RISA Shares") (the AO Shares and the RISA Shares shall be referred to herein
 -----------
collectively as the "Shares") of Recumbrimientos Interceramic, S.A. de C.V., a
                     ------
Mexican corporation ("RISA"), constituting 49.99% of all of the issued and
                      ----
outstanding capital stock of RISA.

          B. The Company desires to purchase from AEI and ACF, and AEI and ACF desire to sell (and AWI desires to cause AEI and ACF to sell) to the Company, the Shares.

          Accordingly, AWI, AEI, ACF and the Company hereby agree as follows:

                                   ARTICLE I


                        PURCHASE AND SALE OF THE SHARES
                        -------------------------------

          Section 1.1. The Purchase. On the terms and subject to the conditions
                       ------------
of this Agreement, AWI shall (i) sell, transfer and deliver, or cause AEI and ACF to, sell, transfer and deliver (and AEI and ACF hereby agree to effect such sale, transfer and delivery), to the Company (or, at the direction of the Company, to deliver to a Subsidiary of the Company), and the Company shall purchase and accept from AWI or AEI and ACF, as the case may be, as set forth below in Section 2.2, the Shares and (ii) pay, or cause AEI and/or ACF to pay, to the Company $27,575,000 in cash (the "Cash Payment") for the consideration
                                         ------------
specified below in Section 1.2.

          Section 1.2. Consideration. On the terms and subject to the conditions
                       -------------
of this Agreement, in consideration for the sale of the Shares, the payment of the Cash Payment and the performance of the other transactions contemplated by this Agreement, the Company shall authorize, issue, transfer and deliver, at the direction of AWI, to AEI and/or ACF or another wholly owned Subsidiary of AWI, an aggregate of 590,238 shares of Class A Common Stock of the Company, 5,873 shares of Class B Common Stock of the Company, 183,244 shares of Class C Common Stock of the Company, 587,302 shares of Class D Common Stock of the Company, 73,413 shares of Class E Common Stock of the Company and 73,413 shares of Class F Common Stock of the Company, representing, after giving effect to such issuance, 37% of the issued and outstanding capital stock of the Company (the "Company Shares" or the
                                                   --------------
"Consideration"), as set forth below in Section 2.2. As used herein, the term
 -------------
"Subsidiary" shall mean any person, 50% or more of the capital stock or other
 ----------
equity interests of such person, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such person, are owned directly or through one or more Subsidiaries by another person.

                                   ARTICLE II


                          CLOSING; TRANSFER OF SHARES
                          ----------------------------

          Section 2.1. Closing. Subject to the terms and conditions of this
                       -------
Agreement, the consummation of the purchase and sale of the Shares (the "Closing"), shall take place at the offices of Fried, Frank, Harris, Shriver &
 -------
Jacobson, One New York Plaza, New York, New York 10004, at 10:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article XI shall be fulfilled or waived in accordance herewith (or, if contemplated to be satisfied simultaneously with the Closing, are capable of being satisfied), or at such other time, date or place as is agreed to in writing by the parties hereto. The date on which the Closing shall occur is hereinafter referred to as the "Closing
                                                                         -------
Date".
----
          Section 2.2.  Transfer of Shares, Company Shares and Cash Payment.
                        ---------------------------------------------------
At the Closing, (i) the Company shall deliver, at the direction of AWI, to AEI and/or ACF or another wholly owned Subsidiary of AWI, certificates representing the Company Shares, duly authorized and issued in the name of the applicable party free and clear of all Liens (as defined in Section 3.8) and restrictions of any kind, other than restrictions pursuant to the Shareholders Agreement, dated as of the date hereof, between the Company, AEA Investors Inc., AWI, ACF and AEI (the "Shareholders Agreement"), (ii) AWI shall deliver to, or cause to
              ----------------------
be delivered to, the Company or, at the direction of the Company, to a Subsidiary of the Company (x) certificates representing the AO Shares and (y) certificates representing the RISA Shares, in the case of the AO Shares, duly endorsed in blank for transfer or accompanied by duly executed stock powers assigning the Shares in blank and, in the case of the RISA Shares, duly endorsed for transfer, in each case, with appropriate transfer stamps, if any, affixed, free and clear of all Liens other than Liens under the Master Investment Agreement and Cooperation Agreement, dated as of

October 12 , 1990, among AWI, RISA and certain other parties (the "Master
                                                                   ------
Investment Agreement") and (iii) AWI shall deliver, or cause ACF to deliver, to
--------------------
the Company the Cash Payment by wire transfer in immediately available funds, to an account or accounts designated at least two days prior to the Closing Date by the Company in a written notice to AWI.

                                  ARTICLE III


                     REPRESENTATIONS AND WARRANTIES OF AWI
                     -------------------------------------

          AWI hereby represents and warrants to the Company as follows:

          Section 3.1. Authority. Each of AWI, AEI and ACF is a corporation duly
                       ---------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. AEI is a direct, wholly owned Subsidiary of AWI. ACF is an indirect, wholly owned Subsidiary of AWI. Each of AWI, AEI and ACF has all requisite corporate power and authority to enter into this Agreement and, to the extent a party thereto, the Related Agreements (as defined in Section 5.7), to perform its respective obligations hereunder and under the Related Agreements and to consummate the transactions contemplated hereby and by the Related Agreements. All corporate acts and other proceedings required to be taken by each of AWI, AEI and ACF to authorize the execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and by the Related Agreements have been duly and properly taken. Each of this Agreement and (when executed) the Related Agreements has been (or will be) duly executed and delivered by each of AWI, AEI and ACF (to the extent a party thereto) and constitutes (or will, when executed, constitute) the legal, valid and binding obligation of each of AWI, AEI and ACF (to the extent a party thereto), enforceable against each of AWI, AEI and ACF (to the extent a party thereto) in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          Section 3.2. No Conflicts; Consents. The execution and delivery of
                       ----------------------
this Agreement and the Related Agreements by each of AWI, AEI and ACF (to the extent a party thereto) does not, and the consummation of the transactions contemplated hereby and by the Related Agreements and compliance with the terms hereof and of the Related Agreements will not, conflict with, or result in, any material violation of or material default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit under, or result in the creation of any Lien or material restriction of any kind upon any of the properties or assets of AWI, AO, AEI or ACF, under, or require the consent of any party pursuant to, any provision of (i) the Certificate of Incorporation or By-laws (or other equivalent constitutive documents) of AWI, AO, AEI or ACF, (ii) except as set forth in Schedule 3.2, any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which AWI, AO, AEI or ACF is a party (or, to which any other Subsidiary of AWI is a party, which would have an AO Material Adverse Effect (as defined in Section 3.4)) or by which any of their respective properties or assets are bound or affected and, in each case, which is material to AWI, AO, AEI or ACF or (iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to AWI, AO, AEI or ACF or their respective properties or assets (or, if applicable to any other Subsidiary of AWI, which would have an AO Material Adverse Effect). Except as set forth in
Schedule 3.2, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity (as defined in Section 3.20) is required to be obtained or made by or with respect to AWI or any Subsidiary of AWI in connection with the execution, delivery and performance of this Agreement or the Related Agreements or the consummation of the transactions contemplated hereby and by the Related Agreements, other than compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the Federal Law of Economic
                              -------
Competition (of Mexico) (the "Mexican Anti-Trust Regulations").
                              ------------------------------
          Section 3.3. The AO Shares. (a) The authorized capital stock of AO
                       -------------
consists of 1,000 shares ofcommon stock, par value $1.00 per share, of which 1,000 shares, constituting the AO Shares, are duly authorized and validly issued and outstanding, fully paid and nonassessable. AEI is the record and beneficial owner of the AO Shares. Except for the AO Shares, there are no shares of capital stock or other equity securities of AO outstanding. Except as set forth in
Schedule 3.3, AEI has good and valid title to the AO Shares, free and clear of any Liens and restrictions of any kind.

          (b) Upon delivery to the Company (or to a Subsidiary of the Company) at the Closing of certificates representing the AO Shares, duly endorsed by AEI for transfer to the Company (or to a Subsidiary of the Company), and upon the receipt by AEI and/or ACF or their respective designees of the Consideration, good and valid title to the AO Shares will pass to the Company (or to a Subsidiary of the Company), free and clear of any Liens and restrictions of any kind except for Liens and restrictions set forth in Schedule 3.3. Other than this Agreement, the AO Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the AO Shares. Schedule 3.3 includes a true and correct copy of the Articles of Incorporation and By-laws or equivalent organizational documents of AWI, AEI, ACF and AO.

          Section 3.4. Organization and Standing; Books and Records. AO is a
                       --------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. AO has the requisite corporate power and authority to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted. AO is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of AO or on the ability of AWI and its Subsidiaries to consummate the transactions contemplated hereby (an "AO Material Adverse Effect").
                                          --------------------------

          Section 3.5. Subsidiaries and Equity Interests. Except as set forth in
                       ---------------------------------
Schedule 3.5, AO does not own directly or indirectly any capital stock of, or other equity interests in, any corporation, partnership or other person, and is not a member of, or participant in, any partnership, joint venture or similar person or entity.

          Section 3.6. AO Financial Statements. (a) Schedule 3.6 sets forth (i)
                       -----------------------
the unaudited balance sheets of the ceramic tile operations of AWI (including
AO) (the "AO Business") as of June 30, 1995, September 30, 1995 and November 30, 1995, and the unaudited statements of income and cash flows of the AO Business for the six-month period ended June 30, 1995, the nine-month period ended September 30, 1995, and the eleven-month period ended November 30, 1995, together with the notes to such financial statements, if any, (ii) a pro forma unaudited balance sheet of the AO Business, as adjusted to reflect the elimination of certain inter-company accounts and the exclusion of certain liabilities to reflect the AO Business as held for sale, as of November 30, 1995 (the "AO Balance Sheet") and (iii) the audited balance sheets of the AO Business
      ----------------
as of December 31, 1993 and December 31, 1994, and the audited statements of income and cash flows of the AO Business for the years ended December 31, 1992, December 31, 1993 and December 31, 1994, together with the notes to such financial statements, accompanied in each case, by an unqualified opinion of KPMG Peat Marwick (the financial statements described above, together with the notes to such financial statements, collectively, the "AO Financial
                                                       ------------
Statements"). The AO Financial Statements have been prepared in conformity with
----------
generally accepted accounting principles in the United States consistently applied (except in each case as described in the notes thereto) and fairly present (subject, in the case of the unaudited statements, to normal, recurring year-end audit adjustments) the financial condition and results of operations of the AO Business as of the date thereof and for the period indicated (or in the case of the AO Balance Sheet, the assets and liabilities of the AO Business as held for sale in connection with the transactions contemplated hereby).

          (b) AO has no liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted, known, unknown or otherwise) in excess of $250,000 on an individual basis (or with respect to any series of related liabilities or obligations), except (i) as set forth as a liability in the AO Balance Sheet, (ii) for items set forth in Schedule 3.6 or disclosed in the other Schedules hereto and (iii) for liabilities and obligations incurred since the date of the AO Balance Sheet in the ordinary course of business consistent with past practice and not in violation of any of the terms of this Agreement.

          Section 3.7. Taxes. (a) For purposes of this Agreement (i) "Income
                       -----                                          ------
Taxes" means federal, state, local or foreign income or franchise taxes or other
-----
taxes measured in whole or in part by income, including any single-business tax or any tax based on capital, together with any interest, penalties or additions to tax imposed with respect thereto; (ii) "IRS" means the Internal Revenue
                                           ---
Service; (iii) "Pre-Closing Tax Period" means all taxable periods or portions of
                ----------------------
taxable periods ending on or before the Closing Date; (iv) "Related Party" means
                                                            -------------
any member of the consolidated federal income tax group of which AWI is the common parent; (v) "Return" means all returns, reports, declarations, estimates,
                    ------
information returns, statements and forms of any nature regarding Taxes, including remittance advices, required to be filed with any Taxing Authority or depository; (vi) "Tax" means any federal, state, local or foreign tax,
                  ---
including, without limitation, income (net or gross), gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, and including any interest, penalties or additions to tax imposed with respect thereto; (vii) "Taxing Authority" means any governmental authority, domestic or
                ----------------
foreign, having jurisdiction over the assessment, determination, collection, or other imposition of Tax and (viii) "Code" shall refer to the Internal Revenue
                                    ----
Code of 1986, as amended.

          (b) Except as set forth in Schedule 3.7(b), (i) all Tax Returns required to be filed and relating to AO have been filed in a timely manner taking into account all extensions of due dates, (ii) all Taxes required to be paid by or with respect to AO, whether or not shown to be due on such Returns, including all Taxes for which a notice of assessment or demand for payment has been received by AO or any Related Party, have been timely and fully paid, (iii) all Taxes required by law to have been withheld or collected relating to any business of AO have been duly withheld or collected and all Taxes so withheld or collected and required by law to have been paid over to the appropriate governmental agency or authority have been paid over to the appropriate governmental agency or authority, and (iv) no deficiencies for any Taxes in respect of AO have been asserted or assessed against AO or any Related Party in writing which remain unpaid.

          (c) Except as set forth in Schedule 3.7(c), with respect to AO, (i) no waivers or extensions of statutes of limitations have been given with respect to any Tax Returns, which waivers or extensions are currently in effect, and no request for any such waiver or extension is currently pending, (ii) no power of attorney relating to Taxes is currently in effect, (iii) no requests for ruling or determination letters or competent authority relief is pending with any Taxing Authority with respect to any Taxes, (iv) there are no Tax Returns with respect to which an audit or examination is in progress or with respect to which a written notification of intent to audit or examine has been received by AO or any Related Party from the IRS or any other Taxing Authority that relate to Taxes for which AO could be liable, (v) all Income Tax Returns with respect to taxable years ending on or prior to December 31, 1992, have been examined and closed, or are Returns with respect to which the applicable statute of limitations, after giving effect to any extensions and waivers, has expired,
(vi) there is no action, suit, proceeding or claim currently pending, or to the knowledge of AWI, threatened, regarding any Taxes for which AO could be liable,
(vii) there is no agreement or consent made under Code Section 341(f) (or any comparable provision of state, local or foreign law), (viii) there are no tax sharing agreements to which AO is now or ever has been a party, (ix) since 1980, AO has not been a member of a consolidated, combined or unitary group for federal or state Income Tax purposes other than groups of which AWI or one of its Subsidiaries is or was the common parent, (x) there is no agreement or requirement to make any adjustment under Code Section 481(a) (or any comparable provision of state, local or foreign law) by reason of a change in accounting method or otherwise, and (xi) none of AO's assets (a) is tax exempt property within the meaning of Code Section 168(h), (b) is required to be treated as owned by another person pursuant to the "safe harbor" leasing provisions of the Internal Revenue Code of 1954, or (c) directly or indirectly secures any debt the interest of which is tax exempt under Code Section 103(a) (or in the case of any of (a), (b) or (c) any comparable provision of state, local or foreign law).

          (d) Except as set forth in Schedule 3.7(d), the reserves for Income Taxes included in the AO Balance Sheet with respect to periods or portions of periods ending on or before the date of the AO Balance Sheet are adequate in all respects to cover all liabilities for Income Taxes with respect to such periods or portions of periods.

          Section 3.8. Title to Real Property. (a) Schedule 3.8 sets forth a
                       ----------------------
complete list of all real property and interests in real property owned in fee by AO (individually, an "AO Owned Property"). Schedule 3.8 sets forth a complete
                         -----------------
list of all real property and interests in real property leased by AO (individually, an "AO Leased Property") and identifies any material leases.
                   ------------------

          (b) Except as set forth in Schedule 3.8, AO has (i) good and insurable fee title to all AO Owned Property and (ii) good and valid title to the leasehold estates in all AO Leased Property (an AO Owned Property or AO Leased Property being sometimes referred to herein, individually, as an "AO Property" and, collectively, as "AO
                                         -----------                         --
Properties"), in each case free and clear of all Liens other than Permitted
----------
Liens (as defined below). "Lien" shall mean any mortgage, lien, deed of trust,
                           ----
pledge, security, interest, encumbrance, or charge of any kind (including any agreement to give any of the foregoing), any conditional sale, or other title retention agreement, any Capital Lease (as defined below), and the filing of or agreement to give any financing statement under the Uniform Commercial Code or equivalent law of any jurisdiction. "Permitted Liens" shall mean, with respect
                                     ---------------
to any person, (i) (w) pledges or deposits under workmen's compensation laws, unemployment insurance laws or similar legislation or good faith deposits in connection with bids, tenders, contracts (other than for the repayment of money borrowed) or under leases to which such person is a party, (x) deposits to secure public or statutory obligations of such person or deposits of cash or obligations of the United States of America to secure surety and appeal bonds to which such person is a party or deposits in lieu of such bonds, (y) Liens or priorities incurred in the ordinary course of business, such as laborers' or other employees', carriers', warehousemen's, mechanics', materialmen's and vendors' liens or priorities, and Liens arising out of judgments or awards against such person with respect to which such person at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or (z) leases and landlords' liens on fixtures and movable property located on premises leased in the ordinary course of business so long as the rent secured thereby is not in default beyond applicable notice and grace periods; and (ii) (x) Liens for taxes or import duties not yet subject to penalties for nonpayment or the nonpayment of which is being contested in good faith by appropriate proceedings and with respect to which there shall have been set aside on the books of such person reserves in respect thereof (segregated to the extent required by applicable generally accepted accounting principles) or
(y) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraphs and telephone lines and other similar purposes or zoning or other restrictions as to the use of real properties, which Liens, exceptions, encumbrances, easements, reservations or other title matters, rights and restrictions do not, in the aggregate, materially detract from the value of such properties or materially impair their use in the operation of the business of such person. "Capital
                                                                   -------
Lease" shall mean any lease of property, real or personal, which in accordance
-----
with applicable generally accepted accounting principles would be required to be capitalized on a balance sheet of the lessee.

          Section 3.9. Other Assets. Except as set forth in Schedule 3.9, AO has
                       ------------
good and valid title to all assets reflected on the AO Balance Sheet or thereafter acquired, except those sold or otherwise disposed of for fair value since the date of the AO Balance Sheet in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all Liens other than Permitted Liens. All the material tangible personal property of AO has been maintained in all material respects in accordance with generally accepted industry practice. Each item of material tangible personal property of AO is in all material respects in good operating condition and repair, ordinary wear and tear excepted. All leased personal property of AO is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

          This Section 3.9 does not relate to real property or interests in real property, such items being the subject of Section 3.8.

          Section 3.10. Intellectual Property. (a) AO owns or has the right to
                        ---------------------
use pursuant to license, sublicense, agreement or permission, all Intellectual Property (as defined below) used in or necessary for the operation of the AO Business as presently conducted and as presently proposed to be conducted. Except as set forth in Section 5.7(b) in connection with the tradename "Armstrong", each item of Intellectual Property owned or used by AO immediately prior to the Closing will be owned or available for use by AO on identical terms and conditions immediately subsequent to the Closing. Each of AWI and AO has taken all necessary action to maintain and protect each item of Intellectual Property that AO owns or uses.

          (b) AO has not interfered with, infringed upon or misappropriated any Intellectual Property Rights of third parties. The continued operation of the business of AO as presently conducted will not interfere with, infringe upon or misappropriate, any Intellectual Property rights of third parties, and, since October 3, 1988, neither AO nor AWI has received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that AO must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of AWI, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict in any material respect with any Intellectual Property rights of AO.

          (c) Schedule 3.10(c) identifies each patent or other registration which has been issued to AO with respect to any of its Intellectual Property (or which has been issued to AWI or any Subsidiary of AWI and which relates to or is used in connection with the business of AO), identifies each pending patent application or other application for registration made by AO with respect to any of its Intellectual Property (or made by AWI or any Subsidiary of AWI and which relates to or is used in connection with the business of AO), and identifies each license, agreement or other permission which AO has granted in connection with its Intellectual Property (or which AWI or any Subsidiary of AWI has granted to any third party and which relates to or is used in connection with the business of AO) (together with any exceptions). AWI has delivered to the Company correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date) and has made available to the Company correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 3.10(c) identifies each trade name or unregistered trademark presently used by AO in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Schedule 3.10(c):

          (i) each of AO, AWI, or a Subsidiary of AWI possesses all right, title and interest in and to its respective item, free and clear of any encumbrance, license or other restriction;

          (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge; and

          (iii) no action, suit, proceeding, claim or demand is pending or, to the knowledge of AWI, is threatened which challenges the legality, validity, enforceability, use or ownership of its respective item.

          (d) Schedule 3.10(d) identifies each item of Intellectual Property that any third party owns or asserts rights in and that AO uses pursuant to license, sublicense, agreement or permission (whether such license, sublicense, agreement or permission is for the benefit of AO or for AWI or any Subsidiaries of AWI). AWI has delivered to the Company correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in
Schedule 3.10(d):

          (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect and there is no breach, violation or default by any party thereto;

          (ii) to the knowledge of AWI, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

          (iii) to the knowledge of AWI, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or is threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and

          (iv) neither AO nor AWI nor any Subsidiary of AWI has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

          As used in this Agreement, the term "Intellectual Property" means (a)
                                               ---------------------
all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (f) all proprietary computer software (including data and related documentation) except over the counter software, (g) all other proprietary rights, (h) all copies and tangible embodiments thereof (in whatever form or medium) and (i) all licenses or agreements in connection with the foregoing.

          Section 3.11. Contracts. Except as set forth in Schedule 3.11, AO is
                        ---------
not, as of the date hereof, a party to or bound by any of the following contracts, commitments or agreements (written or oral):

          (a) any covenant of AO not to compete or other covenant of AO restricting the development, manufacture, marketing or distribution of the products and services of AO;

          (b) any agreement, contract or other arrangement with (i) AWI or any Affiliate of AWI or (ii) any current or former officer, director or employee of AWI or any Affiliate of AWI, including AO;

          (c) any lease, sublease or similar agreement with any person under which either AO is a lessor or sublessor of, or makes available for use to any person, (i) any AO Property or (ii) any portion of any premises otherwise occupied by AO;

          (d) any lease or similar agreement with any person under which (i) AO is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (ii) AO is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by AO, in each case, other than leases entered into in the ordinary course of business and providing for payments of not more than $250,000 per year;

          (e) any material license, option or other agreement relating in whole or in part to any Intellectual Property set forth in Schedule 3.10 (including any license or other agreement under which AO is a licensee or licensor of any such Intellectual Property);

          (f) any agreement, contract or other instrument under which AO has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or any other note, bond, debenture or other evidence of indebtedness issued to any person;

          (g) any agreement, contract or other instrument (including so-called take-or-pay or keepwell agreements) under which (i) any person has, directly or indirectly, guaranteed indebtedness, liabilities or obligations of AO or (ii) AO has, directly or indirectly, guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

          (h) any agreement, contract or other instrument under which AO has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person;

          (i) any mortgage, pledge, security agreement, deed of trust or other instrument granting a Lien or other encumbrance upon any AO Property, which Lien or other encumbrance is not set forth in Schedules 3.8 or 3.9;

          (j) any agreement or instrument providing for indemnification of any person with respect to liabilities relating to any current or former business of AO, AWI or any Affiliate of AWI or any predecessor person;

          (k) any sales order or other agreement, or group of related sales orders or other agreements, for the sale of goods, materials, supplies, machinery, capital assets or services in excess of $250,000, except for sales orders or other agreements for the sale of finished goods entered into in the ordinary course of business consistent with past practice and required to be performed within a period of six months;

          (l) any purchase order or other agreement, or group of related purchase orders or other agreements, for the purchase of goods, materials, supplies, machinery, capital assets or services in excess of $250,000;

          (m) any agreement, not covered in clause (k) above, with any distributor, dealer, sales agent or representative providing for payments to any person in excess of $250,000 in any year;

          (n) any agreement granting to any person a right at such person's option to purchase or acquire any asset or property relating to AO's business (or any interest therein) (other than inventory in the ordinary course of business) with a value in excess of $250,000;

          (o) any agreement relating to the acquisition or disposition of stock, assets or any business or division with a value in excess of $250,000 (by way of merger, consolidation, purchase, sale or otherwise);

          (p) any agreement relating to a joint venture or partnership; or

          (q) any other agreement, contract, lease, license, commitment or instrument to which AO is a party or by or to which AO or any of the assets or business of AO is bound or subject which involves aggregate payments to any person in excess of $250,000 or is otherwise material to the business of AO.

Except as set forth in Schedule 3.11, all agreements, contracts, leases, licenses, commitments or instruments of AO listed in Schedule 3.11 (collectively, the "AO Contracts") are valid, binding and in full force and
                    ------------
effect and are enforceable by AO in accordance with its terms. Except as set forth in Schedule 3.11, (a) AO has performed all material obligations required to be performed by it to date under the AO Contracts, and is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, (b) to the knowledge of AWI, no other party to any of the AO Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. For the purpose of clause (b) of the preceding sentence a person shall be deemed to have knowledge of a breach or default under an AO Contract only if such person is aware of the facts constituting such breach or default and is aware that such facts constitute a breach or default under such AO Contract. Correct and complete copies of all written AO Contracts (and true and complete summaries of all oral AO Contracts) have been made available to the Company prior to the date hereof. As used in this Agreement, the term "Affiliate" of any person shall mean, with respect to a corporation, any person
 ---------
(including any member of the immediate family of any such person) which directly or indirectly beneficially owns or controls 10% or more of the total voting power of shares of capital stock of such corporation having the right to vote for directors under ordinary circumstances, any person controlling, controlled by or under common control with any such person (within the meaning of Rule 405 under the Securities Act of 1933, as amended), and any directors or executive officers of such person.

          Section 3.12. Litigation. Except as set forth in Schedule 3.12, there
                        ----------
is no suit, legal or administrative action or arbitration pending or, to the knowledge of AWI, threatened against AO (or, to the extent relating to the business or properties of AO or the transactions contemplated by this Agreement, against AWI or any Subsidiary of
AWI), nor are there any judgments, decrees or orders of any Governmental Entity binding on AO (or, to the extent relating to the business or properties of AO or the transactions contemplated by this Agreement, binding on AWI or any Subsidiary of AWI). To the knowledge of AWI, there are no pending or threatened governmental investigations or inquiries or proceedings concerning AO or the business or operations of AO. This Section 3.12 does not relate to matters with respect to the environment and employee health and safety, which are the subject of Section 3.23.

          Section 3.13. Insurance. Except as set forth in Schedule 3.13, AO (or
                        ---------
AWI on behalf of AO) maintains policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as is customary in the industry in which AO operates. The insurance policies maintained by any of AO, AWI or any Subsidiary of AWI, with respect to AO's assets, properties, business and operations are listed in
Schedule 3.13. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. The activities and operations of AO have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies and, except as set forth in Schedule 3.13, proper notice of all known claims that AO (or AWI with respect to AO) reasonably believes it has under such insurance policies, has been given to the providers of such insurance policies.

          Section 3.14. AO Benefit Plans. (a) Definitions. For purposes of this
                        ----------------      -----------
Agreement, the following terms shall have the meanings set forth below:

          "AO Benefit Plan" means each Benefit Plan (other than an AO Employee
           ---------------
Agreement) which is or has been sponsored, maintained, contributed to, or required to be contributed to, or with respect to which any withdrawal liability (within the meaning of Section 4201 of ERISA) has been incurred, by AO, AWI or any AO ERISA Affiliate for the benefit of any AO Employee, and pursuant to which AO, AWI or any AO ERISA Affiliate has or may have any liability, contingent or otherwise.

          "AO Employee" means each current, former, or retired employee,
           -----------
officer, consultant, independent contractor, agent or director of AO.

          "AO Employee Agreement" means each management, employment, severance,
           ---------------------
consulting, non-compete, confidentiality, or similar agreement or contract between AO or AWI and any AO Employee pursuant to which AO or AWI has or may have any liability, contingent or otherwise.

          "AO ERISA Affiliate" means each business or entity which is a member
           ------------------
of a "controlled group of corporations", under "common control" or an "affiliated service group" with AO within the meaning of Sections 414(b), (c) or
(m) of the Code, or required to be aggregated with AO under Section 414(o) of the Code, or is under "common control" with AO, within the meaning of Section 4001(a)(14) of ERISA.

          "AO Pension Plan" means each AO Benefit Plan (other than a Multi-
           ---------------
Employer Plan) which is an "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA.

          "AO Welfare Plan" means each AO Benefit Plan which is an "employee
           ---------------
welfare benefit plan" within the meaning of Section 3(1) of ERISA.

          "Benefit Plan" means each plan, program, policy, payroll practice,
           ------------
contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, including, without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA and each "multi-employer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

          "Department" means the U.S. Department of Labor.
           ----------

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended and any regulations promulgated or proposed thereunder.

          "Multi-Employer Plan" means each Benefit Plan which is a "multi-
           -------------------
employer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

          "PBGC" means the Pension Benefit Guaranty Corporation.
           ----

          (b) Disclosure.  Schedule 3.14(b) contains a true and complete list of
              ----------
each AO Benefit Plan and each AO Employee Agreement.  Except as set forth on
Schedule 3.14(b), neither AO, AWI, nor any AO ERISA Affiliate has any legally binding plan or commitment to establish any new AO Benefit Plan, to enter into any AO Employee Agreement or to modify or to terminate any AO Benefit Plan or AO Employee Agreement (except to the extent required by law or to conform any such AO Benefit Plan or AO Employee Agreement to the requirements of any applicable law, in each case as previously disclosed in writing to the Company, or as required by this Agreement).

          (c) Documents.  AWI has provided, or has caused to be provided, to the
              ---------
Company (i) current, accurate and complete copies of all material documents embodying or relating to each AO Benefit Plan and each AO Employee Agreement, including all plan documents, amendments thereto, written interpretations thereof and trust or funding agreements with respect thereto; (ii) the two (2) most recent annual actuarial valuations, if any, prepared for each AO Benefit Plan; (iii) the two (2) most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA in connection with each AO Benefit Plan or related trust; (iv) a statement of alternative form of compliance pursuant to Department of Labor Regulation (S)2520.104-23, if any, filed for each AO Benefit Plan which is an "employee pension benefit plan" as defined in Section 3(2) of ERISA for a select group of management or highly compensated employees; (v) the most recent determination letter received from the IRS, if any, for each AO Benefit Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (vi) if any AO Benefit Plan is funded, the most recent annual and periodic accounting of any such AO Benefit Plan assets; (vii) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each AO Benefit Plan; and (viii) all written material communications to any AO Employee or AO Employees relating to each AO Benefit Plan and AO Employee Agreement.

          (d) Compliance.  Except as set forth in Schedule 3.14(d), (i) AO, AWI
              ----------
and each AO ERISA Affiliate have performed all obligations required to be performed by them under each AO Benefit Plan and AO Employee Agreement and neither AO, AWI nor any AO ERISA Affiliate is in default under or in violation of, any AO Benefit Plan or AO Employee Agreement, (ii) each AO Benefit Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, including without limiting the foregoing, the timely filing of all required reports, documents and notices, where applicable, with the IRS and the Department; (iii) each AO Benefit Plan intended to qualify under Section 401 of the Code is, and since its inception has been, so qualified, and a determination letter has been issued by the IRS (or, if applicable, requested with respect to the qualification requirements imposed by the Tax Reform Act of 1986 or subsequent legislation) to the effect that each such AO Benefit Plan is so qualified, and that each trust forming a part of any such AO Benefit Plan is exempt from tax pursuant to Section 501(a) of the Code, and no circumstances exist which would adversely affect this qualification or exemption; (iv) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any AO Benefit Plan; (v) there are no actions, proceedings, arbitrations, suits or claims pending, or, to the knowledge of AWI, threatened or anticipated, against AO, any AO ERISA Affiliate, any administrator, trustee or other fiduciary of any AO Benefit Plan, any AO Benefit Plan, or the assets of any AO Benefit Plan (other than routine claims for benefits) with respect to any AO Benefit Plan or AO Employee Agreement; (vi) no event or transaction has occurred with respect to any AO Benefit Plan that would result in the imposition of any tax under Chapter 43 of Subtitle D of the Code;
(vii) each AO Benefit Plan and AO Employee Agreement can be amended, terminated or otherwise discontinued without liability to AO, AWI or any AO ERISA Affiliate; (viii) AO, AWI and each AO ERISA Affiliate have made all payments with respect to all periods through the date hereof, and will make a pro-rata payment for the period ending as of the Closing Date, in each case which are required by each AO Benefit Plan, each related trust, each collective bargaining agreement or by law to be made to, or with respect to each AO Benefit Plan (including all insurance premiums or intercompany charges with respect to each AO Benefit Plan); and (ix) no AO Benefit Plan is under audit or investigation by the IRS, the Department or the PBGC, and, to the knowledge of AWI, no such audit or investigation is pending or has been threatened in writing.

          (e) Pension Plans.  Except as set forth in Schedule 3.14(e), with
              -------------
respect to each AO Pension Plan, (i) no steps have been taken to terminate any AO Pension Plan now maintained or contributed to, no termination of any AO Pension Plan has occurred pursuant to which all liabilities have not been satisfied in full, no liability under Title IV of ERISA has been incurred by AO, AWI or any AO ERISA Affiliate which has not been satisfied in full, and no event has occurred and no condition exists that could reasonably be expected to result in AO, AWI or any AO ERISA Affiliate incurring a liability under Title IV of ERISA or could constitute grounds for terminating any AO Pension Plan; (ii) no proceeding has been initiated by the PBGC to terminate any AO Pension Plan or to appoint a trustee to administer any AO Pension Plan; (iii) each AO Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code, has been maintained in compliance with the minimum funding standards of ERISA and the Code and no AO Pension Plan has incurred any "accumulated funding deficiency", as defined in Section 412 of the Code and Section 302 of ERISA, whether or not waived; (iv) neither AO, AWI nor any AO ERISA Affiliate has sought or received a waiver of its funding requirements with respect to any AO Pension Plan and all contributions payable with respect to each AO Pension Plan have been timely made; (v) no reportable event, within the meaning of
Section 4043 of ERISA, and no event described in Section 4062 or 4063 of ERISA, has occurred with respect to any AO Pension Plan; and (vi) the present value of all accrued benefits of each AO Pension Plan, determined on a plan termination basis using the actuarial assumptions established by the PBGC as in effect on the date of determination, does not as of the date hereof and will not as of the Closing Date exceed the fair market value of the assets (which for this purpose shall not include any accrued but unpaid contributions) of such AO Pension Plan.

          (f) Multi-Employer Plans.  Except as set forth in Schedule 3.14(f), at
              --------------------
no time in the past five (5) years has AO, AWI or any AO ERISA Affiliate contributed to or been required to contribute to, or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) to any Multi-Employer Plan.

          (g) No Post-Employment Obligations.  Except as set forth in Schedule
              ------------------------------
3.14(g), neither AWI, AO nor any AO ERISA Affiliate (i) maintains or contributes to any AO Benefit Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any AO Employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code; or (ii) has ever represented, promised or contracted in writing to any AO Employee (either individually or to AO Employees as a group) that such AO Employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Section 4980B of the Code.

          (h) Effect of Transaction.  Except as set forth on Schedule 3.14(h),
              ---------------------
the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any AO Benefit Plan, AO Employee Agreement, trust or loan that results in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any AO Employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of AO or the Company to amend or terminate any AO Benefit Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. No payment or benefit which will or may be made by AO, AWI, any AO ERISA Affiliate or any of their respective Affiliates with respect to any AO Employee pursuant to a plan or agreement in effect on or before the Closing Date will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

          (i) Employment Matters.  Each of AO and AWI (i) is in compliance with
              ------------------
all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to AO Employees (other than Environmental Laws (as defined in Section 3.23), which are the subject of Section 3.23); (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to AO Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not in arrears for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for AO Employees.

          (j) Labor.  Except as set forth in Section 3.14(j), no work stoppage
              -----
or labor strike against AO or AWI by AO Employees is pending or threatened. Neither AO nor AWI (with respect to the business and operations of AO) (i) is involved in or threatened with any labor dispute, grievance, or litigation relating to labor matters involving any AO Employees, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign), charges of unfair labor practices or discrimination charges or complaints; (ii) has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act; or (iii) except as set forth on Schedule 3.14(j), is presently, nor has been in the past, a party to, or bound by, any collective bargaining agreement or other contract with any labor union with respect to AO Employees and no such agreement or contract is currently being negotiated.

          (k) 501(c)(9) Trust.  No AO Benefit Plan nor AO Employee Agreement is
              ---------------
funded by a trust described in Section 501(c)(9) of the Code.

          (l) Welfare Plan Funding.  With respect to each AO Welfare Plan, all
              --------------------
claims incurred on or before November 30, 1995 (including claims incurred but not reported as of September 30, 1995) by AO Employees thereunder for which AO is, or will become, liable are (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims; (ii) covered under a contract with a health maintenance organization (an "HMO") pursuant to which the HMO bears the liability for such claims, or (iii)
 ---
reflected as a liability or accrued for on the unaudited balance sheet of AO for the eleven-month period ended November 30, 1995.

          (m) Controlled Group Liability.  AO has no liability, contingent or
              --------------------------
otherwise, to, or with respect to any AO Benefit Plan or AO Employee Agreement (other than the AO Benefit Plans and AO Employee Agreements which are listed on Schedule 3.14(b)), which is now or previously has been sponsored, maintained, contributed to, or required to be contributed to, by AWI or any AO ERISA Affiliate.

          Section 3.15. Absence of Changes or Events. Except as set forth in
                        ----------------------------
Schedule 3.15, since the date of the AO Balance Sheet there has not been any material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects of AO other than changes resulting from changes or conditions in the economy or markets in which AO conducts business. Except as set forth in Schedule 3.15, since the date of the AO Balance Sheet the business of AO has been conducted in the ordinary course and in substantially the same manner as previously conducted and all reasonable efforts have been made, consistent with past practices, to preserve the relationships of AO with customers, suppliers and others with whom AO deals. Except as set forth in Schedule 3.15, since the date of the AO Balance Sheet, to the date of this Agreement, AO has not taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Sections 5.2.

          Section 3.16. Compliance with Applicable Laws. Except as specified in
                        -------------------------------
Schedule 3.16, AO is and has been in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity ("Applicable Laws"), including those relating to occupational health and safety,
  ---------------
except for instances of noncompliance that, individually or in the aggregate, would not have an AO Material Adverse Effect. This Section 3.16 does not relate to matters with respect to Taxes, which are the subject of Section 3.7, matters with respect to employee benefits which are the subject of Section 3.14, or Environmental Matters, which are the subject of Section 3.23.

          Section 3.17. Debt. Except as set forth in Schedule 3.17, AO has no
                        ----
Debt. "Debt" shall mean (i) all indebtedness for borrowed money which AO has
       ----
directly or indirectly created, assumed or incurred, (ii) obligations under any Capital Leases, (iii) reimbursement obligations relating to letters of credit and (iv) guaranties in respect of any of the foregoing.

          Section 3.18. Customer Accounts Receivable; Inventories. (a) All
                        -----------------------------------------
customer accounts receivable of AO, whether reflected on the AO Balance Sheet or subsequently created, have arisen from bona fide transactions in the ordinary course of business. To the knowledge of AWI, all such customer accounts receivable are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts reflected on the AO Balance Sheet. AO has good and marketable title to its respective accounts receivable, free and clear of all Liens, except as set forth in Schedule 3.18. Since the date of the AO Balance Sheet, there have not been any write-offs as uncollectable of any notes or accounts receivable of AO, except for write-offs in the ordinary course of business and consistent with past practice.

          (b) To the knowledge of AWI, the inventories of AO, whether reflected on the AO Balance Sheet, or subsequently acquired, are generally of a quality and quantity usable and salable at AO's customary gross margins and with AO's customary markdowns, consistent in all material respects with past practice in the ordinary course of business. The inventories of AO are reflected on the AO Balance Sheet and its books and records in accordance with generally accepted accounting principles applied on a basis consistent with past practice (except as described in the notes to the AO Balance Sheet). Except as set forth in
Schedule 3.18, since the date of the AO Balance Sheet there have not been any write-downs of the value of, or establishment of any reserves against, any inventory of AO, except for write-downs and reserves in the ordinary course of business and consistent with past practice.

          Section 3.19. Suppliers. Schedule 3.19 lists the top 20 suppliers (by
                        ---------
dollar value) from whom AO purchased supplies for the period from January 1, 1995 through June 30, 1995. Except as set forth in Schedule 3.19, since the date of the AO Balance Sheet, there has not been any material adverse change in the business relationship of AO with any supplier of merchandise named in Schedule 3.19.

          Section 3.20. Licenses; Permits. Except with respect to Environmental
                        -----------------
Permits, which are covered by Section 3.23, Schedule 3.20 sets forth a true and complete list of all material licenses, Permits and authorizations issued or granted to AO (or to AWI or any Subsidiary of AWI and used in connection with the business of AO) by any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental
                                                                   ------------
Entity") which are necessary or desirable for the conduct of the business of AO.
------
Except as set forth in Schedule 3.20, all such licenses, permits and authorizations are validly held by AO, AO has complied in all material respects with all terms and conditions relating to such permits, licenses and authorizations, and the same will not be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. All such licenses, permits and authorizations which are held in the name of any employee, officer, director, Affiliate, stockholder, agent or otherwise on behalf of AO shall be deemed included under this warranty.

          Section 3.21.  Accounts; Safe Deposit Boxes; Powers of Attorney;
                         -------------------------------------------------
Officers and Directors. Schedule 3.21 sets forth (i) a true and correct list of
----------------------
all bank and savings accounts, certificates of deposit and safe deposit boxes of AO and those persons authorized to sign thereon, (ii) true and correct copies of all corporate borrowing, depository and transfer resolutions and those persons entitled to act thereunder, (iii) a true and correct list of all powers of attorney granted by AO and those persons authorized to act thereunder and (iv) a true and correct list of all officers and directors of AO.

          Section 3.22. Transactions with Affiliates. Except as set forth in (i)
                        ----------------------------
Schedule 3.22(i), none of the agreements, contracts or other arrangements set forth in Schedule 3.11 between AO, on the one hand, and AWI or any of its Affiliates (other than AO), on the other hand, will continue in effect subsequent to the Closing (except with respect to (x) the Related Assets (as defined in Section 5.7(a)) and (y) the Related Agreements (as defined in Section 5.7(c)), (ii) Schedule 3.22(ii), neither AWI nor any of its Affiliates (other than AO) has any interest in any property (real or personal, tangible or intangible) or contract used in or pertaining to the business of AO, (iii)
Schedule 3.22(iii), neither AWI nor any of its Affiliates has any direct or indirect ownership interest in any person with which AO competes or has a business relationship and (iv) Schedule 3.22(iv), AWI provides no material services to AO.

          Section 3.23. Environmental Matters. (a) Except as set forth in
                        ---------------------
Schedule 3.23(a), and except as otherwise would not have an AO Material Adverse Effect, the business and operations of AO is presently being operated, and at all times since October 3, 1988 and, to the knowledge of AWI, during the period prior to October 3, 1988, has been operated, in compliance with all applicable Environmental Laws.

          (b) Except as set forth in Schedule 3.23(b), and except as otherwise would not have an AO Material Adverse Effect, AO has obtained, and is in compliance with, all permits, licenses, authorizations, registrations and other governmental consents required by applicable Environmental Laws ("Environmental
                                                                  -------------
Permits").
----------

          (c) Except as set forth in Schedule 3.23(c), and except as otherwise would not have an AO Material Adverse Effect, since October 3, 1988 (and, to the knowledge of AWI, prior to October 3, 1988) there has been no release of any Hazardous Substances at, on, under, from or within any real property currently or formerly owned, leased, operated or controlled by AO or any predecessor of the business of AO (other than pursuant to and in accordance with applicable Environmental Law or permits held by AO or any such predecessor).

          (d) Except as set forth in Schedule 3.23(d), and except as otherwise would not have an AO Material Adverse Effect, since October 3, 1988 (and, to the knowledge of AWI, prior to October 3, 1988) none of AWI or any of its Subsidiaries (with respect to the business or operations of AO) or AO have, directly through its own personnel or facilities, conducted or operated, or permitted any person to conduct or operate, any storage areas, drum storage areas, surface impoundments, incinerators, landfills, tanks, lagoons, ponds, waste piles or deep well injection systems for the purpose of treatment, storage and disposal of Hazardous Substances in violation of any applicable Environmental Laws.

          (e) Except as set forth in Schedule 3.23(e), and except as otherwise would not have an AO Material Adverse Effect, since October 3, 1988 (and, to the knowledge of AWI, prior to October 3, 1988) neither AO nor AWI nor any of its Subsidiaries (with respect to the business of AO), has directly through its own personnel or facilities, transported, or, with respect to Hazardous Substances used, produced or released by or resulting from the business or operations of AO, permitted any person to transport, for off-site disposal, any Hazardous Substance in violation of any currently or formerly applicable Environmental Permit or Environmental Law.

          (f) Except as set forth in Schedule 3.23(f), none of AO, AWI or any of AWI's Subsidiaries (with respect to the business and operations of AO) has received notice of any pending investigations, and there are no claims, civil, criminal or administrative actions, suits, hearings, inquiries or proceedings pending or, to AWI's knowledge, threatened against AO, or affecting the business or operations of AO, that are based on or related to any Environmental Matters or Environmental Laws or the failure to have any required Environmental Permits.

          (g) To the knowledge of AWI, except as set forth in Schedule 3.23(g), and except as otherwise would not have an AO Material Adverse Effect, there are no conditions, events, circumstances, facts, activities, practices, incidents, actions or omissions: (1) that may interfere with or prevent continued compliance by AO with Environmental Laws and the requirements of Environmental Permits, or (2) that may give rise to any liability or other obligations or form the basis for a claim under any Environmental Laws that arise from the businesses or operations of AO.

          (h) Except as set forth in Schedule 3.23(h), and except as otherwise would not have an AO Material Adverse Effect, AO has not, and, to the extent relating to the business and operations of AO, AWI and its Subsidiaries have not, received any written notice from any Governmental Entity, or otherwise have knowledge, that any of them is or may be a potentially responsible party or otherwise liable in connection with any waste disposal site allegedly containing any Hazardous Substances, or other location used for the disposal of any Hazardous Substances, or notice of any failure of AO to comply in any respect with any Environmental Law or the requirements of any Environmental Permit.

          (i) For the purpose of this Agreement, the following terms shall have the meanings set forth below:

          "Environmental Laws" means, without limitation, as presently or
           ------------------
previously in effect, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. (S)(S) 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. (S)(S) 136 et seq., the Clean Air Act, 42 U.S.C. (S)(S) 7401 et seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. (S)(S) 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. (S)(S) 300f et seq., the Occupational Safety and Health Act, 29 U.S.C.
(S)(S) 641 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S)(S) 1801 et seq., all rules and regulations promulgated pursuant to any of the above statutes, and any other applicable foreign, federal, state or local treaty, directive, law, statute, ordinance, rule, regulation or code of practice relating to Environmental Matters, including any common law cause of action providing for any right or remedy with respect to any Environmental Matters, and all applicable judicial or administrative decisions, orders, decrees, directives, permits, licenses or judgments.

          "Environmental Matter" means any matter arising out of, relating to,
           --------------------
or resulting from pollution, contamination or protection of the environment, and any matters relating to emissions, discharges, disseminations, releases or threatened releases, of Hazardous Substances into the air (indoor and outdoor), surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances (it being understood that Environmental Matters do not include product liability claims).

          "Hazardous Substances" means any pollutants, contaminants, toxic or
           --------------------
hazardous or extremely hazardous substances, materials, wastes, constituents or chemicals (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, Bevill Amendment materials, lead, damaged or friable asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon and other radioactive elements, infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that may form the basis of liability under any Environmental Laws.

          Section 3.24. Effect of Transaction. Except as set forth in Schedule
                        ---------------------
3.24, no creditor, employee, client, customer or other person having a material business relationship with AO has informed AWI, AO or any Subsidiary of AWI, that such person intends to change such relationship because of the purchase and sale of the Shares or the consummation of any other transaction contemplated hereby.

          Section 3.25. Disclosure. To AWI's knowledge, none of (i) this
                        ----------
Agreement, (ii) the agreements and certificates executed in connection with, or pursuant to, this Agreement and (iii) the Schedules hereto, including the AO Financial Statements, contains any material misstatement of fact or omits any material fact necessary to be stated to make the statements therein not misleading.

          Section 3.26. RISA Directors. At all times since the date of the
                        --------------
Master Investment Agreement, the Board of Directors of RISA has comprised seven members, three of whom have been persons designated by AWI. Such directors have regularly attended RISA board meetings and nothing has come to the attention of such directors that would lead them to believe that the representations and warranties set forth in Sections 3.27 through 3.47 are not true.

          Section 3.27. No Conflicts; Consents; RISA. To the knowledge of AWI,
                        ----------------------------
the execution and delivery of this Agreement and the Related Agreements by each of AWI, AEI and ACF (to the extent a party thereto) does not, and the consummation of the transactions contemplated hereby and by the Related Agreements and compliance with the terms hereof and of the Related Agreements will not, conflict with, or result in, any material violation of or material default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit under, or result in the creation of any Lien or material restriction of any kind upon any of the properties or assets of RISA under, or require the consent of any party pursuant to, any provision of (i) the Certificate of Incorporation or By-laws (or other equivalent constitutive documents) of RISA, (ii) except as set forth in Schedule 3.27, any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which RISA is a party or by which any of RISA's properties or assets are bound or affected and, in each case, which is material to RISA or (iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to RISA or its respective properties or assets. Except as set forth in Schedule 3.27, to the knowledge of AWI, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to RISA in connection with the execution, delivery and performance of this Agreement or the Related Agreements or the consummation of the transactions contemplated hereby and by the Related Agreements, other than compliance with and filings under the Mexican Anti-Trust Regulations.

          Section 3.28. The RISA Shares. (a) The authorized capital stock of
                        ---------------
RISA consists of 5,100 shares of Series A common stock, par value Pesos 1,000 per share, 21,994,900 shares of Series A-1 common stock, par value Pesos 1,000 per share, 4,900 shares of Series B common stock, par value Pesos 1,000 per share, and 21,995,099 shares of Series B-1 common stock, par value Pesos 1,000 per share. All of the RISA Shares are (and, to the knowledge of AWI, all of the remaining capital stock of RISA is) duly authorized and validly issued and outstanding, fully paid and nonassessable. ACF is the record and beneficial owner of the RISA Shares. Schedule 3.28 sets forth, to the knowledge of AWI, the ownership of all shares of capital stock of RISA, other than the RISA Shares. Except as set forth in Schedule 3.28, ACF has good and valid title to the RISA Shares, free and clear of any Liens and restrictions of any kind other than restrictions under the Master Investment Agreement.

          (b) Upon delivery to the Company (or to a Subsidiary of the Company) at the Closing of certificates representing the RISA Shares, duly endorsed by ACF for transfer to the Company (or to a Subsidiary of the Company), and upon the receipt by AEI and/or ACF or their respective designees of the Consideration, good and valid title to the RISA Shares will pass to the Company (or to a Subsidiary of the Company), free and clear of any Liens and restrictions of any kind except for Liens and restrictions set forth in Schedule
3.28. Except as set forth on Schedule 3.28 and other than this Agreement and the Master Investment Agreement, the RISA Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the RISA Shares. Schedule 3.28 includes a true and correct copy of the Articles of Incorporation and By-laws or equivalent organizational documents of RISA.

          Section 3.29.  Organization and Standing; Books and Records; RISA.
                         --------------------------------------------------
To the knowledge of AWI, RISA (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (ii) has the requisite corporate power and authority to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted and (iii) is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of RISA, or on the ability of AWI and its Subsidiaries to consummate the transactions contemplated hereby (a "RISA Material Adverse Effect").
                        ----------------------------

          Section 3.30. Subsidiaries and Equity Interests; RISA. Except as set
                        ---------------------------------------
forth in Schedule 3.30, to the knowledge of AWI, RISA (i) does not own directly or indirectly any capital stock of, or other equity interests in, any corporation, partnership or other person and (ii) is not a member of, or participant in, any partnership, joint venture or similar person or entity.

          Section 3.31. RISA Financial Statements. (a) Schedule 3.31 sets forth
                        -------------------------
(i) the unaudited balance sheet of RISA as of September 30, 1995 (the "RISA
                                                                       ----
Balance Sheet") and the unaudited statements of income and cash flows of RISA
-------------
for the six-month period ended June 30, 1995, together with the notes to such financial statements and (ii) the unaudited balance sheets of RISA as of December 31, 1994, and the unaudited statements of income and cash flows of RISA for the year ended December 31, 1994, together with the notes to such financial statements (the financial statements described above, together with the notes to such financial statements, collectively, the "RISA Financial Statements"). To
                                              -------------------------
the knowledge of AWI, the RISA Financial Statements have been prepared in conformity with generally accepted accounting principles in Mexico and converted (utilizing only the information provided in such financial statements) by KPMG Peat Marwick to conform with generally accepted accounting principles in the United States, in each case, consistently applied (except, in each case, as described in the notes thereto). Nothing has come to the attention of AWI that would lead AWI to believe that the RISA Financial Statements (x) do not fairly present (subject, in the case of the unaudited statements, to normal, recurring year-end audit adjustments) the financial condition and results of operations of RISA as of the date thereof and for the period indicated and (y) contain any material misstatement of fact or omit any material fact necessary to be stated to make the statement therein not misleading.

          (b) Nothing has come to the attention of AWI that would lead AWI to believe that RISA has any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted, known, unknown or otherwise) in excess of $250,000 on an individual basis (or with respect to any series of related liabilities or obligations), except (i) as set forth as a liability in the RISA Balance Sheet, (ii) for items set forth in Schedule 3.31 or disclosed in the other Schedules hereto and (iii) for liabilities and obligations incurred since the date of the RISA Balance Sheet in the ordinary course of business consistent with past practice and not in violation of any of the terms of this Agreement.

          Section 3.32. Taxes; RISA. (a) Nothing has come to the attention of
                        -----------
AWI that would lead AWI to believe that (i) any Tax Return required to be filed and relating to RISA has not been filed in a timely manner taking into account all extensions of due dates, (ii) any Taxes required to be paid by or with respect to RISA, whether or not shown to be due on such Returns, including all Taxes for which a notice of assessment or demand for payment has been received by RISA or any related party, have not been timely and fully paid, (iii) any Taxes required by law to have been withheld or collected relating to any business of RISA have not been duly withheld or collected and any Taxes so withheld or collected and required by law to have been paid over to the appropriate governmental agency or authority have not been paid over to the appropriate governmental agency or authority, and (iv) deficiencies for any Taxes in respect of RISA have been asserted or assessed against RISA or any related party in writing which remain unpaid.

          (b) Nothing has come to the attention of AWI that would lead AWI to believe that the reserves for Income Taxes included in the RISA Balance Sheet with respect to periods or portions of periods ending on or before the date of the RISA Balance Sheet are not adequate in all respects to cover all liabilities for Income Taxes with respect to such periods or portions of periods.

          (c) RISA is not a "controlled foreign corporation" within the meaning of Code Section 957(a).

          Section 3.33. Title to Real Property; RISA. Nothing has come to the
                        ----------------------------
attention of AWI that would lead AWI to believe that RISA does not have (i) good and insurable fee title to all real property and interests in real property owned in fee by RISA and (ii) good and valid title to the leasehold estates in all real property and interests in real property leased by RISA, in each case, free and clear of Liens other than Permitted Liens.

          Section 3.34. Other Assets; RISA. Nothing has come to the attention of
                        ------------------
AWI which would lead AWI to believe that (i) RISA does not have good and valid title to all assets reflected on the RISA Balance Sheet or thereafter acquired, except those sold or otherwise disposed of for fair value since the date of the RISA Balance Sheet in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all Liens other than Permitted Liens, (ii) that any material tangible personal property of RISA has not been maintained in all material respects in accordance with generally accepted industry practice, (iii) that any item of material tangible personal property of RISA is not, in all material respects, in good operating condition and repair, ordinary wear and tear excepted and (iv) that any leased personal property of RISA is not, in all material respects, in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

          This Section 3.34 does not relate to real property or interests in real property, such items being the subject of Section 3.33.

          Section 3.35. Intellectual Property; RISA. (a) Nothing has come to the
                        ---------------------------
attention of AWI which would lead AWI to believe (i) that RISA does not own or have the right to use pursuant to license, sublicense, agreement or permission, all Intellectual Property used in or necessary for the operation of the business of RISA as presently conducted and as presently proposed to be conducted (ii) that any item of Intellectual Property owned or used by RISA immediately prior to the Closing will not be owned or available for use by RISA on identical terms and conditions immediately subsequent to the Closing or (iii) that RISA has not taken all necessary action to maintain and protect each item of Intellectual Property that RISA owns or uses.

          (b) Nothing has come to the attention of AWI which would lead AWI to believe (i) that RISA has interfered with, infringed upon or misappropriated any Intellectual Property Rights of third parties, (ii) that the continued operation of the business of RISA as presently conducted will interfere with, infringe upon or misappropriate any Intellectual Property rights of third parties, since October 12, 1990, (iii) that RISA has received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that RISA must license or refrain from using any Intellectual Property rights of any third party) and (iv) that any third party has interfered with, infringed upon, misappropriated or otherwise come into conflict in any material respect with any Intellectual Property rights of RISA.

          Section 3.36. Litigation; RISA. To the knowledge of AWI, (i) there is
                        ----------------
no material suit, legal or administrative action or arbitration pending or threatened against RISA (or, to the extent relating to the business or properties of RISA against AWI or any

Subsidiary of AWI), (ii) there are no judgments, decrees or orders of any Governmental Entity binding on RISA (or, to the extent relating to the business or properties of RISA, binding on AWI or any Subsidiary of AWI), and (iii) there are no pending or threatened governmental investigations or inquiries or proceedings concerning RISA or the business or operations of RISA. This Section
3.36 does not relate to matters with respect to the environment and employee health and safety, which are the subject of Section 3.46.

          Section 3.37. Insurance; RISA. Nothing has come to the attention of
                        ---------------
AWI that would lead AWI to believe (i) that RISA does not maintain policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as is customary in the industry in which RISA operates, (ii) that such policies are not in full force and effect, (iii) that all premiums due and payable thereon have not been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date), (iv) that notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation or (v) that the activities and operations of RISA have not been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

          Section 3.38. RISA Benefit Plans. To the knowledge of AWI, true and
                        ------------------
correct copies of all employment bonus, incentive, compensation, profit sharing, retirement, pension, group insurance, death benefit, medical expense reimbursement, dependent care, stock option, stock purchase, stock appreciation rights, phantom stock, savings, thrift, deferred compensation, consulting, severance pay or termination pay, vacation pay, day care, welfare or other employee benefit or fringe benefit plan, program or arrangement pursuant to which RISA or any or its Subsidiaries has an obligation to a present of former employee ("RISA Benefit Plans") have been made available to the Company,
           ------------------
including reasonably detailed summaries of any unwritten plans, arrangements or practices. Nothing has come to the attention of AWI that would lead AWI to believe that (i) RISA has failed to comply with any applicable texts of the Labor Law, Social Security Law, health and safety regulations and any other regulations concerning the employment of salaried employees; (ii) any obligations of RISA under any RISA Benefit Plan, whether arising out of operation of law, by contract or by past custom have not been performed or (iii) any RISA Benefit Plan has not been duly qualified or otherwise has not received a favorable determination by the relevant governmental authority. To the knowledge of AWI, there are no actions, proceedings, arbitrations, suits, claims, audits or investigations pending, or threatened, with respect to any RISA Benefit Plan.

          Section 3.39. Absence of Changes or Events; RISA. Except as set forth
                        ----------------------------------
in Schedule 3.39, nothing has come to the attention of AWI that would lead AWI to believe that, since the date of the RISA Balance Sheet, (i) there has been any material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects of RISA, other than changes resulting from changes or conditions in the economy or markets in which RISA conducts business, (ii) the RISA business has not been conducted in the ordinary course and in substantially the same manner as previously conducted and that all reasonable efforts have not been made, consistent with past practices, to preserve the relationships of RISA with customers, suppliers and others with whom RISA deals or (iii) to the date of this Agreement, RISA has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in
Section 5.2 (assuming for the purpose of this Section 3.39 that the covenants specified in Section 5.2 and relating to AO are equally applicable to RISA).

          Section 3.40. Compliance with Applicable Laws; RISA. Except as set
                        -------------------------------------
forth in Schedule 3.40, nothing has come to the attention of AWI that would lead AWI to believe that RISA is not or has not been in compliance with all Applicable Laws, including those relating to occupational health and safety, except for instances of noncompliance that, individually or in the aggregate, would not have a RISA Material Adverse Effect. This Section 3.40 does not relate to matters with respect to Taxes, which are the subject of Section 3.32, matters with respect to employee benefits which are the subject of Section 3.38, or Environmental Matters, which are the subject of Section 3.46.

          Section 3.41. RISA Debt. Except as set forth in Schedule 3.41, to the
                        ---------
knowledge of AWI, RISA has no Debt.

          Section 3.42.  RISA Customer Accounts Receivable; Inventories.
                         ----------------------------------------------
(a) Nothing has come to the attention of AWI that would lead AWI to believe that (i) any customer accounts receivable of RISA, whether reflected on the RISA Balance Sheet or subsequently created, have not arisen from bona fide transactions in the ordinary course of business, (ii) such customer accounts receivable are not good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts reflected on the RISA Balance Sheet, (iii) RISA does not have good and marketable title to its accounts receivable, free and clear of all Liens, except as set forth in
Schedule 3.42 or (iv) since the date of the RISA Balance Sheet, there have been write-offs as uncollectable of any notes or accounts receivable of RISA, except for write-offs in the ordinary course of business and consistent with past practice.

          (b) Nothing has come to the attention of AWI that would lead AWI to believe that (i) the inventories of RISA, whether reflected on the RISA Balance Sheet, or subsequently acquired, are not generally of a quality and quantity usable and salable at RISA's customary gross margins and with RISA's customary markdowns, consistent in all material respects with past practice in the ordinary course of business, or (ii) the inventories of RISA are not reflected on the RISA Balance Sheet and its books and records in accordance with generally accepted accounting principles applied on a basis consistent with past practice (except as described in the notes to the RISA Balance Sheet). Except as set forth in Schedule 3.42, AWI is not aware of any write-downs of the value of, or establishment of any reserves against, any inventory of RISA since the date of the RISA Balance Sheet, except for write-downs and reserves in the ordinary course of business and consistent with past practice.

          Section 3.43. RISA Suppliers. Except as set forth in Schedule 3.43,
                        --------------
since the date of the RISA Balance Sheet, nothing has come to the attention of AWI that would lead AWI to believe that there has been any material adverse change in the business relationship of RISA with any of its top 20 suppliers (by dollar value) from whom RISA purchased supplies for the period from January 1, 1995 through June 30, 1995.

          Section 3.44. Licenses; Permits; RISA. Except as set forth in Schedule
                        -----------------------
3.44 and except with respect to Environmental Permits, which are covered by
Section 3.46, nothing has come to the attention of AWI that would lead AWI to believe (i) that any material license, permit or authorization issued or granted to RISA (or to AWI or any Subsidiary of AWI and used in connection with the business of RISA) by any Governmental Entity which is necessary or desirable for the conduct of the business of RISA is not validly held by RISA or (ii) that RISA has not complied in any material respect with any terms and conditions relating to any such permit, licenses or authorization, or that the same will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. All such licenses, permits and authorizations which are held in the name of any employee, officer, director, Affiliate, stockholder, agent or otherwise on behalf of RISA shall be deemed included under this warranty.

          Section 3.45. Transactions with Affiliates; RISA. Except as set forth
                        ----------------------------------
in Schedule 3.45, RISA is not a party to any agreement, contract or other arrangement with AWI or any of its Affiliates (including AO) which will continue in effect subsequent to the Closing (except with respect to the Related Assets and the Related Agreements). Neither AWI nor any of its Affiliates (including
AO) has any interest in any property (real or personal, tangible or intangible) or contract used in or pertaining to the business of RISA. Except as set forth in Schedule 3.45, neither AWI nor any of its Affiliates has any direct or indirect ownership interest in any person with which RISA competes or has a business relationship.

          Section 3.46. Environmental Matters; RISA. (a) Except as set forth in
                        ---------------------------
Schedule 3.46(a), and except as otherwise would not have a RISA Material Adverse Effect, nothing has come to the attention of AWI that would lead AWI to believe that the business and operations of RISA is not presently being operated, and has not at all times been operated, in compliance with all applicable Environmental Laws.

          (b) Except as set forth in Schedule 3.46(b), and except as otherwise would not have a RISA Material Adverse Effect, nothing has come to the attention of AWI that would lead AWI to believe that RISA has not obtained, and is not in compliance with, all Environmental Permits.

          (c) Except as set forth in Schedule 3.46(c), and except as otherwise would not have a RISA Material Adverse Effect, nothing has come to the attention of AWI that would lead AWI to believe that there has been any release of any Hazardous Substances at, on, under, from or within any real property currently or formerly owned, leased, operated or controlled by RISA or any predecessor of the business of RISA (other than pursuant to and in accordance with applicable Environmental Law or permits held by RISA or any such predecessor).

          (d) Except as set forth in Schedule 3.46(d), and except as otherwise would not have a RISA Material Adverse Effect, nothing has come to the attention of AWI that would lead AWI to believe that any of AWI or its Subsidiaries (with respect to the business or operations of RISA) or RISA have, directly through its own personnel or facilities, conducted or operated, or permitted any person to conduct or operate, any storage areas, drum storage areas, surface impoundments, incinerators, landfills, tanks, lagoons, ponds, waste piles or deep well injection systems for the purpose of treatment, storage and disposal of Hazardous Substances in violation of any applicable Environmental Laws.

          (e) Except as set forth in Schedule 3.46(e), and except as otherwise would not have a RISA Material Adverse Effect, nothing has come to the attention of AWI that would lead AWI to believe that any of RISA, AWI or any of its Subsidiaries (with respect to the business of RISA), has directly through its own personnel or facilities, transported, or, with respect to Hazardous Substances used, produced or released by or resulting from the business or operations of RISA, permitted any person to transport, for off-site disposal, any Hazardous Substance in violation of any currently or formerly applicable Environmental Permit or Environmental Law.

          (f) Except as set forth in Schedule 3.46(f), nothing has come to the attention of AWI that would lead AWI to believe that RISA has received notice of any pending investigations or that there are any claims, civil, criminal or administrative actions, suits, hearings, inquiries or proceedings pending or threatened against RISA, or affecting the business or operations of RISA, that are based on or related to any Environmental Matters or Environmental Laws or the failure to have any required Environmental Permits.

          (g) Except as set forth in Schedule 3.46(g), and except as otherwise would not have a RISA Material Adverse Effect, nothing has come to the attention of

AWI that would lead AWI to believe that there are conditions, events, circumstances, facts, activities, practices, incidents, actions or omissions:
(i) that may interfere with or prevent continued compliance by RISA with Environmental Laws and the requirements of Environmental Permits, or (ii) that may give rise to any liability or other obligations or form the basis for a claim under any Environmental Laws that arise from the businesses or operations of RISA.

          (h) Except as set forth in Schedule 3.46(h), and except as otherwise would not have a RISA Material Adverse Effect, nothing has come to the attention of AWI that would lead AWI to believe that RISA has, and, to the extent relating to the business and operations of RISA, AWI and its Subsidiaries have, received any written notice from any Governmental Entity or otherwise have knowledge that any of them is or may be a potentially responsible party or otherwise liable in connection with any waste disposal site allegedly containing any Hazardous Substances, or other location used for the disposal of any Hazardous Substances, or notice of any failure of RISA to comply in any respect with any Environmental Law or the requirements of any Environmental Permit.

          Section 3.47. Effect of Transaction; RISA. Nothing has come to the
                        ---------------------------
attention of AWI that would lead AWI to believe that any creditor, employee, client, customer or other person having a material business relationship with RISA has informed RISA that such person intends to change such relationship because of the purchase and sale of the RISA Shares or the consummation of any other transaction contemplated hereby.


                                   ARTICLE IV


                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company hereby represents and warrants to AWI as follows:

          Section 4.1. Authority. The Company is a corporation duly organized,
                       ---------
validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to enter into this Agreement and, to the extent a party thereto, the Related Agreements, to perform its obligations hereunder and under the Related Agreements and to consummate the transactions contemplated hereby and by the Related Agreements. All corporate acts and other proceedings required to be taken by the Company to authorize the execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and by the Related Agreements have been duly and properly taken. Each of this Agreement and (when executed) the Related Agreements has been (or will be) duly executed and delivered by the Company (to the extent a party thereto) and constitutes (or will, when executed, constitute) the legal, valid and binding obligation of the Company (to the extent a party thereto), enforceable against the Company (to the extent a party thereto) in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          Section 4.2. No Conflicts; Consents. The execution and delivery of
                       ----------------------
this Agreement and the Related Agreements by the Company (to the extent a party thereto) does not, and the consummation of the transactions contemplated hereby and by the Related Agreements and compliance with the terms hereof and of the Related Agreements will not, conflict with, or result in any material violation of or material default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien, or material restriction of any kind upon any of the properties or assets of the Company or any Company Subsidiary (as defined in Section 4.4) under, or require the consent of any person pursuant to, any provision of (i) the Certificate of Incorporation or By-laws or other equivalent constitutive documents of the Company or any Company Subsidiary, (ii) except as set forth in Schedule 4.2, any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound or affected and in each case, which is material to the Company or any Company Subsidiary, or (iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to the Company or any Company Subsidiary or their respective properties or assets. Except as set forth on Schedule 4.2, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Company, or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the Related Agreements or the consummation of the transactions contemplated hereby and by the Related Agreements other than compliance with and filings under the HSR Act and the Mexican Anti-Trust Regulations.

          Section 4.3. The Company Shares. Upon the issuance of the Company
                       ------------------
Shares to AWI or the applicable designee(s) of AWI at the Closing, the Company Shares will be validly issued, fully paid and nonassessable. Other than this Agreement, and the Shareholders Agreement upon issuance of the Company Shares to AWI or the applicable designee(s) of AWI at the Closing, the Company Shares will not be subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Company Shares. Schedule 4.3 includes a true and correct copy of the Company's Articles of Incorporation and By-laws as in effect on the date hereof. On or before the Closing, the Company's Articles of Incorporation and By-laws will each be amended and restated in the form of the draft amended and restated Articles of Incorporation and By-laws of the Company included in Schedule 4.3.

          Section 4.4.  Organization and Standing; Books and Records. Each of
                        --------------------------------------------
the Company and the Company Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each of the Company and the Company Subsidiaries has the requisite corporate power and authority to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted. Each of the Company and the Company Subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate would not have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of the Company and the Company Subsidiaries, taken as a whole or on the ability of the Company to consummate the transaction contemplated hereby (a "Company Material Adverse Effect"). The term "Company Subsidiary" means a
 -------------------------------              ------------------
Subsidiary of the Company.

          Section 4.5.  Capital Stock of the Company and the Company
                        --------------------------------------------
Subsidiaries.  As of the date hereof, the authorized capital stock of the
------------
Company consists of 2,862,724 shares, par value $.01 per share, of which 1,290,714 shares are designated as Class A Common Stock, 10,000 shares are designated as Class B Common Stock, 312,010 shares are designated as Class C Common Stock, 1,000,000 shares are designated as Class D Common Stock, 125,000 shares are designated as Class E Common Stock and 125,000 shares are designated as Class F Common Stock. As of the date hereof, 1,005,000 shares of Class A Common Stock, 10,000 shares of Class B Common Stock, 312,010 shares of Class C Common Stock, 1,000,000 shares of Class D Common Stock, 125,000 shares of Class E Common Stock and 125,000 shares of Class F Common Stock are issued and outstanding, fully paid and nonassessable. Schedule 4.5 sets forth for each Company Subsidiary the amount of its authorized capital stock, the amount of its outstanding capital stock and the record and beneficial owners of its outstanding capital stock. All the outstanding shares of capital stock of each Company Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Schedule 4.5, there are no shares of capital stock or other equity securities of any Company Subsidiary outstanding. Except as set forth in Schedule 4.5, the shares of capital stock of the Company Subsidiaries are not subject to any voting trust agreement or other contract, agreement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of such shares.

          Section 4.6. Subsidiaries and Equity Interests. Except for the Company
                       ---------------------------------
Subsidiaries and as set forth in Schedule 4.6, the Company does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership or other person and neither the Company nor any of the Company Subsidiaries is a member of or participant in any partnership, joint venture or similar person or entity.

          Section 4.7.  Financial Statements.  (a)  Schedule 4.7 sets forth
                        --------------------
(i) the unaudited consolidated balance sheet of the Company and the Company Subsidiaries as of June 30, 1995 and September 30, 1995 (the "Company Balance
                                                              ---------------
Sheet"), and the unaudited consolidated statements of income and cash flows of
-----
the Company and the Company Subsidiaries for the six-month period ended June 30, 1995, and the nine-month period ended September 30, 1995 together with the notes to such financial statements, and (ii) the audited consolidated balance sheets of the Company and the Company Subsidiaries as of December 31, 1994, and the audited consolidated statements of income and cash flows of the Company and the Company Subsidiaries for the years ended 1992, 1993, 1994, together with the notes to such financial statements (the financial statements described in clauses (i) and (ii) above, together with the notes to such financial statements, collectively, the "Company Financial Statements"). The Company
                               ----------------------------
Financial Statements have been prepared in conformity with generally accepted accounting principles in the United States consistently applied (except in each case as described in the notes thereto) and fairly present (subject, in the case of the unaudited statements, to normal, recurring year-end audit adjustments) the consolidated financial condition and results of operations of the Company and the Company Subsidiaries as of the respective dates thereof and for the respective periods indicated.

          (b) The Company and the Company Subsidiaries do not have any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted, known, unknown or otherwise) in excess of $250,000 on an individual basis (or with respect to any series of related liabilities or obligations), except (i) as set forth as a liability in the Company Balance Sheet, (ii) for items set forth in Schedule 4.7 or disclosed in the other Schedules hereto and
(iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet and not in violation of this Agreement.

          Section 4.8. Taxes. (a) Except as set forth in Schedule 4.8(a), (i)
                       -----
all Tax Returns required to be filed and relating to the Company or the Company Subsidiaries have been filed in a timely manner (taking into account all extensions of due dates), (ii) all Taxes required to be paid by or with respect to the Company or the Company Subsidiaries, whether or not shown to be due on such Returns, including all Taxes for which a notice of assessment or demand for payment has been received by the Company or any Company Subsidiaries, have been timely and fully paid, (iii) all Taxes required by law to have been withheld or collected relating to any business of the Company or any of the Company Subsidiaries have been duly withheld or collected and all Taxes so withheld or collected and required by law to have been paid over to the appropriate governmental agency or authority have been paid over to the appropriate governmental agency or authority, and (iv) no deficiencies for any Taxes in respect of the Company or the Company Subsidiaries have been asserted or assessed against the Company or the Company Subsidiaries in writing which remain unpaid.

          (b) Except as set forth in Schedule 4.8(b), with respect to the Company or the Company Subsidiaries, (i) no waivers or extensions of statutes of limitations have been given with respect to any Tax Returns, which waivers or extensions are currently in effect, and no request for any such waiver or extension is currently pending, (ii) no requests for ruling or determination letters or competent authority relief is pending with any Taxing Authority with respect to any Taxes, (iii) there are no Tax Returns with respect to which an audit or examination is in progress or with respect to which a written notification of intent to audit or examine has been received by the Company or the Company Subsidiaries from the IRS or any other Taxing Authority, (iv) all Income Tax Returns with respect to taxable years ending on or prior to December 31, 1991 have been examined and closed, or are Returns with respect to which the applicable statute of limitations, after giving effect to any extensions and waivers, has expired, (v) there is no action, suit, proceeding or claim currently pending, or to the knowledge of the Company, threatened, regarding any Taxes for which the Company or any Company Subsidiary could be liable, (vi) there is no agreement or consent made under Code Section 341(f) (or any comparable provision of state, local or foreign law), (vii) since 1980, none of the Company or Company Subsidiaries have been members of a consolidated, combined or unitary group for federal or state Income Tax purposes other than groups of which the Company or one of the Company Subsidiaries is or was the common parent, (viii) there is no agreement or requirement to make any adjustment under Code Section 481(a) (or any comparable provision of state, local or foreign law) by reason of a change in accounting method or otherwise, and (ix) none of the Company's or the Company Subsidiary's assets (a) is tax exempt property within the meaning of Code Section 168(h), (b) is required to be treated as owned by another person pursuant to the "safe harbor" leasing provisions of the Internal Revenue Code of 1954, or (c) directly or indirectly secures any debt the interest of which is tax exempt under Code Section 103(a) (or in the case of (a), (b) or (c) any comparable provision of state, local or foreign law).

          (c) Except as set forth in Schedule 4.8(c), the reserves for Income Taxes included in the Company Balance Sheet with respect to periods or portions of periods ending on or before the date of the Company Balance Sheet are adequate in all respects to cover all liabilities for Income Taxes for the Company and the Company Subsidiaries with respect to such periods or portions of periods.

          (d) To the knowledge of the Company, there is no present plan or intention on the part of the shareholders of the Company to transfer or contribute money or other property to the Company which, for purposes of Section 351 of the Code, would make the transferors of such money or other property, together with AWI, be considered to be in "control" of the Company within the meaning of Section 368(c) of the Code immediately after the transfer.

          Section 4.9. Title to Real Property. (a) Schedule 4.9 sets forth a
                       ----------------------
complete list of all real property and interests in real property owned in fee by the Company and the Company Subsidiaries (individually, a "Company Owned
                                                              -------------
Property"). Schedule 4.9 sets forth a complete list of all real property and
--------
interests in real property leased by the Company and the Company Subsidiaries (individually, a "Company Leased Property") and identifies any material leases.
                  -----------------------

          (b) Except as set forth in Schedule 4.9, the Company or a Company Subsidiary has (i) good and insurable fee title to all Company Owned Property and (ii) good and valid title to the leasehold estates in all Company Leased Property (a Company Owned Property or Company Leased Property being sometimes referred to herein, individually, as a "Company Property" and, collectively, as
                                        ----------------
"Company Properties"), in each case free and clear of all Liens other than
 ------------------
Permitted Liens.

          Section 4.10. Other Assets. Except as set forth in Schedule 4.10, the
                        ------------
Company or a Company Subsidiary has good and valid title to all assets reflected on the Company Balance Sheet or thereafter acquired, except those sold or otherwise disposed of for fair value since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all Liens other than Permitted Liens.

          All the material tangible personal property of the Company and the Company Subsidiaries has been maintained in all material respects in accordance with generally accepted industry practice. Each item of material tangible personal property of the Company and the Company Subsidiaries is in all material respects in good operating condition and repair, ordinary wear and tear excepted. All leased personal property of the Company and the Company Subsidiaries is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

          This Section 4.10 does not relate to real property or interests in real property, such items being the subject of Section 4.9.

          Section 4.11. Intellectual Property. (a) Each of the Company and the
                        ---------------------
Company Subsidiaries owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property used in or necessary for the operation of its business as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Company or the Company Subsidiaries, immediately prior to the Closing hereunder will be owned or available for use by the Company or the Company Subsidiaries, as applicable, on identical terms and conditions immediately subsequent to the Closing hereunder. Each of the Company and the Company Subsidiaries has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

          (b) Each of the Company and the Company Subsidiaries has not interfered with, infringed upon or misappropriated, nor will the continued operation of the respective businesses of the Company or any Company Subsidiary as presently conducted interfere with, infringe upon or misappropriate any Intellectual Property rights of third parties, and, since January 9, 1990, neither the Company nor any Company Subsidiary has received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that either the Company or any Company Subsidiary must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of the Company, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict in any material respect with any Intellectual Property rights of either the Company or any Company Subsidiary.

          (c) Schedule 4.11(c) identifies each patent or other registration which has been issued to the Company or any Company Subsidiary in connection with such person's Intellectual Property, identifies each pending patent application or other application for registration which the Company or any Company Subsidiary has made with respect to any of its Intellectual Property, and identifies each license, agreement or other permission which either the Company or any Company Subsidiary has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Company has delivered to AWI correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date) and has made available to AWI correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 4.11(c) identifies each trade name or unregistered trademark presently used by the Company or any Company Subsidiary in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Schedule 4.11(c):

          (i) Each of the Company and the Company Subsidiaries possesses all right, title and interest in and to its respective item, free and clear of any encumbrance, license or other restriction;

          (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge; and

          (iii) no action, suit, proceeding, claim or demand is pending or, to the knowledge of the Company, is threatened which challenges the legality, validity, enforceability, use or ownership of the item.

          (d) Schedule 4.11(d) identifies each item of Intellectual Property that any third party owns or asserts rights in and that either the Company or any Company Subsidiary uses pursuant to license, sublicense, agreement or permission. The Company has delivered to AWI correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in
Schedule 4.11:

          (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect and there is no breach, violation or default by any party thereto;

          (ii) to the knowledge of the Company, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

          (iii) to the knowledge of the Company, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or is threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and

          (iv) neither the Company nor any Company Subsidiary has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

          Section 4.12. Contracts. Except as set forth in Schedule 4.12, neither
                        ---------
the Company nor any Company Subsidiary is, as of the date hereof, a party to or bound by any of the following contracts, commitments or agreements (written or oral):

          (a) any covenant of the Company or a Company Subsidiary not to compete or other covenant of the Company or a Company Subsidiary restricting the development, manufacture, marketing or distribution of the products and services of the Company or any Company Subsidiary;

          (b) any agreement, contract or other arrangement with (i) any Affiliate of the Company (other than a Company Subsidiary) or (ii) any current or former officer, director or employee of the Company, a Company Subsidiary, or any Affiliate of the Company;

          (c) any lease, sublease or similar agreement with any person (other than the Company or a Company Subsidiary) under which either the Company or a Company Subsidiary is a lessor or sublessor of, or makes available for use to any person, (i) any Company Property or (ii) any portion of any premises otherwise occupied by the Company or a Company Subsidiary;

          (d) any lease or similar agreement with any person (other than the Company or a Company Subsidiary) under which (i) the Company or a Company Subsidiary is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (ii) the Company or a Company Subsidiary is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by the Company or a Company Subsidiary, in each case, other than leases entered into in the ordinary course of business and providing for payments of not more than $250,000 per year;

          (e) any material license, option or other agreement relating in whole or in part to any Intellectual Property set forth in Schedule 4.11 (including any license or other agreement under which the Company or a Company Subsidiary is a licensee or licensor of any such Intellectual Property);

          (f) any agreement, contract or other instrument under which the Company or a Company Subsidiary has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or any other note, bond, debenture or other evidence of indebtedness issued to any person;

          (g) any agreement, contract or other instrument (including so-called take-or-pay or keepwell agreements) under which (i) any person (other than the Company or a Company Subsidiary) has, directly or indirectly, guaranteed indebtedness, liabilities or obligations of the Company or a Company Subsidiary or (ii) the Company or a Company Subsidiary has, directly or indirectly, guaranteed indebtedness, liabilities or obligations of any person (other than the Company or a Company Subsidiary) in each case other than endorsements for the purpose of collection in the ordinary course of business;

          (h) any agreement, contract or other instrument under which the Company or a Company Subsidiary has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person;

          (i) any mortgage, pledge, security agreement, deed of trust or other instrument granting a Lien or other encumbrance upon any Company Property, which Lien or other encumbrance is not set forth in Schedules 4.9 or 4.10;

          (j) any agreement or instrument providing for indemnification of any person with respect to liabilities relating to any current or former business of the Company, a Company Subsidiary or any predecessor person;

          (k) any sales order or other agreement, or group of related sales orders or other agreements, for the sale of goods, materials, supplies, machinery, capital assets or services in excess of $250,000, except for sales orders or other agreements for the sale of finished goods entered into in the ordinary course of business consistent with past practice and required to be performed within a period of six months;

          (l) any purchase order or other agreement, or group of related purchase orders or other agreements, for the purchase of goods, materials, supplies, machinery, capital assets or services in excess of $250,000;

          (m) any agreement, not covered in clause (l) above, with any distributor, dealer, sales agent or representative providing for payments to any person in excess of $250,000 in any year;

          (n) any agreement granting to any person a right at such person's option to purchase or acquire any asset or property of the Company's or any Company Subsidiary's business (or any interest therein) (other than inventory in the ordinary course of business) with a value in excess of $250,000;

          (o) any agreement relating to the acquisition or disposition of stock, assets or any business or division with a value in excess of $250,000 (by way of merger, consolidation, purchase, sale or otherwise);

          (p) any agreement relating to a joint venture or partnership; or

          (q) any other agreement, contract, lease, license, commitment or instrument to which the Company or any Company Subsidiary is a party or by or to which the Company or any Company Subsidiary or any of the assets or business of the Company or any Company Subsidiary is bound or subject which involves aggregate payments to any person in excess of $250,000 or is otherwise material to the business of the Company or the Company Subsidiaries.

Except as set forth in Schedule 4.12, all agreements, contracts, leases, licenses, commitments or instruments of the Company or any Company Subsidiary listed in the

Schedules hereto (collectively, the "Company Contracts") are valid, binding and
                                     -----------------
in full force and effect and are enforceable by the Company or the relevant Company Subsidiary in accordance with its terms. Except as set forth in Schedule 4.12, (a) each of the Company and the Company Subsidiaries has performed all material obligations required to be performed by it to date under the Company Contracts, and is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and (b) to the knowledge of the Company, no other party to any of the Company Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. For the purposes of clause
(b) of the preceding sentence, a person shall be deemed to have knowledge of a breach or default under a Company Contract only if such person is aware of the facts constituting such breach or default and is aware that such facts constitute a breach or default under such Company Contract. Correct and complete copies of all written Company Contracts (and true and complete summaries of all oral Company Contracts) have been made available to AWI prior to the date hereof.

          Section 4.13. Litigation. Except as set forth in Schedule 4.13, there
                        ----------
is no suit, legal or administrative action or arbitration pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries, nor are there any judgments, decrees or orders of any Governmental Entity binding on the Company or any of the Company Subsidiaries. To the knowledge of the Company, there are no pending or threatened governmental investigations or inquiries or proceedings concerning the Company or any of the Company Subsidiaries. This Section 4.13 does not relate to matters with respect to the environment and employee health and safety which are the subject of
Section 4.22.

          Section 4.14. Insurance. The Company and the Company Subsidiaries
                        ---------
maintain policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as is customary in the industry in which the Company and the Company Subsidiaries operate. The insurance policies maintained with respect to the Company and the Company Subsidiaries and their respective assets and properties are listed in
Schedule 4.14. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. The activities and operations of the Company and the Company Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

          Section 4.15. Employee Benefit Plans. (a) Definitions. For purposes of
                        ----------------------      -----------
this Agreement, the following terms shall have the meanings set forth below:

          "Company Benefit Plan" means each Benefit Plan (other than a Company
           --------------------
Employee Agreement) which is or has been sponsored, maintained, contributed to, or required to be contributed to, or with respect to which any withdrawal liability (within the meaning of Section 4201 of ERISA) has been incurred, by the Company, any Company Subsidiary or any Company ERISA Affiliate for the benefit of any Company Employee, and pursuant to which the Company, any Company Subsidiary or any Company ERISA Affiliate has or may have any liability, contingent or otherwise.

          "Company Employee" means each current, former, or retired employee,
           ----------------
officer, consultant, independent contractor, agent or director of the Company.

          "Company Employee Agreement" means each management, employment,
           --------------------------
severance, consulting, non-compete, confidentiality, or similar agreement or contract between the Company or any Company Subsidiary and any Company Employee pursuant to which the Company or any Company Subsidiary has or may have any liability, contingent or otherwise.

          "Company ERISA Affiliate" means each business or entity which is a
           -----------------------
member of a "controlled group of corporations," under "common control" or an "affiliated service group" with the Company within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the Company under Section 414(o) of the Code, or is under "common control" with the Company, within the meaning of Section 4001(a)(14) of ERISA.

          "Company Welfare Plan" means each Company Benefit Plan which is an
           --------------------
"employee welfare benefit plan" within the meaning of Section 3(1) of ERISA.

          (b) Disclosure.  Schedule 4.15(b) contains a true and complete list of
              ----------
each Company Benefit Plan and each Company Employee Agreement. Except as set forth on Schedule 4.15(b), neither the Company, any Company Subsidiary nor any Company ERISA Affiliate has any legally binding plan or commitment to establish any new Company Benefit Plan, to enter into any Company Employee Agreement or to modify or to terminate any Company Benefit Plan or Company Employee Agreement (except to the extent required by law or to conform any such Company Benefit Plan or Company Employee Agreement to the requirements of any applicable law, in each case as previously disclosed in writing to AWI, or as required by this Agreement).

          (c) Documents.  The Company has provided or made available, or has
              ---------
caused to be provided or made available, to AWI (i) current, accurate and complete copies of all material documents embodying or relating to each Company Benefit Plan and each Company Employee Agreement, including all plan documents, amendments thereto, written interpretations thereof and trust or funding agreements with respect thereto; (ii) the two (2) most recent annual actuarial valuations, if any, prepared for each Company Benefit Plan; (iii) the two (2) most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA in connection with each Company Benefit Plan or related trust; (iv) a statement of alternative form of compliance pursuant to Department of Labor Regulation (S)2520.104-23, if any, filed for each Company Benefit Plan which is an "employee pension benefit plan" as defined in Section 3(2) of ERISA for a select group of management or highly compensated employees; (v) the most recent determination letter received from the IRS, if any, for each Company Benefit Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (vi) if any Company Benefit Plan is funded, the most recent annual and periodic accounting of any such Company Benefit Plan assets; (vii) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Benefit Plan; and (viii) all written material communications to any Company Employee or Company Employees relating to each Company Benefit Plan and Company Employee Agreement.

          (d) Compliance.  Except as set forth in Schedule 4.15(d), (i) the
              ----------
Company, each Company Subsidiary and each Company ERISA Affiliate have performed all obligations required to be performed by them under each Company Benefit Plan and Company Employee Agreement and neither the Company, any Company Subsidiary nor any Company ERISA Affiliate is in default under or in violation of, any Company Benefit Plan or Company Employee Agreement, (ii) each Company Benefit Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, including without limiting the foregoing, the timely filing of all required reports, documents and notices, where applicable, with the IRS and the Department; (iii) each Company Benefit Plan intended to qualify under Section 401 of the Code is, and since its inception has been, so qualified and a determination letter has been issued by the IRS (or, if applicable, requested with respect to the qualification requirements imposed by the Tax Reform Act of 1986 or subsequent legislation) to the effect that each such Company Benefit Plan is so qualified and that each trust forming a part of any such Company Benefit Plan is exempt from tax pursuant to Section 501(a) of the Code, and no circumstances exist which would adversely affect this qualification or exemption; (iv) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Benefit Plan; (v) there are no actions, proceedings, arbitration, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated, against the Company, any Company Subsidiary, any Company ERISA Affiliate, any administrator, trustee or other fiduciary of any Company Benefit Plan, any Company Benefit Plan or the assets of any

Company Benefit Plan (other than routine claims for benefits) with respect to any Company Benefit Plan or Company Employee Agreement; (vi) no event or transaction has occurred with respect to any Company Benefit Plan that would result in the imposition of any tax under Chapter 43 of Subtitle D of the Code;
(vii) the Company, each Company Subsidiary and each Company ERISA Affiliate have made all payments with respect to all periods through the date hereof which are required by each Company Benefit Plan, each related trust, each collective bargaining agreement or by law to be made to, or with respect to each Company Benefit Plan (including all insurance premiums or intercompany charges with respect to each Company Benefit Plan); and (viii) no Company Benefit Plan is under audit or investigation by the IRS, the Department or the PBGC, and, to the knowledge of the Company, no such audit or investigation is pending or has been threatened in writing.

          (e) Pension Plans.  The Company does not have any Company Benefit Plan
              -------------
which is a "defined benefit plan" within the meaning of Section 3 (35) of ERISA.

          (f) Multi-Employer Plans.  Except as set forth on Schedule 4.15(f), at
              --------------------
no time in the past five (5) years has the Company, any Company Subsidiary or any Company ERISA Affiliate contributed to or been required to contribute to, or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) to any Multi-Employer Plan.

          (g) No Post-Employment Obligations.  Except as set forth on Schedule
              ------------------------------
4.15(g), neither the Company, any Company Subsidiary nor any Company ERISA Affiliate (i) maintains or contributes to any Company Benefit Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Company Employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code; or (ii) has ever represented, promised or contracted in writing to any Company Employee (either individually or to Company Employees as a group) that such Company Employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Section 4980B of the Code.

          (h) Effect of Transaction.  Except as set forth on Schedule 4.15(h),
              ---------------------
the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Benefit Plan, Company Employee Agreement, trust or loan that results in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company to amend or terminate any Company Benefit Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. No payment or benefit which will or may be made in connection with the transactions contemplated hereby by the Company, any Company Subsidiary, any Company ERISA Affiliate or any of their respective Affiliates with respect to any employee of such entity pursuant to a plan or agreement in effect on or before the Closing Date will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

          (i) Employment Matters.  Except as set forth on Schedule 4.15(i), the
              ------------------
Company and each Company Subsidiary (i) is in compliance with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Company Employees (other than Environmental Laws, which are the subject of Section 4.21); (ii) has cwithheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Company Employees; (iii) is not in arrears for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Company Employees.

          (j) Labor.  Except as set forth in Schedule 4.15(j), no work stoppage
              -----
or labor strike against the Company or any Company Subsidiary by Company Employees is pending or threatened. Neither the Company nor any Company Subsidiary (i) is involved in or threatened with any labor dispute, grievance, or litigation relating to labor matters involving any Company Employees, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign), charges of unfair labor practices or discrimination charges or complaints; (ii) has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act; or (iii) is presently, nor has been in the past a party to, or bound by, any collective bargaining agreement or other contract with any labor union with respect to Company Employees and no such agreement or contract is currently being negotiated.

          (k) 501(c)(9) Trust.  Except as set forth on Schedule 4.15(k), no
              ---------------
Company Benefit Plan nor Company Employee Agreement is funded by a trust described in Section 501(c)(9) of the Code.

          (l) Welfare Plan Funding.  Except as set forth on Schedule 4.5(l),
              --------------------
with respect to each Company Welfare Plan, all claims incurred on or before September 30, 1995 (including claims incurred but not reported as of September 30, 1995) by Company Employees thereunder for which the Company is, or will become, liable are (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims; (ii) covered under a contract with a health maintenance organization (an "HMO") pursuant to which the HMO bears the
                              ---
liability for such claims, or (iii) reflected as a liability or accrued for on the Company Balance Sheet.

          (m) Controlled Group Liability.  The Company has no liability,
              --------------------------
contingent or otherwise, to, or with respect to any Company Benefit Plan or Company Employee Agreement (other than the Company Benefit Plans and Company Employee Agreements which are listed on Schedule 4.15(b)), which is now or previously has been sponsored, maintained, contributed to, or required to be contributed to, by any Company ERISA Affiliate.

          Section 4.16. Absence of Changes or Events. Except as set forth in
                        ----------------------------
Schedule 4.16, since the date of the Company Balance Sheet, there has not been any material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects of the Company and the Company Subsidiaries, taken as a whole other than changes resulting from changes or conditions in the economy or markets in which the Company and the Company Subsidiaries conduct business. Except as set forth in Schedule 4.16, since the date of the Company Balance Sheet, the Company has caused the business of the Company and the Company Subsidiaries to be conducted in the ordinary course and in substantially the same manner as previously conducted and has made all reasonable efforts consistent with past practices to preserve the Company's and the Company Subsidiaries' relationships with customers, suppliers and others with whom the Company or any Company Subsidiary deals. Except as set forth in
Schedule 4.16, since the date of the Company Balance Sheet to the date of the Agreement, the Company has not taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in
Section 6.2.

          Section 4.17. Compliance with Applicable Laws. Except as specified in
                        -------------------------------
Schedule 4.17, the Company and the Company Subsidiaries are and have been in compliance with all Applicable Laws, including those relating to occupational health and safety, except for instances of noncompliance that, individually or in the aggregate, would not have a Company Material Adverse Effect. This Section
4.17 does not relate to matters with respect to Taxes, which are the subject of
Section 4.8, matters with respect to employee benefits which are the subject of
Section 4.15, or with respect to Environmental Matters, which are the subject of
Section 4.22.

          Section 4.18. Customer Accounts Receivable; Inventories. (a) All
                        -----------------------------------------
customer accounts receivable of the Company and the Company Subsidiaries, whether reflected on the Company Balance Sheet or subsequently created, have arisen from bona fide transactions in the ordinary course of business. To the knowledge of the Company, all such customer accounts receivable are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts reflected on the Company Balance Sheet. The Company and the Company Subsidiaries have good and marketable title to their respective accounts receivable, free and clear of all Liens, except as set forth in Schedule 4.18. Since the date of the Company Balance Sheet, there have not been any write-offs as uncollectable of any notes or accounts receivable of the Company or any Company Subsidiary, except for write-offs in the ordinary course of business and consistent with past practice.

          (b) To the knowledge of the Company, the inventories of the Company and the Company Subsidiaries, whether reflected on the Company Balance Sheet or subsequently acquired, are generally of a quality and quantity usable and salable at the Company's or the Company Subsidiaries' customary gross margins (as the case may be) and with the Company's or the Company's Subsidiaries' customary markdowns (as the case may be) consistent in all material respects with past practice in the ordinary course of business. The inventories of the Company and the Company Subsidiaries are reflected on the Company Balance Sheet and in their respective books and records in accordance with generally accepted accounting principles applied on a basis consistent with past practice (except as described in the notes to the Company Balance Sheet). Except as set forth in
Schedule 4.18, since the date of the Company Balance Sheet, there have not been any write-downs of the value of, or establishment of any reserves against, any inventory, except for write-downs and reserves in the ordinary course of business and consistent with past practice.

          Section 4.19. Suppliers. Schedule 4.19 lists the top 20 suppliers (by
                        ---------
dollar value) from whom the Company and the Company Subsidiaries, taken as a whole, purchased supplies for the period from January 1, 1995 through June 30, 1995. Except as set forth in Schedule 4.19, since the date of the Company Balance Sheet, there has not been any material adverse change in the business relationship of the Company or any Company Subsidiary with any supplier of merchandise named in Schedule 4.19.

          Section 4.20. Licenses; Permits. Except with respect to Environmental
                        -----------------
Permits, which are covered by Section 4.22, Schedule 4.20 sets forth a true and complete list of all material licenses, permits and authorizations issued or granted to the Company and the Company Subsidiaries, by any Governmental Entity which are necessary or desirable for the conduct of the business of the Company and the Company Subsidiaries. Except as set forth in Schedule 4.20, all such licenses, permits and authorizations are validly held by the Company or the relevant Company Subsidiary, the Company and the Company Subsidiaries have complied in all material respects with all terms and conditions thereof and the same will not be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. All such licenses, permits and authorizations which are held in the name of any employee, officer, director, stockholder, agent or otherwise on behalf of the Company or a Company Subsidiary shall be deemed included under this warranty.

          Section 4.21. Transactions with Affiliates. Except as set forth in
                        ----------------------------
Schedule 4.21, (i) none of the agreements, contracts or other arrangements set forth in Schedule 4.12 between the Company, on the one hand, and any of its Affiliates on the other hand, will continue in effect subsequent to the Closing (except with respect to (x) the Related Assets and (y) the Related Agreements),
(ii) none of the Company's Affiliates (other than the Company Subsidiaries) has any interest in any property (real or personal, tangible or intangible) or contract used in or pertaining to the business of the Company and (iii) neither the Company nor any of its Affiliates has any direct or indirect ownership interest in any person with which the Company competes or has a business relationship.

          Section 4.22. Environmental Matters. (a) Except as set forth in
                        ---------------------
Schedule 4.22(a), and except as otherwise would not have a Company Material Adverse Effect, the business and operations of the Company and each Company Subsidiary are presently being operated, and at all times since January 9, 1990, and, to the knowledge of the Company, during the period prior to January 9, 1990, have been operated, in compliance with all applicable Environmental Laws.

          (b) Except as set forth in Schedule 4.22(b), and except as otherwise would not have a Company Material Adverse Effect, the Company and each Company Subsidiary has obtained, and is in compliance with, all Environmental Permits.

          (c) Except as set forth in Schedule 4.22(c), and except as otherwise would not have a Company Material Adverse Effect, since January 9, 1990 (and, to the knowledge of the Company, prior to January 9, 1990) there has been no release of any Hazardous Substances at, on, under, from or within any real property currently or formerly owned, leased, operated or controlled by the Company or any Company Subsidiary or any predecessor of the business of the Company or any Company Subsidiary (other than pursuant to and in accordance with applicable Environmental Law or permits held by the Company or any Company Subsidiary or any such predecessor).

          (d) Except as set forth in Schedule 4.22(d), and except as otherwise would not have a Company Material Adverse Effect, since January 9, 1990 (and, to the knowledge of the Company, prior to January 9, 1990), none of the Company or any Company Subsidiary have, directly through its own personnel or facilities, conducted or operated, or permitted any person to conduct or operate, any storage areas, drum storage areas, surface impoundments, incinerators, landfills, tanks, lagoons, ponds, waste piles or deep well injection systems for the purpose of treatment, storage and disposal of Hazardous Substances in violation of any applicable Environmental Laws.

          (e) Except as set forth in Schedule 4.22(e), and except as otherwise would not have a Company Material Adverse Effect, since January 9, 1990 (and, to the knowledge of the Company, prior to January 9, 1990), neither the Company nor any Company Subsidiary has, directly through its own personnel or facilities, transported, or, with respect to Hazardous Substances used, produced or released by or resulting from the business or operations of the Company or any Company Subsidiary, permitted any person to transport, for off-site disposal, any Hazardous Substance in violation of any currently or formerly applicable Environmental Permit or Environmental Law.

          (f) Except as set forth in Schedule 4.22(f), none of the Company or any of the Company Subsidiaries has received notice of any pending investigations, and there are no claims, civil, criminal or administrative actions, suits, hearings, inquiries or proceedings pending or, to the Company's knowledge, threatened against the Company or any Company Subsidiary, or affecting the business or operations of the Company or any Company Subsidiary, that are based on or related to any Environmental Matters or Environmental Laws or the failure to have any required Environmental Permits.

          (g) To the knowledge of the Company, except as set forth in Schedule 4.22(g), and except as otherwise would not have a Company Material Adverse Effect, there are no conditions, events, circumstances, facts, activities, practices, incidents, actions or omissions: (1) that may interfere with or prevent continued compliance by the Company or any Company Subsidiary with Environmental Laws and the requirements of Environmental Permits, or (2) that may give rise to any liability or other obligations or form the basis for a claim under any Environmental Laws that arise from the businesses or operations of the Company or any of the Company Subsidiaries.

          (h) Except as set forth in Schedule 4.22(h), and except as otherwise would not have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has received any written notice from any Governmental Entity, or otherwise have knowledge, that any of them is or may be a potentially responsible party or otherwise liable in connection with any waste disposal site allegedly containing any Hazardous Substances, or other location used for the disposal of any Hazardous Substances, or notice of any failure of the Company or any Company Subsidiary to comply in any respect with any Environmental Law or the requirements of any Environmental Permit.

          Section 4.23. Disclosure. To the Company's knowledge, none of (i) this
                        ----------
Agreement, (ii) the agreements and certificates executed in connection with, or pursuant to, this Agreement and (iii) the Schedules hereto, including the Company Financial Statements, contains any material misstatement of fact or omits any material fact necessary to be stated to make the statements therein not misleading.

          Section 4.24. SEC Documents. The Company has made available to AWI a
                        -------------
true and complete copy of each report, schedule or registration statement filed by the Company with the SEC since January 1, 1992, which are all of the documents (other than pre-effective filings) that the Company was required to file with the SEC since such date (as such documents have since the time of their filing been amended, the "Company SEC Documents"). The Company SEC
                                ---------------------
Documents, when filed, substantially complied in all material respects with the requirements, as applicable, of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, as the
 --------------
case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and the Company SEC Documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. All agreements, contracts and other documents required to be filed as exhibits to any of the Company SEC Documents have been so filed.

          Section 4.25. Effect of Transaction. (a) Except as set forth in
                        ---------------------
Schedule 4.25(a), no creditor, employee, client, customer or other person having a material business relationship with the Company has informed it or any of its Subsidiaries that such person intends to change such relationship because of the purchase and sale of the Shares or the consummation of any other transaction contemplated hereby.

          (b) To the knowledge of the Company, immediately following the Closing, no material asset of AO will be subject to a Lien, other than a Permitted Lien, which was not in existence immediately prior to the Closing.


                                   ARTICLE V


                                COVENANTS OF AWI
                                ----------------

          AWI covenants and agrees as follows:

          Section 5.1. Access. Prior to the Closing, AWI shall, and shall cause
                       ------
its Subsidiaries, including AO, to, give the Company and its representatives, employees, counsel and accountants reasonable access, during normal business hours and upon reasonable notice, to all personnel, properties, books and records which relate to the business or operation of AO, the Related Assets or (to the extent AWI or its Subsidiaries have access) RISA.

          Section 5.2. Ordinary Conduct. Except as set forth in Schedule 5.2 or
                       ----------------
otherwise expressly permitted by the terms of this Agreement, AWI covenants and agrees that, from the date of the AO Balance Sheet to the Closing, (i) it has caused and shall cause the business of AO (and shall use all reasonable efforts to cause the business of

RISA) to be conducted in the ordinary course in substantially the same manner as presently conducted (including with respect to advertising, promotions, capital expenditures (consistent with the budget previously delivered to the Company) and inventory levels), (ii) it has made and shall make all reasonable efforts consistent with past practices to preserve the relationships with customers, suppliers and others with whom AO deals, (iii) it has not permitted and shall not permit AO or any of AWI's Subsidiaries to, take any action that has resulted in, or that would, or could reasonably be expected to, result in any of the conditions to the purchase and sale of the Shares set forth in Article XI not being satisfied and (iv) it has not permitted and shall not permit AO to do any of the following without the prior written consent of the Company:

          (a) amend its Certificate of Incorporation or By-laws;

          (b) declare or pay any dividend or make any other distribution to its stockholders whether or not upon or in respect of any shares of its capital stock;

          (c) redeem or otherwise acquire any shares of its capital stock or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock;

          (d) adopt or amend in any material respect any AO Benefit Plan or collective bargaining agreement, except as required by law;

          (e) grant to any executive officer or employee any increase in compensation or benefits, except increases in the ordinary course of business consistent with past practice and disclosed in writing to the Company;

          (f) incur or assume any Debt;

          (g) permit, allow or suffer any of its assets to become subjected to any Lien, easement, covenant, right-of-way or other similar restriction of any nature whatsoever, other than Permitted Liens incurred in the ordinary course of business;

          (h) waive any claims or rights of substantial value;

          (i) except as provided in Section 7.8, pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with, AWI or any of its Affiliates;

          (j) make any change in any method of accounting or accounting practice or policy other than those required by United States generally accepted accounting principles;

          (k) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than inventory) which are material, individually or in the aggregate, to AO;

          (l) make or incur any capital expenditure that is not currently approved in writing by the Company or budgeted for in a budget delivered to the Company and which, individually, is in excess of $250,000 or make or incur any such expenditures which, in the aggregate, are in excess of $1,000,000;

          (m) sell, lease or otherwise dispose of any assets, other than with respect to the sale of inventory or obsolete equipment, in each case, in the ordinary course of business;

          (n) enter into any lease of real property with annual rentals in excess of $250,000 per lease, except any renewals of existing leases in the ordinary course of business; or

          (o) agree, whether in writing or otherwise, to do any of the foregoing.

          Section 5.3. Insurance. AWI shall keep, or cause to be kept, all
                       ---------
insurance policies set forth in Schedule 3.13, or suitable replacements therefor, in full force and effect through the close of business on the Closing Date and shall give proper notice to providers of such insurance policies of any known claims which AO or AWI reasonably believes it has under such insurance policies prior to Closing. As of the Closing, AWI shall assign to the Company and/or to AO any and all assignable rights which AWI may have under such insurance policies covering claims relating to AO for the period on or prior to the Closing Date and which are set forth in Schedule 5.3. AWI agrees to supplement Schedule 5.3 if it becomes aware of any additional assignable rights to which this Section 5.3 applies and which are not set forth in Schedule 5.3.

          Section 5.4. Non-Competition; Non-Solicitation. (a) From and after the
                       ---------------------------------
Closing until the first to occur of (i) the date that AWI ceases to hold an ownership interest in the Company; (ii) the date that the persons and/or entities who are stockholders of the Company immediately prior to the Closing and (A) trusts for the benefit of such persons or the spouse, issue parents or other relatives of such persons, (B) entities controlling or controlled by such persons and (C) in the event of the death of any such individual person, heirs or testamentary legatees of such persons own less than 10% of the outstanding capital stock of the Company and (iii) the tenth anniversary of the date of this Agreement (such period shall be referred to herein as the "Non-Competition
                                                           ---------------
Period"), AWI shall not, and will cause its direct and indirect Subsidiaries not
------
to, (i) engage in the
business of manufacturing, distributing, marketing or selling glazed or unglazed ceramic tile in North America; provided however, that nothing contained herein
                               ----------------
shall limit the right of AWI or its Subsidiaries to engage in the manufacture, sale, distribution or marketing of products used in the installation of ceramic tile, or (ii) directly or indirectly solicit, encourage, entice or induce any person who is an employee of the Company, any Company Subsidiary or AO, in each case, where such employee is engaged in the employ of the Company, any Company Subsidiary or AO in a business related to the business engaged in by AO as of the date hereof, to terminate his or her employ with the Company, any Company Subsidiary or AO, as applicable, but only for so long as such person is employed by the Company, any Company Subsidiary or AO.

          (b) For a period of 18 months following the Closing Date, AWI will not, and will cause its Subsidiaries not to, without the prior written consent of the Company, employ any person who is an employee of the Company, any Company Subsidiary or AO on the Closing Date. The restrictions set forth in this
Section 5.4(b) shall not apply to any persons whose employment with the Company, any Company Subsidiary or AO, as the case may be, has been terminated by the Company, such Company Subsidiary or AO during such 18 month period.

          (c) The parties acknowledge and agree that if a breach occurs under this Section 5.4, any remedy of law would be inadequate and that the affected party, in addition to seeking monetary damages in connection with any such breach, shall be entitled to specific performance, injunctive or other equitable relief to prevent or restrain a breach of this Section 5.4 or to enforce the provisions of this Section 5.4.

          Section 5.5. Certain Licenses and Permits. AWI covenants that all
                       ----------------------------
licenses, permits and authorizations which are held in the name of any employee, officer, director, stockholder, agent or otherwise on behalf of AO shall be duly and validly transferred to AO without consideration prior to the Closing and that the warranties, representations, covenants and conditions contained in this Agreement shall apply to the same as if held by AO as of the date hereof.

          Section 5.6. Distribution of the Shares. The Company Shares received
                       --------------------------
by AWI or its Subsidiaries pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and AWI shall not offer to sell or otherwise dispose of the Company Shares so acquired by it in violation of any of the registration requirements of the Securities Act and the rules and regulations thereunder. From and after the Closing, the Company shares will be subject to the terms and conditions of the Shareholder's Agreement.

          Section 5.7. Related Assets and Agreements. (a) On or prior to the
                       -----------------------------
Closing, AWI shall cause to be transferred to AO any assets (the "Related
                                                                  -------
Assets") of
------

AWI or any of its Affiliates (other than assets of AO and other than the assets set forth in Schedule 5.7(a)), including Intellectual Property, which (i) are disclosed on the AO Balance Sheet or (ii) are used directly in or necessary for the conduct of AO's business. All of the Related Assets shall be deemed to be owned by AO and to be part of the business of AO for the purpose of the representations and warranties contained in Article III and the provisions of
Article X.

          (b) It is understood and agreed that no trade name using the "Armstrong" name is owned by AO and/or will be transferred to AO and, after the Closing, AO will not have any right to any trade name, trademark or logo using the name "Armstrong." Notwithstanding the foregoing, on or prior to the Closing, AWI shall enter into a license agreement (the "License Agreement") with
                                                        -----------------
the Company or a Company Subsidiary pursuant to which the Company and the Company Subsidiaries will be entitled to use the Armstrong name on the terms and conditions set forth in Schedule 5.7(b).

          (c) On or prior to Closing AWI shall (i) cause Armstrong World Industries Canada Limited to enter into an agreement (the "Mining Agreement")
                                                           ----------------
with the Company or a Company Subsidiary providing for the supply of pyrophollite ore to the Company and its Subsidiaries on the terms and conditions set forth in Schedule 5.7(c)(i), (ii) enter into a transition services agreement (the "Transition Services Agreement") with the Company or a Company Subsidiary
      -----------------------------
on the terms and conditions set forth in Schedule 5.7(c)(ii), (iii) enter into, and shall cause ACF to enter into, an agreement (the "RISA Agreement") with the
                                                      --------------
Company or a Company Subsidiary on the terms and conditions set forth in
Schedule 5.7(c)(iii) and (iv) enter into a computer services agreement (the "Computer Services Agreement") with the Company or a Company Subsidiary on the
 ---------------------------
terms and contributions set forth in Schedule 5.7(c)(iv). For the purposes of this Agreement, the Mining Agreement, the License Agreement, the Transition Services Agreement, the Computer Services Agreement and the RISA Agreement collectively are referred to as the "Related Agreements".
                                     ------------------

          Section 5.8. Required Notices. At all times prior to the Closing, AWI
                       ----------------
shall promptly, upon obtaining knowledge thereof, give written notice to the Company of (i) any facts or circumstances or the occurrence of any event or the failure of any event to occur, which will, or could reasonably be expected to, result in (x) an AO Material Adverse Effect or a RISA Material Adverse Effect or
(y) a material breach of any representation or warranty made by AWI in this Agreement, (ii) any failure by AWI to comply in all material respects with any material covenant, condition or agreement contained in this Agreement, (iii) any material complaints, investigations, proceedings or hearings of any Governmental Entity with respect to this Agreement, AO, RISA, the Related Assets or the transactions contemplated hereby, (iv) regarding institution or threat of institution of any material litigation or similar action with respect to this Agreement, AO, RISA, the Related Assets or the consummation of the transactions contemplated hereby and (v) the occurrence of any event which will or could reasonably be expected to result in the failure by AWI to satisfy any conditions set forth in
Article XI. During the period from the date of this Agreement to the Closing Date, AWI will cause one or more of its representatives to be reasonably available to confer on a regular basis with representatives of the Company to report on the general status of the ongoing operations of AO and RISA.

          Section 5.9. Debt; Affiliated Transactions. (a) On or prior to the
                       -----------------------------
Closing, AWI shall cause all Debt of AO (including any Debt (i) associated with the Related Assets and (ii), without limitation, in respect of Capital Lease obligations) to be repaid in full and canceled; it being understood and agreed that the funds to be utilized for such repayment shall not be funds of AO or RISA.

          (b) On or prior to the Closing, AWI shall cause all agreements and commitments (other than the Related Agreements) between AWI and its Affiliates (other than AO and RISA), on the one hand, and AO, on the other hand, to be terminated without any cost to AO.

          Section 5.10. Interim Financial Statements. Between the date of this
                        ----------------------------
Agreement and the Closing Date, AWI shall deliver to the Company monthly unaudited balance sheets of the AO Business and statements of income and cash flows of the AO Business, together with the notes to such financial statements. Such financial statements shall be prepared in conformity with generally accepted accounting principles in the United States, consistently applied (except, in each case, as described in the notes to such financial statements) and shall fairly present (subject to normal, recurring year-end audit adjustments) the financial condition and results of operations of the AO Business as of the date thereof and for the period indicated.

          Section 5.11. Litigation Indemnity. AWI shall defend, indemnify and
                        --------------------
hold harmless the Company Indemnitees (as defined in Section 8.5(a)) from and against any and all Loss (as defined in Section 7.10) in excess of $300,000 up to a maximum amount of $7,500,000 arising out of or relating to the dispute (including, without limitation, any actual or threatened litigation) with Sucesores de A. Mayol & Co. Inc. disclosed in Schedule 3.12 and any related dispute with International Purchasing and Trading Corp. or any third party. AWI shall have the right to control (in consultation with the Company) the disputes referred to in this Section 5.11; provided that, AWI may not compromise or
                                  -------------
settle any such dispute without the prior written consent of the Company, such consent not to be unreasonably withheld.

                                   ARTICLE VI


                            COVENANTS OF THE COMPANY
                            ------------------------

          The Company covenants and agrees as follows:

          Section 6.1. Access. Prior to the Closing, the Company shall, and
                       ------
shall cause each Company Subsidiary to, give AWI and its representatives, employees, counsel and accountants reasonable access, during normal business hours and upon reasonable notice, to the personnel, properties, books and records of the Company and each Company Subsidiary.

          Section 6.2. Business Conduct. Except as set forth in Schedule 6.2 or
                       ----------------
otherwise expressly permitted by the terms of this Agreement, from the date hereof through the Closing, the Company (i) will conduct, and will cause the Company Subsidiaries to conduct, its business in the ordinary course and (ii) will not, and will cause the Company Subsidiaries not to, without the prior written consent of AWI:

          (a) Make any capital expenditures not included in the plans and budgets of the Company previously reviewed by AWI, if expenditures on any individual project are greater than $12 million;

          (b) Make any acquisition of assets, business or operations or securities by merger or otherwise (whether in one transaction or a series of related transactions), if expenditures on any such transaction exceed $20 million;

          (c) Make any sale, asset exchange, lease, exchange, mortgage, pledge, transfer or other disposition by merger or otherwise (in one transaction or a series of related transactions) of any Company Subsidiary or assets of the Company or any Company Subsidiary which involves more than 20% of the total assets of the Company and the Company Subsidiaries taken as a whole on a cumulative basis;

          (d) Amend the Certificate of Incorporation or By-laws of the Company, other than as contemplated by Section 4.3;

          (e) Declare or pay any dividend or make any other distribution to its stockholders whether or not upon or in respect of any shares of its capital stock;

          (f) Redeem or otherwise acquire any shares of its capital stock or, except as contemplated by Sections 4.3 or 4.5, issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock, other than the Company Shares;

          (g) Consummate any material re-negotiation or modification of the Debt of the Company or the Company Subsidiaries pursuant to (i) the Loan Agreement, dated January 4, 1990, among DTM Holdings Inc., the banks signatory thereto and National Westminster Bank U.S.A., as Agent, as the same may have been amended (ii) the Note Agreement dated as of January 9, 1990 (the "Note Agreement") relating to the 10.625% Series A Senior Notes
                --------------
     Due January 9, 2000 and the 10.770% Series B Senior Notes due January 9, 2002 as the same may have been amended and (iii) the Indenture, dated August 11, 1993 from Dal-Tile International Inc. to Citibank N.A., as trustee, relating to $133,200,000 Senior Secured Zero Coupon Notes Due July 15, 1998, as the same may have been amended;

          (h) Pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with, any of its Affiliates (other than any Company Subsidiary), except pursuant to arrangements disclosed in the Schedules hereto or otherwise disclosed in writing to AWI prior to the date hereof; or

          (i) Make any change in any method of accounting or accounting practice or policy other than those required by United States generally accepted accounting principles.

          Section 6.3. Non-Solicitation. (a) For the period from the Closing
                       ----------------
through the end of the Non-Competition Period, the Company will not, and will not permit any Company Subsidiary to, solicit, encourage, entice or induce any person who is at such time an employee of AWI or any of its Subsidiaries, in each case, where such employee is engaged in the employ of AWI or any of its Subsidiaries in a business which is ancillary to the business in which AO is engaged as of the date hereof, to terminate his or her employ with AWI or any of its Subsidiaries (other than AO), as applicable, but only for so long as such person is employed by AWI or any of its Subsidiaries.

          (b) For a period of 18 months following the Closing Date, the Company will not, and will not permit any Company Subsidiary to, without the prior written consent of AWI, employ any person who is an employee of AWI or any of AWI's Subsidiaries (other than AO) on the Closing Date, in each case, where such employee is engaged in the employ of AWI or any of AWI's Subsidiaries (other than AO) in a business which is ancillary to the business in which AO is engaged as of the date hereof. The restrictions set forth in this Section 6.3(b) shall not apply to any persons whose employment with AWI or any of its Subsidiaries, as the case may be, has been terminated by AWI or such Subsidiary during such 18 month period.

          (c) The parties acknowledge and agree that if a breach occurs under this Section 6.3, any remedy of law would be inadequate and that the affected party, in addition to seeking monetary damages in connection with any such breach, shall be entitled to specific performance, injunctive or other equitable relief to prevent or restrain a breach of this Section 6.3 or to enforce the provisions of this Section 6.3.

          Section 6.4. Required Notices. At all times prior to the Closing Date,
                       ----------------
the Company shall promptly, upon obtaining knowledge thereof give written notice to AWI of (i) any facts or circumstances or the occurrence of any event or the failure of any event to occur, which will, or could reasonably be expected to, result in (x) a Company Material Adverse Effect, or (y) a material breach of any representation or warranty made by the Company in this Agreement, (ii) any failure to comply in all material respects with any material covenant, condition or agreement contained in this Agreement, (iii) any material complaints, investigations, proceedings or hearings of any Governmental Entity with respect to this Agreement, the Company or any Company Subsidiary or the transactions contemplated hereby, (iv) regarding institution or threat of institution of any material litigation or similar action with respect to this Agreement, the Company or any Company Subsidiary or the consummation of the transactions contemplated hereby and (v) the occurrence of any event which will or could reasonably be expected to result in the failure by the Company to satisfy any conditions set forth in Article XI. During the period from the date of this Agreement to the Closing, the Company will cause one or more of its representatives to be reasonably available to confer on a regular basis with representatives of AWI to report on the general status of the ongoing operations of the Company and the Company Subsidiaries.

          Section 6.5. Distribution of the Shares. The Shares purchased by the
                       --------------------------
Company pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and the Company shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act.

          Section 6.6. Certain Transactions. The Company covenants and agrees
                       --------------------
with AWI that, for a period of one year after the Closing, it will not (i) permit AO to merge with or into any direct Subsidiary of the Company, or (ii) liquidate or merge any Subsidiary into which AO has been merged with or into any direct Subsidiary of the Company; provided, however, this Section 6.6 shall not
                                  -----------------
prohibit the merger of the Company with or into Dal-Tile Group Inc. unless AO has previously been merged with Dal-Tile Corporation (or another "first tier" or "second tier" Subsidiary of the Company) in a merger in which AO is not the surviving corporation. The Company further covenants and agrees with AWI that, for a period of 90 days after the Closing, it will not allow its shareholders to transfer or contribute money or other property to the Company if the transferors of such money or other property, together with AWI, would for purposes of Section 351 of the Code, be considered to be in "control" of the Company within the meaning of Section 368(c) of the Code immediately after the transfer.

          Section 6.7. Noteholder Consent. The Company shall use reasonable
                       ------------------
efforts to obtain a clarification of, and if necessary, an amendment to, the Note Agreement to the effect that no Change of Control (as defined in the Note Agreement) will be deemed to have occurred pursuant to clause (a)(ii) of the definition of Change of Control contained in the Note Agreement as a result of a transaction in which, after an initial public offering of the common stock of the Company, AWI and its Subsidiaries gain beneficial ownership of 30% or more of the outstanding voting stock of the Company.

          Section 6.8. Insurance. The Company shall use reasonable efforts to
                       ---------
obtain "tail" liability insurance in connection with incurred but not reported claims relating to AO covering a reasonable period prior to the Closing, to the extent such coverage is available on commercially acceptable terms.

                                  ARTICLE VII


                                MUTUAL COVENANTS
                                ----------------

          Each of AWI and the Company covenants and agrees as follows:

          Section 7.1. Cooperation. The Company and AWI shall cooperate with
                       -----------
each other, and shall cause their officers, employees, agents, auditors and representatives to cooperate with each other following the Closing to ensure the orderly transition of control of AO from AWI to the Company. After the Closing, upon reasonable written notice, the Company and AWI shall furnish or cause to be furnished to each other and their employees, counsel, auditors and representatives access, during normal business hours, to such information and assistance relating to AO, the Related Assets and, to the extent available to AWI and its Subsidiaries, RISA as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any tax returns, reports or forms or the defense of any tax claim or assessment or for any other reason reasonably requested by the other party, provided that if requested by the Company or AWI, as applicable, the party requesting information will enter into a confidentiality agreement relating to non-public information. Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 7.1. AWI further agrees to use its best efforts to cause KPMG Peat Marwick to prepare, at AO's expense, audited financial statements of AO as at, and for the period ending on, the Closing Date.

          Section 7.2. Publicity. AWI and the Company agree that, from the date
                       ---------
hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that each of AWI and the Company
                          -----------------
may make internal announcements to its employees and announcements to its suppliers and customers that are consistent with the parties' prior public disclosures regarding the transactions contemplated hereby after reasonable prior notice to the other party.

          Section 7.3. Reasonable Efforts. Subject to the terms and conditions
                       ------------------
of this Agreement, including the provisions set forth in Section 7.4, each party shall use its respective reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement, including seeking the dismissal of any litigation, or the withdrawal of any pending litigation, which litigation would have the effect of blocking or delaying the consummation of the transaction contemplated by this Agreement. Subject to the terms and conditions set forth herein (including Section 7.4), each of AWI and the Company will use their respective reasonable efforts to obtain all consents, waivers and clearances of all third parties and governmental entities necessary or advisable to consummate and make effective the transactions contemplated by this Agreement.

          Section 7.4. Antitrust Notification. Each of AWI and the Company have
                       ----------------------
previously filed with the Mexican Federal Competition Commission (the "Mexican
                                                                       -------
FCC") the notification and report form required for the transactions
---
contemplated hereby and will promptly file any supplemental information requested in connection therewith pursuant to the Mexican Anti-Trust Regulations. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the Mexican Anti-Trust Regulations. Each of the Company and AWI shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the Mexican Anti-Trust Regulations. AWI and the Company shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the Mexican FCC, and shall comply promptly with any such inquiry or request. Each of AWI and the Company shall use all reasonable efforts to obtain any clearance required under the Mexican Anti-Trust Regulations for the purchase and sale of the Shares. For purposes of this
Section 7.4 and of Section 7.3, the "reasonable efforts" of the Company shall not require the Company to agree to any prohibition, limitation or other requirement of the type set forth in clauses (ii), (iii) and
(iv) of Section 11.1(c).

          Section 7.5. Records. On, or as soon as reasonably practicable after,
                       -------
the Closing Date, AWI shall deliver or cause to be delivered to the Company all original agreements, documents, books, records and files, including records and files stored on computer disks or tapes or any other storage medium (collectively, "Records"), if any, in the possession of AWI relating to the
                -------
business and operations of AO, the Related Assets and RISA to the extent not then in the possession of AO, subject to the following exceptions:

          (a) the Company recognizes that certain Records may contain incidental information relating to AO or RISA, the Related Assets and RISA or may relate primarily to Subsidiaries or divisions of AWI other than AO, the Related Assets and RISA, and that AWI may retain such Records and shall provide copies of the relevant portions thereof to the Company; and

          (b) AWI may retain any tax returns, reports or forms, and the Company shall be provided with copies of such returns, reports or forms only to the extent that they relate to AO's separate returns or separate tax liability.

          Section 7.6. No-Shop. For the period from the date hereof through the
                       -------
Closing, AWI (with respect to clause (i) hereof) and the Company (with respect to clause (ii) hereof) will not, and will cause their respective direct and indirect Subsidiaries, Affiliates, officers, employees, and representatives not to, solicit offers, inquiries or proposals from or negotiate or participate in discussions with, or disclose information to, others in connection with (i) the possible sale or other disposition of all or any material portion of the stock or assets of AO and (ii) the sale or other disposition of all or substantially all of the stock or assets of the Company, or the formation of any material strategic joint venture arrangements involving the Company.

          Section 7.7. Further Assurances. From time to time after the Closing,
                       ------------------
as and when requested by either party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to the provisions of Sections 7.3 and 7.4), as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

          Section 7.8. Intercompany Accounts; Receivables. (a) AWI acknowledges
                       ----------------------------------
and agrees that, effective as of the Closing, all inter-company payables (including intercompany notes) and receivables (other than the receivables referred to in Sections 7.8(b) and (c)) between AWI and its Subsidiaries (other than AO), on the one hand, and AO, on the other hand, shall be deemed forgiven and/or canceled and marked to a zero balance.

          (b) All amounts due to AO in respect of the sale prior to the Closing of ceramic tile products by AWI shall be accounted for as receivables on the books of AO and shall be collected by AWI consistent with past practice and paid over to AO within 5 days of receipt thereof by AWI.

          (c) On or prior to the date 45 business days after the Closing, the Company shall deliver to AWI a statement, certified by the chief financial officer of the Company, setting forth, as of the Closing Date, a calculation of the excess of receivables over current liabilities of AO (including accounts payable, employment costs and other accrued expenses), in each case, calculated in accordance with generally accepted accounting principles in the United States consistently applied with the accounting principles applied by AO prior to the Closing, to the extent such principles were consistent with generally accepted accounting principles in the United States, (such excess the "Net Receivables
                                                              ---------------
Amount").
------

          (d) Within 10 business days of delivery of the statement referred to in Section 7.8(c), AWI shall have the right to notify the Company of any objection it has to the Net Receivables Amount as set forth in such statement. If AWI and the Company are unable to agree on the Net Receivables Amount within 10 business days thereafter, AWI and the Company shall submit the dispute to a nationally recognized independent accounting firm mutually agreeable to the parties, which firm shall not have had a material relationship with either AWI or the Company or their respective Subsidiaries within the two years preceding the appointment (the "Arbiter"), for resolution. If the parties cannot agree on
                      -------
the selection of the independent accounting firm to act as Arbiter, the parties shall request the American Arbitration Association to appoint such a firm, and such appointment shall be conclusive and binding upon the parties. Promptly, but no later than 20 days after its acceptance of its appointment as Arbiter, the Arbiter shall determine, based solely on presentations by AWI and the Company, and not by independent review, only those issues in dispute and shall render a report as to the dispute and the resulting computation of the Net Receivables Amount which shall be conclusive and binding upon the parties. The fees, costs and expenses of the Arbiter shall be borne by each party in the proportion that the aggregate dollar amount of such disputed items so submitted that are unsuccessfully disputed by such party bears to the aggregate dollar amount of the items submitted to the Arbiter.

          (e) To the extent that the Net Receivables Amount, as finally determined, (i) exceeds $15,071,000, the Company shall pay to AWI the amount of such excess, or (ii) is less than $15,071,000, AWI shall pay to the Company the amount of such shortfall; provided that, AWI or the Company, as the case may be,
                          -------------
shall only be
required to make payments under this Section 7.8(e) to the extent that such excess or shortfall is greater than $500,000.

          (f) Any payments required to be made pursuant to this Section 7.8 shall be made by wire transfer of immediately available funds to an account designated by the receiving party in writing.

          (g) Subject to the provisions of Section 5.2, AWI covenants and agrees that, for the period from the date of the AO Balance Sheet, through the Closing, it has caused and will cause the operations of AO to be conducted in the ordinary course of business, consistent with past practice, including with respect to the creation and payment of intercompany accounts payables and receivables. Schedule 7.8 specifies the existing policies of AWI and its Subsidiaries, as of November 29, 1995, with respect to the advance and payment of intercompany account payables and receivables between AWI and its Subsidiaries (other than AO), on the one hand, and AO, on the other hand.

          Section 7.9. Certain RISA Closing Conditions. Notwithstanding anything
                       -------------------------------
contained in this Agreement to the contrary, in the event that the conditions set forth in Section 11.1 relating to RISA have not been satisfied (including, without limitations, the condition that clearance under the Mexican Anti-Trust Regulations has been obtained) as of the Closing Date, and the Closing may otherwise proceed, the parties shall proceed with the Closing and hereby agree that (i) AWI, through ACF, shall retain the RISA Shares until such conditions have been satisfied, (ii) that at the time such conditions have been satisfied, the RISA Shares shall be transferred to the Company and (iii) that AWI shall use its best efforts to cause the business of RISA to be conducted consistent with the restrictions set forth in Section 5.2, from the Closing Date until the date of transfer of the RISA Shares; provided that, if the conditions set forth in
                                -------------
Section 11.1 relating to RISA have not been satisfied within 3 months following the Closing, AWI shall transfer or cause to be transferred to the Company, that number of Company Shares (the "Withheld Shares") of each class as is equal to
                               ---------------
the product of (i) the number of Company Shares of each class issued to AWI and its Subsidiaries pursuant to Section 1.2 and (ii) a fraction, the numerator of which is the value allocated to the RISA Shares pursuant to Section 9.7 and the denominator of which is the sum of (x) $132,575,000 and (y) the value allocated to the RISA Shares and the Mining Agreement, in each case, pursuant to Section
9.7. For a period of 6 months thereafter, the Company shall have the option to purchase the RISA Shares from AWI in consideration of the Withheld Shares.

          Section 7.10. Letters of Credit; Guarantees. (a) AWI shall continue to
                        -----------------------------
maintain and/or guarantee, for the benefit of AO, (i) those letters of credit set forth in Schedule 7.10 (i) until such time as those letters of credit expire by their terms, (ii) those guarantees of certain real estate leases set forth in
Schedule 7.10 (ii) until such time as those guarantees expire by their terms and
(iii) those guarantees of certain customs and
reclamation bonds set forth in Schedule 7.10 (iii) until such time as those guarantees expire by their terms, provided that, in each case, the Company shall defend, indemnify and hold AWI harmless against any and all loss, liability, claim, award, judgment, cost, damage or expense (including, without limitation, reasonable attorney's fees) (a "Loss") incurred by AWI after the Closing
                                ----
pursuant to such letters of credit or guarantees as a result of AO's failure to comply with the terms of leases referred to in clause (ii) above or the underlying obligations pursuant to which such letters of credit or bonds were issued.

          (b) The Company shall use reasonable efforts to obtain the release of AWI from the guarantees and obligations referred to in Section 7.10(a) as soon as is reasonably practicable following the Closing.

                                  ARTICLE VIII


                          EMPLOYEE AND RELATED MATTERS
                          ----------------------------

          Section 8.1. Pension Plans. As of the Closing Date, AO shall cease to
                       -------------
be a participating employer under the Retirement Income Plan for Employees of Armstrong World Industries, Inc. (the "Armstrong Pension Plan") and AWI and AEI
                                       ----------------------
shall take, or cause to be taken, all such action as may be necessary to effect such cessation of participation. As soon as practicable after the Closing Date, the Company shall, or shall cause AO to, establish or designate a defined benefit pension plan (the "Company's Pension Plan") to provide benefits to AO
                           ----------------------
Union Employees (as defined below) in accordance with the Collective Bargaining Agreements (as defined below). "Service" under the Company's Pension Plan shall
                                -------
include service with AO prior to the Closing Date for eligibility, vesting and benefit accrual purposes under the Company's Pension Plan; provided, however
                                                           -----------------
that the Company's Pension Plan may provide that benefits payable thereunder shall be reduced by benefits which participants are eligible to receive under the Armstrong Pension Plan as in effect on the Closing Date. For purposes of this Article VIII, the term "AO Union Employees" shall mean all AO Employees who
                             ------------------
are members of the collective bargaining units subject to the Collective Bargaining Agreements, and the term "Collective Bargaining Agreements" shall
                                     --------------------------------
mean each or all of the Agreement between United Rubber, Cork, Linoleum and Plastic Workers of America, Local 1139 and AO, Effective Dates February 12, 1994 to February 8, 1997, Agreement between Aluminum, Brick and Glass Workers International Union, AFL-CIO, CLC Olean Local No. 151 and AO, Effective Dates February 5, 1995 to January 31, 1998, and Union Contract between Jackson Local No. 440-G of the Aluminum, Brick and Glassworker's International Union, AFL-CIO, CLC and AO, Effective Dates November 3, 1994 to October 31, 1997. AWI and its Affiliates (other than AO) shall retain all liabilities with respect to all benefits accrued by AO Employees under the Armstrong Pension Plan, whether accrued on or after the Closing Date. Prior to the Closing Date, AWI shall cause the Armstrong Pension Plan to be amended to provide that (i) all benefits accrued under the Armstrong Pension Plan through the Closing Date by all AO Employees shall become fully vested and (ii) for purposes of determining AO Union Employees' eligibility for early retirement benefits under the Armstrong Pension Plan, service shall include service with AO and the Company after the Closing Date and termination of employment with AO and the Company after the Closing Date shall be treated as termination of employment with AWI. From and after the Closing Date, AO Union Employees shall remain eligible to receive a disability retirement pension and a post-retirement single sum death benefit under the Armstrong Pension Plan (as in effect on the date hereof). Prior to the Closing Date, AWI shall cause the Armstrong Pension Plan to be amended to provide the AO Union Employees such continued eligibility, including, but not limited to, amending such plan to provide that, for purposes of determining AO Union Employees' eligibility for a disability retirement pension or post-retirement single sum death benefit under the Armstrong Pension Plan (as in effect on the date hereof), (i) service shall include service with AO and the Company after the Closing Date and (ii) termination of employment with AO or the Company on account of total and permanent disability shall be treated as termination on such account with AWI, it being understood that in the event of termination of employment from the Olean, NY location of an AO Union Employee after the Closing Date on account of total or permanent disability, such employee shall be treated as having no less than thirty years of total service with AWI at the time of his deemed termination with AWI.

          Section 8.2. ESOP. AWI shall cause the Armstrong World Industries,
                       ----
Inc. Employee Stock Ownership Plan (the "ESOP") to be amended to provide that
                                         ----
each AO Employee shall be fully vested in his ESOP Account (as defined in the ESOP) as of the Closing Date. AWI shall cause the ESOP to be amended, and shall cause the ESOP to be administered in such a manner so that each AO Employee who participates in the ESOP shall receive thereunder an allocation of such number of shares of capital stock of AWI as he would have received had he been a participant through and until the last day of the ESOP Allocation Period (as defined in the ESOP) in which the Closing Date occurs.

          Section 8.3. Deferred Compensation Plan. On or prior to the Closing
                       --------------------------
Date, AWI shall cause AO to cease to be a participating employer under the Armstrong Deferred Compensation Plan.

          Section 8.4. Short-Term Incentive Plans. On or prior to December 31,
                       --------------------------
1995, AWI shall cause AO to cease to be a participating employer under the Armstrong Management Achievement Plan (the "MAP"). Subject to the last sentence
                                            ---
of this Section 8.4, the Company and its Affiliates (including AO after the Closing Date) shall be liable under the MAP only with respect to the participation of Messrs. Robert J. Shannon, W.R. DiJirolanio, David F. Finnigan, Rupert Lux and Robert S. Siok (the "MAP Participants") therein for the 1995
                                    ----------------
fiscal year and only to the extent of 50% of the amount accrued in respect of the MAP on the AO Balance Sheet. Subject to the last sentence of this Section 8.4, the Company and its Affiliates (including AO after the Closing Date) shall be liable under the AO Turnaround Plan only to the extent of 50% of the amount accrued in respect of such plan on the AO Balance Sheet. Notwithstanding the foregoing provisions of this Section 8.4, the Company's and its Affiliates' (including AO's) liability under such plans shall not exceed $309,000 in the aggregate.

          Section 8.5. Employee Benefit Indemnities. (a) Except to the extent
                       ----------------------------
provided by Section 8.4, the Company and its Subsidiaries (including AO after the Closing Date) do not assume any liabilities or obligations with respect to, and AWI shall indemnify and hold harmless the Company, its Affiliates (including AO after the Closing Date), their respective officers, directors, shareholders, employees, agents, successors and assigns (the "Company Indemnitees") from and
                                                -------------------
against any and all Loss, arising out of or relating to, the funding, operation, administration, amendment, termination of, or withdrawal or partial withdrawal from, any Benefit Plan (other than a Benefit Plan set forth in Schedule 8.5(a)) established, maintained or contributed to by AO, AWI or any AO ERISA Affiliate as of, or prior to, the Closing Date, whether such liabilities, obligations or Loss arise out of or relate to, any event or state of facts occurring or existing before, on or after the Closing Date, and including, but not limited to liabilities, obligations or Loss, (i) arising under Title IV of ERISA, Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) under the Company's Pension Plan by reason of an amendment to the Armstrong Pension Plan which is adverse to the interests of AO Union Employees, or (iii) with respect to the participation of the MAP Participants in the MAP, by reason of an amendment to the MAP or administration of the MAP not in the ordinary course of business or consistent with past practice.

          (b) Notwithstanding Section 8.5(a), AWI shall indemnify and hold harmless the Company Indemnitees from and against any and all Loss (including any Loss attributable to the provision of welfare benefits) under or allegedly arising out of any AO Benefit Plan established or maintained on or prior to the Closing Date arising out of or relating to the actual or deemed severance, separation from service or termination of employment of any AO Employee which severance, separation from service or termination of employment occurs on or before the date 18 months after the Closing Date (including any deemed severance, separation or termination occurring by reason of the failure by the Company or any of its Subsidiaries (including AO after the Closing Date) to continue to employ an AO Employee on or after the Closing Date on substantially the same terms as those in effect immediately prior to the Closing Date) to the extent the amount of such Loss exceeds the amount of severance, if any, paid or payable to the AO Employee under the Company severance policy as in effect on the date hereof. The Company shall amend its severance policy to provide that, effective as of the Closing Date, AO Employees shall be entitled to the benefits provided thereunder.

          (c) Except as set forth in Section 8.1, nothing in this Agreement shall be construed as requiring the Company or its Subsidiaries (including AO after the Closing Date) to continue to employ any AO Employee or provide any benefit or level of benefits or any particular Benefit Plan for any period of time.

          Section 8.6. Labor. AWI covenants and agrees that (i) immediately
                       -----
after the date hereof, it shall, and shall cause AO to, notify the unions which are parties to the Collective Bargaining Agreements (the "Unions") that, as of
                                                          ------
the Closing Date, the Pension Plan Participants will cease to accrue benefits under the Armstrong Pension Plan; (ii) it shall comply with the terms of the Collective Bargaining Agreements and its bargaining obligations to the Unions under the National Labor Relations Act, as amended;
(iii) it shall permit the Company to participate in AWI's dealings with the Unions, including reviewing written communications in advance, permitting the Company to participate in oral communications and facilitating direct communications between the Company and the Unions, and (iv) it shall not, without the Company's prior written consent, change, or agree to change, the terms of the Collective Bargaining Agreements or, except as otherwise expressly set forth in this Agreement, otherwise increase, alter or amend the amount, kind or level of benefits available to the AO Union Employees.

          Section 8.7. AO Savings Plans. AWI shall promptly take such actions as
                       ----------------
the Company or AO shall reasonably request after the Closing Date to cause or direct the trustee or trustees of the American Olean Tile Company, Inc. Savings Plan for Salaried Employees and the American Olean Tile Company, Inc. Savings Plan for Production and Maintenance Employees (collectively, the "Savings
                                                                  -------
Plans") to transfer in cash and/or AWI stock to a trustee or trustees designated
-----
by the Company or AO an amount equal to the value of the assets of the Savings Plans, as determined on the date of transfer.

                                   ARTICLE IX


                                  TAX MATTERS
                                  -----------

          Section 9.1. Tax Indemnification by AWI. (a) With respect to periods
                       --------------------------
or portions of periods ending on or before the date of the AO Balance Sheet, AWI shall be liable for, and shall indemnify the Company Indemnitees and hold them harmless from and against any Loss incurred by them attributable to Income Taxes of AO to the extent that such Income Taxes exceed the reserves for Income Taxes included in the AO Balance Sheet (other than for deferred Income Taxes); provided, however, that AWI shall have no indemnity obligation under this
-----------------
Section 9.1(a) except to the extent that all such Losses exceed, in the aggregate, $500,000. For purposes of this Section 9.1, the absence of reserves for Income Taxes on the AO Balance Sheet, other than for deferred Income Taxes, shall be deemed to be a reserve of $0.

          (b) AWI shall be liable for, and shall indemnify the Company Indemnitees and hold them harmless from and against any Loss incurred by them attributable to any Taxes (i) of any consolidated, combined or unitary group of which AO was or is a member assessed against AO (other than the Taxes of AO, the liability for which shall be governed by Section 9.1(a) hereof) for any taxable year ending prior to or including the Closing Date by reason of it being liable for the Tax of such group under Section 1.1502-6 of the Treasury Regulations or any analogous provision of state, local or foreign law, (ii) arising by reason of the Section 338(h)(10) Election (as defined below) and (iii) arising by reason of any action taken pursuant to this Agreement (including, without limitation, Article VII hereof).

          (c) Payments required under this Section 9.1 shall be made within the later of 5 days of the Company's request therefor or 5 days prior to the date on which the related tax liability is due.

          Section 9.2. Tax Indemnification by the Company. (a) With respect to
                       ----------------------------------
periods or portions of periods ending on or before the date of the Company Balance Sheet, the Company shall be liable for, and shall indemnify AWI, its Affiliates (excluding the Company and the Company Subsidiaries and excluding
AO), their respective officers, directors, shareholders, employees, agents, successors and assigns (the "AWI Indemnitees"), and hold them harmless from and
                             ---------------
against, any Loss incurred by them attributable to Income Taxes of the Company and the Company Subsidiaries (excluding AO) to the extent that such Income Taxes exceed the reserves for Income Taxes included in the Company Balance Sheet (other than for deferred Income Taxes); provided, however, that the Company
                                        -----------------
shall have no indemnity obligation under this Section 9.2(a) except to the extent that all such Losses exceed, in the aggregate, $500,000.

          (b) The Company shall be liable for, and shall indemnify the AWI Indemnitees and hold them harmless from and against any Loss incurred by them attributable to any Taxes of any consolidated, combined or unitary group of which the Company and any of the Company Subsidiaries (excluding AO) were members, other than a consolidated, combined or unitary group for federal or state Income Tax purposes of which the Company or one of the Company Subsidiaries is or was the common parent, assessed against the Company or any of the Company Subsidiaries for any taxable year ending prior to or including the Closing Date by reason of it being liable for the Tax of such group under
Section 1.1502-6 of the Treasury Regulations or any analogous provision of state, local or foreign law.

          (c) Payments required under this Section 9.2 shall be made within the later of 5 days of AWI's request therefor or 5 days prior to the date on which the related tax liability is due and shall be subject to the last two sentences of Section 10.1(b)(i).

          Section 9.3. Filing Responsibility. (a) AWI shall cause to be timely
                       ---------------------
prepared and filed all Income Tax Returns required to be filed by or with respect to AO for all taxable periods ending on or prior to the Closing Date, taking into account extensions of time to file, and timely pay, or cause to be paid, when due, all Taxes relating to such Returns. Such Returns shall be prepared or completed in a manner consistent with prior practice of AWI and AO concerning the income, properties or operations of AO (including elections and accounting methods and conventions), except as otherwise required by law.

          (b) The Company shall prepare and file, or shall cause AO to prepare and file, subject to AWI's review and approval (which approval shall not be unreasonably withheld), all Income Tax Returns of AO for a period beginning prior to and ending after the Closing Date (a "Straddle Period" and a "Straddle Return").
                                  ---------------         ---------------
Except as otherwise required by law, such Straddle Returns shall be prepared or completed in a manner consistent with prior practice of AWI and AO concerning the income, properties or operations of AO (including elections and accounting methods and conventions). Any Income Taxes of AO attributable to a Straddle Period shall be apportioned between AWI, on the one hand, and the Company, on the other hand, in accordance with the principles of Treasury Regulation Section 1.1502-76(b) applied to the portion of such period ending on the Closing Date and the portion of such period beginning on the day following the Closing Date, respectively. Any amounts apportioned to AWI pursuant to the preceding sentence shall be paid by AWI to the Company within the later of 5 days of the Company's request therefor or 5 days prior to the date on which the related Tax liability is due.

          Section 9.4. Refunds and Carrybacks. (a) Except as provided in (d),
                       ----------------------
AWI shall be entitled to any refunds of Income Taxes paid by or on behalf of AO (including refunds paid by means of a credit against other or future Tax liabilities) arising with respect to taxable periods or portions thereof ending on or before the date of the AO Balance Sheet, to the extent in excess of the amount shown, if any, as an asset on the AO Balance Sheet.

          (b) The Company or AO, as the case may be, shall be entitled to all other refunds of Income Taxes paid by or on behalf of AO (including refunds paid by means of a credit against other or future Tax liabilities).

          (c) The Company shall cause AO to forward to AWI or to reimburse AWI for any refunds due AWI (pursuant to the terms of this Section 9.3) within five days after receipt thereof, and AWI shall forward to the Company (pursuant to the terms of this Section 9.3) or reimburse the Company for any refunds due AO or the Company within five days after receipt thereof. In the case of a refund received in the form of a credit against other or future Tax liabilities, reimbursement in respect of such refund shall be due in each case on the due date for payment of the Taxes against which such refund has been credited.

          (d) AWI agrees that if AO carries back any item of loss, deduction or credit which arises in any taxable period ending after the Closing Date ("Subsequent Loss") into any taxable period beginning before the Closing Date,
-----------------
then the Company shall be entitled to any tax benefit or refund of Taxes realized as a result thereof. The Company and AWI shall negotiate in good faith to resolve any dispute with respect to the calculation of any such benefit. Any unresolved disputes with respect to the calculation of tax benefits related to a Subsequent Loss shall be submitted to a "Big Six" accounting firm for arbitration, the costs of which shall be shared equally by the Company and AWI.

          Section 9.5. Cooperation. After the Closing Date, each of the Company
                       -----------
and AWI shall make available to the other, as reasonably requested, and to any Taxing Authority, all information, records and documents relating to Tax liabilities or potential Tax liabilities relating to AO and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations or extension thereof.

          Section 9.6. Tax Sharing. Any and all existing Tax sharing,
                       -----------
allocation, compensation or like agreements or arrangements, whether or not written, that include AO, including, without limitation, any arrangement by which AO makes compensating payments to any member of any affiliated, consolidated, combined, unitary or other similar Tax group for the use of certain Tax attributes, shall be terminated with respect to AO as of the Closing Date (pursuant to a writing executed on or before the Closing Date by all parties concerned) and shall have no further force or effect. All liabilities of
(i) AO to AWI or any Related Party or (ii) AWI or any Related Party to AO (for Taxes or otherwise) pursuant to such agreements or arrangements shall be canceled on or prior to the Closing Date. Any and all powers of attorney relating to Tax matters concerning AO shall be terminated as to AO on or prior to the Closing Date and shall have no further force or effect.

          Section 9.7. Purchase Price Allocation. The Consideration shall be
                       -------------------------
allocated as follows: $105,000,000 to the AO Shares, $1,000,000 to the RISA Shares (subject to confirmation by American Appraisal Associates) and $27,575,000 to the Cash Payment. Additionally, the allocation of the Consideration to the Mining Agreement (and, in the event that American Appraisal Associates does not confirm the allocation to the RISA Shares, the allocation of Consideration to the RISA Shares) shall be jointly made by the Company and AWI within 75 days following the Closing Date as reasonably determined by the Company and AWI, based on an appraisal prepared by American Appraisal Associates. All such allocations shall be used by each party in preparing all relevant Tax Returns, subject to adjustment to reflect (x) AWI's selling expenses as a reduction of sales proceeds, and (y) Purchaser's acquisition expenses as an addition to purchase price.

          Section 9.8. Transfer Taxes. AWI and the Company shall each bear 50%
                       --------------
of the cost of all documentary, stamp, transfer, sales, excise or other Taxes or recording fees payable in respect of the transfer of the Shares and the Consideration including, without limitation, any real property transfer taxes; provided, however, that AWI and the Company shall each bear 100% of any real
-----------------
property gains taxes attributable to the transfer of the Shares and the Consideration, respectively.

          Section 9.9. Audits. The Company shall promptly notify AWI in writing
                       ------
upon receipt by the Company or any Company Subsidiary (including AO) of notice of any pending or threatened Income Tax audits or assessments which may affect the Tax liabilities of AO for which AWI would be liable under Section 9.1. AWI shall have the right, subject to its promptly notifying the Company of its intent to exercise such right, to represent their own interests and AO's interests in any Tax matter, including any audit, examination, assessment, notice of deficiency or other adjustment or proposed adjustment, or administrative or judicial proceeding, the settlement of any of the foregoing, or the filing of any amended return (a "Tax Matter"), involving an Income Tax liability relating to a period
           ----------
ending on or before the Closing Date and to employ counsel of their choice at their expense; provided, however, that the Company shall have the right to
               -----------------
participate at its own expense, and its consent shall be required prior to settlement, which consent shall not be unreasonably withheld, in and of any such Tax Matter that relates to a Tax for which the Company or any Company Subsidiary could be held liable; provided further, however, that the Company and AWI shall
                      -------------------------
jointly control and share the expense of pursuing any Tax Matter relating to a period that begins before and ends after the date of the AO Balance Sheet in any jurisdiction in which AO does not file its Income Tax Returns on a consolidated, combined or unitary basis. The Company agrees that it will cooperate fully with AWI and their counsel in the defense or compromise of any such Tax Matter including, without limitation, the provision of any necessary powers of attorney.

          Section 9.10. Section 338 Elections and Forms. (a) With respect to the
                        -------------------------------
Company's acquisition of the AO Shares hereunder, AWI and the Company hereby covenant and agree with each other that they will join in making an election under Section 338(h)(10) of the Code, and the regulations promulgated thereunder, and any applicable analogous provision of state or local law (the "Section 338(h)(10) Election").
 ---------------------------

          (b) The Company shall be responsible for the preparation and timely filing of all returns (other than Income Tax Returns the responsibility for the preparation and filing of which is governed by Section 9.3(a)), documents, statements and other forms required to be filed with any federal, state or local taxing authority in connection with the Section 338(h)(10) Election (the "Section 338 Forms"). AWI shall cooperate with the Company to enable the
 -----------------
Company to prepare and file all Section 338 Forms and shall execute and deliver to the Company such documents or forms as are required by the Code or the regulations promulgated thereunder (and any applicable analogous provision of state or local law) or otherwise reasonably requested to properly complete the
Section 338 Forms and to complete the Section 338(h)(10) Election.

          (c) The Consideration allocable to the AO Shares pursuant to Section
9.7 and the liabilities of AO and other relevant items shall be allocated to the assets of AO in accordance with the rules of Section 338(h)(10) of the Code and regulations thereunder. Such allocation shall be prepared jointly by the Company and AWI within 180 days following the Closing Date as reasonably determined by the Company and AWI, based upon an appraisal prepared by American Appraisal Associates. All such allocations shall be used by each party in preparing the Section 338 Forms and all relevant Tax Returns, subject to adjustment to reflect (x) AWI's selling expenses as a reduction of sales proceeds, and (y) Purchaser's acquisition expenses as an addition to purchase price.

                                   ARTICLE X


                INDEMNIFICATION OF CERTAIN ENVIRONMENTAL LOSSES
                -----------------------------------------------

          Section 10.1.  Environmental Indemnification.
                         ------------------------------

          (a) Environmental Losses Indemnified by AWI.  (i)  If the Closing
              ---------------------------------------
occurs, AWI shall defend, indemnify and hold harmless the Company Indemnitees (excluding AWI and its Subsidiaries, but including AO), from and against all Environmental Losses incurred by any of them relating to, resulting from, or attributable to any Environmental Matter existing on or prior to the Closing Date with respect to AO, including, without limitation: (x) all manufacturing and other facilities, quarries, mines, landfills, and any other real property (and, in each case, any migration of Hazardous Substance therefrom) currently or formerly owned, operated, leased or controlled by AO or any of its predecessors; and (y) the current or former ownership or operation of the business (including, without limitation, off-site disposal activities) of AO, or any of its predecessors. Collectively, such Environmental Losses shall be referred to as "AWI Indemnified Environmental Losses."
 -------------------------------------

          (ii) AWI's indemnification obligations set forth in this Section 10.1(a)(i) shall only apply to the AWI Indemnified Environmental Losses as to which AWI has received notification, pursuant to the procedures set forth in
Section 10.2 below, from any of the Company Indemnitees on or before: (1) the fifth anniversary of the Closing Date, in the case of AWI Indemnified Environmental Losses at the AO manufacturing facilities located in Lansdale, Pennsylvania; Olean, New York; Jackson, Tennessee; Lewisport, Kentucky; Fayette, Alabama; and the sales service centers leased by AO set forth in Schedule 3.8(a)(iii) (the "AO Manufacturing Facilities"); and (2) the seventh anniversary
                  ---------------------------
of the Closing Date, in the case of all other AWI Indemnified Environmental Losses, including, without limitation, at any facility, quarry, mine, landfill, or any other real property (other than the AO Manufacturing Facilities). Notwithstanding anything contained herein to the contrary, with respect to any actual or potential AWI Indemnified Environmental Losses as to which AWI has received notification pursuant to Section 10.2(h) on or prior to the applicable anniversary of the Closing Date, AWI's indemnification obligations set forth in
Section 10.1(a)(i) shall survive without limitation as to time, irrespective of whether any such AWI Indemnified Environmental Losses are incurred or expended in whole or in part subsequent to the applicable anniversary of the Closing Date.

          (iii) AWI's indemnification obligations pursuant to Section 10.1(a)(i) shall be effective only after the amount of AWI Indemnified Environmental Losses, in the aggregate, exceeds $1,000,000, in which case the Company

Indemnitees shall be entitled to indemnification of up to $43,400,000 in excess thereof (the "AWI Cap"), subject to reduction pursuant to Section
                     -------
10.1(b)(v).

          (iv) Notwithstanding anything to the contrary set forth herein, AWI Indemnified Environmental Losses shall not include any Environmental Losses relating to, resulting from, or attributable to, RISA.

          (b) Environmental Losses Indemnified by the Company.  (i)  If the
              -----------------------------------------------
Closing occurs, the Company shall defend, indemnify and hold harmless the AWI Indemnitees from and against all Environmental Losses incurred by any of them relating to, resulting from, or attributable to any Environmental Matter existing at or prior to the Closing Date with respect to the Company or any Company Subsidiary (excluding AO), including, without limitation: (x) all manufacturing and other facilities, quarries, mines, landfills and any other real property (and, in each case, any migration of Hazardous Substances therefrom) currently or formerly owned, operated, leased or controlled by the Company or any Company Subsidiary (excluding AO), or any of their predecessors; and (y) the current or former ownership or operation of the business (including, without limitation, off-site disposal activities) of the Company or any Company Subsidiary (excluding AO) or any of their predecessors; provided, however, that
                                                        -----------------
in no event shall the Company's indemnification obligations pursuant to this
Section 10.1(b) apply with respect to any Environmental Loss unless such Environmental Loss concerns an Environmental Matter that is not otherwise covered by the Settlement Agreement, dated May 20, 1993, entered into by and among AEA Investors Inc., DTM Investors Inc., Dal-Tile Group Inc., Dal-Tile Corporation, Dal-Minerals Company, and Robert M. Brittingham and John G. Brittingham (the "Brittingham Settlement Agreement"), which is herein
                  --------------------------------
incorporated by reference. Collectively, such Environmental Losses shall be referred to as "Company Indemnified Environmental Losses." For purposes of this
                ----------------------------------------
Article X, an Environmental Matter shall be deemed covered by the Brittingham Settlement Agreement if such Environmental Matter relates to an Excess Loss (as defined in the Brittingham Settlement Agreement), without regard to the percentage of such Excess Loss for which the Brittinghams (as defined in the Brittingham Settlement Agreement) are responsible pursuant to the Brittingham Settlement Agreement. In the case of any good faith disagreement over whether any Company Indemnified Environmental Loss is covered by the Brittingham Settlement Agreement, such Company Indemnified Environmental Loss shall be deemed to be covered by the Brittingham Settlement Agreement unless and until there is a final determination, pursuant to the dispute resolution procedures set forth in the Brittingham Settlement Agreement, that such Company Indemnified Environmental Loss is not covered by the Brittingham Settlement Agreement. For the purposes of this Section 10.1(b)(i) and Section 9.2, a Company Indemnified Environmental Loss (or, in the case of Section 9.2, a Loss thereunder) shall be deemed incurred by AWI if such Company Indemnified Environment Loss (or, in the case of Section 9.2, a Loss thereunder) is incurred by the Company, but, in each case, only to the extent of AWI's ownership interest in the Company at the time AWI receives notice of the incurrence of such Loss. Payment of the Company's indemnification obligations pursuant to this Section 10.1(b) and pursuant to Section 9.2 shall be in cash and shall be grossed-up to make AWI whole, taking into account AWI's direct or indirect ownership interest in the Company at the time of payment, but only to the extent that such ownership interest is equal to or less than 37% of the then issued and outstanding capital stock of the Company; provided, however, that if payment in cash at the time
                      -----------------
such payment becomes due (or any requisite funding thereof by any Company Subsidiary) would violate any covenant with respect to any outstanding Debt of the Company or any Company Subsidiary, payment will be in the form of preferred stock pursuant to the terms set forth on Schedule 10.1(b).

          (ii) The Company's indemnification obligations set forth in Section 10.1(b)(i) shall only apply to such Company Indemnified Environmental Losses as to which the Company has received notification, pursuant to the procedures set forth in Section 10.2 below, from AWI on or before: (1) the fifth anniversary of the Closing Date, in the case of Company Indemnified Environmental Losses at the Company manufacturing facilities located in Coleman, Texas; Conroe, Texas; Dallas, Texas; El Paso, Texas; Gettysburg, Pennsylvania; Pocatello, Idaho; Monterey, Mexico; and the sales service centers leased by the Company and the Company Subsidiaries set forth in Schedule 4.9 (the "Company Manufacturing
                                                     ---------------------
Facilities"); and (2) the seventh anniversary of the Closing Date, in the case
----------
of all other Company Indemnified Environmental Losses, including, without limitation, at any facility, quarry, mine, landfill, or other real property (other than the Company Manufacturing Facilities). Notwithstanding anything contained herein to the contrary, with respect to any actual or potential Company Indemnified Environmental Losses as to which the Company has received notification pursuant to Section 10.2(h) on or prior to the applicable anniversary of the Closing Date, the Company's indemnification obligations set forth in Section 10.1(b)(i) shall survive without limitation as to time, irrespective of whether any such Company Indemnified Environmental Losses are incurred or expended in whole or in part subsequent to the applicable anniversary of the Closing Date.

          (iii) The Company's indemnification obligations pursuant to Section 10.1(b)(i) shall be effective only after the amount of Company Indemnified Environmental Losses, in the aggregate, exceeds $1,000,000, in which case AWI shall be entitled to indemnification of up to $5,000,000 in excess thereof.

          (iv) If the Brittinghams (as defined in the Brittingham Settlement Agreement) default in their payment obligations thereunder with respect to Environmental Losses ("Default Losses") that, but for their coverage by the
                       --------------
Brittingham Settlement Agreement, would otherwise constitute Company Indemnified Environmental Losses, then the AWI Cap shall be reduced by an amount equal to the lesser of (i) the amount by which such Default Losses exceed $19.3 million; (ii) $5,000,000; and
(iii) the amount by which the AWI Cap (without regard to such reduction) exceeds indemnification payments previously made by AWI under this Article X.

          (c) "Environmental Losses" means, without limitation, any cleanup,
               --------------------
remediation, removal, or other response costs (which without limitation shall include costs to cause AO, the Company or any Company Subsidiary to come into compliance with Environmental Laws), investigation costs (including without limitation fees of consultants, counsel, and other experts in connection with any environmental investigation, testing, audits or studies), losses, liabilities or obligations (including, without limitation, liabilities or obligations under any lease or other contract), payments, damages (including without limitation any actual or punitive damages under any statutory laws, common law cause of action or contractual obligations or otherwise, including without limitation damages (a) of third parties for personal injury (excluding damages arising out of all third-party claims, actions, suits or proceedings brought by current or former employees of AO, the Company or any Company Subsidiary, other than relating to lead, chromium, cadmium, arsenic or silica) or property damage, or (b) to natural resources), civil or criminal fines or penalties, judgments, and amounts paid in settlement, arising out of, relating to, resulting from, or any way attributable to any Environmental Matter or the violation of any Environmental Law; provided, however, that Environmental Losses
                                    -----------------
shall be determined net of insurance proceeds actually received, exclusive of collection and related costs, and without regard to any investigation or disclosure by any of the parties hereto prior to the Closing Date. Notwithstanding the foregoing, Environmental Losses shall not include the direct costs of the following: (i) capital improvements to the manufacturing operations of AO, the Company or any Company Subsidiary, with the exception of any of the matters set forth in Schedule 10.1(c)(i); (ii) routine internal environmental audits and routine "Phase I" site investigations; (iii) the items listed on Schedule 10.1(c)(iii); and (iv) the reclamation activities listed on
Schedule 10.1(c)(iv). Notwithstanding anything to the contrary contained in the foregoing, the definition of "Environmental Loss" shall only include matters that would otherwise constitute Environmental Losses if such matters (or any series of such matters relating to, resulting from, or attributable to a common set of facts) exceed $50,000.

          Section 10.2.  Procedures Relating to Environmental Indemnification.
                         ----------------------------------------------------

          (a) After the Closing Date, the Company, in consultation with AWI, shall have the right to plan, implement and control all actions (including without limitation the defense of all third-party claims, actions, suits or proceedings ("Third-Party Claims")) taken with respect to AWI Indemnified
              ------------------
Environmental Losses relating to the AO Manufacturing Facilities; provided,
                                                                  --------
however, that the Company may not compromise or settle any Third-Party Claim
-------
relating to any such AWI Indemnified Environmental

Loss without the prior written consent of AWI, which consent shall not be unreasonably withheld. Other than with respect to lead, chromium, cadmium or arsenic, the Company shall not initiate any removal or remedial action unless required by any Governmental Entity or Environmental Law (it being understood that once initiated, any such action shall be conducted in a commercially reasonable manner). The Company agrees to give AWI written notice prior to taking any material voluntary actions with respect to lead, chromium, cadmium or arsenic that could reasonably be expected to result in an AWI Indemnified Environmental Loss, and agrees to plan, implement and control all actions (including voluntary actions with respect to lead, chromium, cadmium or arsenic) taken with respect to AWI Indemnified Environmental Losses in a commercially reasonable manner (whether such action is taken before or after the delivery of notice pursuant to Section 10.2(h)).

          (b) Subject to Section 10.2(c), after the Closing Date, AWI, in consultation with the Company, shall have the right to plan, implement and control all actions (including without limitation the defense of Third-Party Claims) taken with respect to all actual or potential AWI Indemnified Environmental Losses other than those relating to the AO Manufacturing Facilities; provided, however, that AWI may not compromise or settle any Third-
            -----------------
Party Claim relating to any such AWI Indemnified Environmental Loss without the prior written consent of the Company, which consent shall not be unreasonably withheld. AWI agrees to plan, implement and control all actions taken with respect to such AWI Indemnified Environmental Losses in a commercially reasonable manner (whether such action is taken before or after the delivery of notice pursuant to Section 10.2(h)). In planning, implementing and controlling actions taken with respect to any such AWI Indemnified Environmental Loss, AWI shall make all reasonable efforts to minimize interference with, interruption of, disruption to, or otherwise not adversely impact the ability of AO, the Company and the Company Subsidiaries to conduct business. Notwithstanding the foregoing, the Company, in consultation with AWI, shall have the right, upon notice to AWI, to plan, implement and control all actions (including without limitation the defense of Third-Party Claims) taken with respect to AWI Indemnified Environmental Losses relating to all facilities (other than the AO Manufacturing Facilities), quarries, mines, landfills, and any other real property owned, operated, leased or controlled by AO in the event any such facility, quarry, mine, landfill or other real property ("Property"), as the
                                                          --------
case may be, has been closed or announced for closure, sale or other disposition following the Closing Date so long as the Company notifies AWI that the procedures set forth in Section 10.2(c) shall apply thereto. To the extent that the Company exercises its right to plan, implement or control actions taken with respect to AWI Indemnified Environmental Losses pursuant to the preceding sentence, the standards set forth in Section 10.2(a) shall apply.

          (c) With respect to any Property as to which the Company has delivered to AWI a notification pursuant to Section 10.2(b), and with respect to any AO

Manufacturing Facility, which Property or facility, in either case, has been closed or has been announced for closure, sale or other disposition, the net proceeds actually received from the sale of such Property or facility (net of taxes, legal and brokerage fees, and other customary transaction fees and expenses) shall be credited against the next indemnification obligations of AWI under this Article X up to the amount of indemnification payments actually received by the Company Indemnitees from AWI with respect to Environmental Losses to the extent arising out of actions covered by Section 10.2(h)(v) (provided that such actions were taken in connection with, or anticipation of, such closure, sale or other disposition of such Property or facilitY).

          (d) After the Closing Date, the Company, in consultation with AWI, shall have the right to plan, implement and control all actions with respect to Company Indemnified Environmental Losses; provided, however, that the Company
                                          ------------------
may not compromise or settle any Third-Party Claim relating to any Company Indemnified Environmental Losses without the prior written consent of AWI, which consent shall not be unreasonably withheld. The Company agrees to plan, implement and control all actions taken with respect to Company Indemnified Environmental Losses in a commercially reasonable manner (whether such action is taken before or after the delivery of notice pursuant to Section 10.2(h)).

          (e) In the event of a disagreement between the Company and AWI concerning whether any investigative, remedial or compliance-related action taken with respect to any actual or potential Company Indemnified Environmental Losses or AWI Indemnified Environmental Losses is commercially reasonable, the Company and AWI shall each in good faith attempt to resolve such disagreement on a reasonable basis with the assistance of their respective environmental consultants; any remaining disagreements shall promptly be referred to an independent consultant having expertise in the matter at issue, mutually acceptable to the parties (or if the parties cannot so agree, the American Arbitration Association shall select such a consultant who shall be independent from each of the parties and whose fees and expenses shall be paid equally by the parties), who shall evaluate the facts and circumstances at issue and shall recommend a course of action which the independent consultant believes in its good faith judgment should be taken (but shall not itself perform such course of action). Such recommendation shall be final and binding upon the parties. The parties agree to act as promptly as practicable in implementing the foregoing procedures, and further agree that, in the event of exigent circumstances that require any actions by the Company or AWI with respect to AWI Indemnified Environmental Losses or Company Indemnified Environmental Losses, as the case may be, before the foregoing procedures can be implemented, each of the Company or AWI, as the case may be, may undertake such actions at its own expense and shall be entitled to indemnification hereunder to the extent that its actions are subsequently ratified by such procedure.

          (f) For purposes of this Section 10.2, "commercially reasonable" shall be determined from the perspective of a reasonable business person acting (without regard to the availability of indemnification hereunder) to achieve compliance with Environmental Law or avoid or mitigate a loss or liability or potential loss or liability with respect to Environmental Law or Environmental Matters on an overall cost-effective basis to the Company; provided, however,
                                                           ------------------
that any and all actions taken by the Company or AWI, respectively, to comply with any applicable judicial or administrative decisions, orders, decrees, directives, permits, licenses or judgments shall be deemed to be commercially reasonable.

          (g) Notwithstanding anything to the contrary contained in this Article X, the Company may voluntarily disclose to any applicable Governmental Entity any Environmental Matter if the Company believes, in its good faith business judgment, (exercised without regard to the availability of indemnification hereunder), and after consultation with counsel, that such disclosure is in the best interests of the Company (and the applicability of indemnification hereunder shall not be affected thereby). The Company agrees to consult with AWI prior to any such disclosure (it being understood that in no event shall any such consultation prevent the Company from making any such disclosure), except in the event that such advance consultation is prohibited or rendered impracticable by exigent circumstances, in which case the Company shall promptly thereafter notify AWI of such disclosure.

          (h) Any party seeking indemnification under Sections 10.1(a) or 10.1(b) (the "Indemnified Party") shall promptly give written notice (a "Claim
              -----------------                                          -----
Notice") to the other party (the "Indemnifying Party") with respect to any
------                            ------------------
Environmental Loss actually incurred or any of the following that may result in an Environmental Loss: (i) actual or threatened Third-Party Claims; (ii) judicial or administrative decisions, orders, decrees or directives; (iii) formal notices, information requests or inquiries from, or actions taken by, any Governmental Entity; (iv) actions (including without limitation notifications) required by any Governmental Entity or any Environmental Law; and (v) voluntary actions taken by the Company with respect to the presence of lead, chromium, cadmium or arsenic (in each case, an "Environmental Claim"). Such Claim Notice
                                      -------------------
shall reasonably identify (to the extent known) the nature of such Environmental Claim; provided, however, that failure of the Indemnified Party to give such
       -----------------
Claim Notice shall not relieve the Indemnifying Party of any of its obligations hereunder unless and only to the extent such Indemnifying Party shall have been prejudiced thereby. Prior to the applicable anniversary of the Closing Date as set forth in Section 10.1(b)(ii), the Company agrees to furnish AWI with prompt written notice with respect to any Company Indemnified Environmental Loss actually incurred or any of the foregoing Environmental Matters set forth in this Section 10.2(b)(i)-(v) that the Company believes is reasonably likely to result in a Company Indemnified Environmental Loss; provided, however, that the
                                                    -----------------
Company shall not be obligated to furnish AWI with notice of any such

Environmental Matter that the Company believes in good faith after reasonable inquiry is not reasonably likely to result in Company Indemnified Environmental Losses exceeding $50,000.

          (i) Notwithstanding the foregoing, with respect to any Environmental Claim, the defense of which the Indemnifying Party has taken control pursuant to this Section 10.2, the Indemnified Party shall have the right to retain separate counsel to represent it, and the Indemnifying Party shall pay the fees and expenses of such separate counsel if any of the following conditions occur: (i) in the Indemnified Party's good faith judgment, it is advisable, based upon advice from counsel, for the Indemnified Party to be represented by separate counsel because a conflict exists or a potential conflict may exist between the Indemnified Party and the Indemnifying Party; or (ii) the named parties to any such Environmental Claim include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party in good faith determines that defenses are available to it that are unavailable to the Indemnifying Party. The Indemnified Party and the Indemnifying Party agree to cooperate with and render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense with respect to any such Environmental Claim which assistance shall include, without limitation, making appropriate personnel reasonably available for any discovery or trial.

                                   ARTICLE XI


                             CONDITIONS TO CLOSING
                             ---------------------

          Section 11.1.  The Company's Obligation to Effect the Closing. The
                         ----------------------------------------------
obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by the Company) as of the Closing of the following conditions (subject, with respect to RISA, to the provisions of Section 7.9):

          (a) The representations and warranties of AWI made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). AWI shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by AWI by the time of the Closing. AWI shall have delivered to the Company a certificate dated the Closing Date and signed by an authorized officer of AWI confirming the foregoing.

          (b) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

          (c) There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success), (i) challenging or seeking to restrain or prohibit the transactions contemplated by this Agreement or seeking to obtain from the Company or any of the Company Subsidiaries in connection therewith any material damages,
     (ii) seeking to prohibit or limit the ownership or operation by the Company, AO, RISA or any of their respective Subsidiaries of any material portion of the business or assets of the Company, AO, RISA or any of their respective Subsidiaries, or to compel the Company, AO, RISA or any of their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, AO, RISA or any of their respective Subsidiaries, in each case as a result of the purchase and sale of the Shares or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of the Company to acquire or hold, or exercise full rights of ownership of, the Shares, including the right to vote the Shares on all matters properly presented to stockholders or (iv) seeking to prohibit the Company or any of the Company Subsidiaries from effectively controlling in any material respect the business or operations of AO, RISA or the Related Assets.

          (d) All third party consents, permits, authorizations, approvals and waivers which are listed on Schedule 11.1(d) have been obtained.

          (e) All of the parties to the Shareholders Agreement including any Subsidiary of AWI to which Company Shares shall have been transferred, other than the Company, shall have executed and delivered the Shareholders Agreement, substantially in the form attached hereto as Exhibit A.

          (f) AWI or its Subsidiaries, as appropriate, shall each have executed and delivered the Related Agreements.

          (g) The Company shall have received copies of all customary closing documents reasonably requested by the Company in writing on or prior to the date twenty calendar days prior to the Closing.

          (h) AWI shall have delivered to the Company a FIRPTA certificate prepared in accordance with Treasury Regulation Section 1.1445-2(a)(2) and in form reasonably satisfactory to the Company.

          (i) All Liens (other than Permitted Liens) on (x) the AO Owned Property and (y) on the property, plant and equipment located at AO's Fayette, Alabama facility, shall have been discharged.

          (j) AO shall not have any outstanding Debt.

          (k) The Company shall have received, with respect to the facilities located in Lansdale, Pennsylvania and Jackson, Tennessee, an ALTA owner's form of title insurance policy (or an irrevocable and unconditional binder to issue the same) issued by a title insurance company acceptable to the Company, which policy (or binder): (i) shall name the Company and/or AO (at the Company's option) as insured(s), (ii) shall insure the fee interest in such AO Owned Property (the legal description of which insured property shall specify an acreage of each such AO Owned Property consistent with that set forth in Schedule 11.1 attached hereto), in an insured amount to be determined by the Company, (iii) shall not take exception for any Liens (other than Liens which a survey would disclose), and (iv) shall contain such endorsements (including, without limitation, non-imputation endorsements) and affirmative insurance as the Company shall require.

          Section 11.2. AWI's Obligation to Effect the Closing. The obligation
                        --------------------------------------
of AWI to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by AWI) as of the Closing of the following conditions:

          (a) The representations and warranties of the Company made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). The Company shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Company by the time of the Closing. The Company shall have delivered to AWI a certificate dated the Closing Date and signed by an authorized officer of the Company confirming the foregoing.

          (b) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

          (c) There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success) challenging or seeking to restrain or prohibit the ownership by AWI of the Company Shares or any of the other transactions contemplated by this Agreement or seeking to obtain from the AWI or any of its Subsidiaries in connection with the ownership by AWI of the Company Shares any material damages.

          (d) All third party consents, permits, authorizations, approvals and waivers which are listed on Schedule 11.2(d) have been obtained.

          (e) All of the parties to the Shareholders Agreement, other than AWI, shall have executed and delivered the Shareholders Agreement and the all of the holders of Class B Common Stock of the Company and holders of at least 75% of the remaining outstanding Common Stock of the Company shall have entered into the Covered Shareholders Agreement (as defined in the Shareholders Agreement).

          (f) The Company or its Subsidiaries, as appropriate, shall have executed and delivered the Related Agreements.

          (g) AWI shall have received copies of all customary closing documents and certificates reasonably requested by AWI in writing on or prior to the date twenty calendar days before the Closing.

                                  ARTICLE XII


                                  TERMINATION
                                  -----------

          Section 12.1. Termination. (a) Anything contained herein to the
                        -----------
contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

            (i) by mutual written consent of AWI and the Company;

            (ii) by AWI if any of the conditions set forth in Section 11.2 shall have become incapable of fulfillment, and shall not have been waived by AWI;

            (iii)  by the Company if any of the conditions set forth in Section
     11.1 shall have become incapable of fulfillment, and shall not have been waived by the Company; or

            (iv) by either party hereto, if the Closing does not occur on or prior to March 31, 1996;

provided, however, that the party seeking termination pursuant to clause (ii),
-----------------
(iii) or (iv) is not in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement.

          (b) In the event of termination by AWI or the Company pursuant to this
Section 12.1, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by either party. If the transactions contemplated by this Agreement are terminated as provided herein:

            (i) the Company shall return all documents and other material received from AWI, AO or any Affiliate of AWI relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to AWI;

            (ii) all confidential information received by the Company with respect to the business of AO, the Related Assets and RISA shall be treated in accordance with the AWI Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement;

            (iii) AWI shall return all documents and other material received from the Company or any Company Subsidiary or Affiliate relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Company; and

            (iv) all confidential information received by AWI with respect to the business of the Company, any Company Subsidiary or Affiliate shall be treated in accordance with the Company Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

          (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 12.1, this Agreement shall become void and of no further force or effect, except for the provisions of (i) the AWI Confidentiality Agreement and the Company Confidentiality Agreement, (ii)
Section 13.4 relating to certain expenses, (iii) Section 7.2 relating to publicity, (iv) Section 13.10 relating to finder's fees and broker's fees and
(v) this Section 12.1. Nothing in this Section 12.1 shall be deemed to release either party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement.

                                  ARTICLE XIII


                               GENERAL PROVISIONS
                               ------------------

          Section 13.1. Assignment. This Agreement and the rights and
                        ----------
obligations hereunder shall not be assignable or transferable by the Company or AWI (including by operation of law in connection with a merger, or sale of substantially all the assets, of the Company or AWI) without the prior written consent of the other party hereto; provided, however, that the Company may
                                   -----------------
assign its right to purchase all or any portion of the Shares hereunder to any U.S. Subsidiary of the Company without the prior written consent of AWI; provided further, however, that no assignment shall limit or affect the
-------------------------
assignor's obligations hereunder. Any attempted assignment in violation of this
Section 13.1 shall be void.

          Section 13.2. No Third-Party Beneficiaries. Except as specifically
                        ----------------------------
provided in Articles X and XI, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          Section 13.3. Survival of Representations. Except as otherwise
                        ---------------------------
expressly provided in this Agreement, the representations and warranties contained in Articles III and IV of this Agreement (other than those contained in the second sentence and the last sentence of Section 3.3(a) and the first sentence of Section 3.3(b), the third sentence and the last sentence of Section 3.28(a) and the first sentence of Section 3.28(b) and Section 4.5) shall not survive the Closing and the parties to this Agreement shall have no liability to each other after the Closing for breach thereof.

          Section 13.4. Expenses. Whether or not the transactions contemplated
                        --------
hereby are consummated, and except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses; provided however, that AWI shall bear the fees and out-of-pocket costs and expenses of legal counsel and accountants incurred by AWI and AO in connection with the transactions contemplated by this Agreement.

          Section 13.5. Amendments. No amendment, modification or waiver in
                        ----------
respect of this Agreement shall be effective unless it shall be in writing and signed by both parties hereto.

          Section 13.6. Notices. Any notice required to be given hereunder shall
                        -------
be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

          (i)  if to the Company,

                  Howard I. Bull
                  Dal-Tile International Inc.
                  7834 Hawn Freeway
                  Dallas, Texas  75217
                  Facsimile: 214-309-4300

               with a copy to:

                  Frederick H. Fogel, Esq.
                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, NY  10004
                  Facsimile:  (212) 859-4000

               with a copy to:

                  Christine J. Smith, Esq.
                  AEA Investors, Inc.
                  65 East 55th Street
                  New York, NY  10022
                  Facsimile:  (212) 888-1459

          (ii) if to AWI, AEI OR ACF,

                  Frank A. Riddick III
                  Armstrong World Industries, Inc.
                  Liberty and Charlotte Streets
                  P.O. Box 3001
                  Lancaster, PA  17604
                  Facsimile:  717-396-2439

               with a copy to:

                  Larry A. Pulkrabek, Esq.
                  Armstrong World Industries
                  Liberty and Charlotte Streets
                  P.O. Box 3001
                  Lancaster, PA  17604
                  Facsimile:  717-396-2983

               with a copy to:

                  Vincent C. Deluzio
                  Buchanan Ingersoll, P.C.
                  One Oxford Centre
                  301 Grant Street
                  21st Floor
                  Pittsburgh, PA  15219
                  Facsimile:  412-562-9316

          Section 13.7.  Interpretation; Exhibits and Schedules; Certain
                         -----------------------------------------------
Definitions.  (a)  The headings contained in this Agreement, in any Exhibit or
-----------
Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Schedule or Exhibit hereto but not otherwise defined therein shall have the meaning assigned to such term in this Agreement.

          (b)  For all purposes hereof:

            (i) "business of AO" means the ceramic tile operations of AWI
                 --------------
(including AO);

            (ii) "including" means including, without limitation;
                  ---------

            (iii) "knowledge" of AWI means the knowledge after due inquiry of
                   ---------
     the persons specified in Schedule 13.7(A);

            (iv) "knowledge" of the Company means the knowledge after due
                  ---------
     inquiry of the persons specified in Schedule 13.7(B); and

            (v) "person" means any individual, firm, corporation, partnership,
                 ------
     limited liability company, trust, joint venture, Governmental Entity or other entity.

          Section 13.8. Counterparts. This Agreement may be executed by the
                        ------------
parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies of this Agreement, each of which may be signed by less than all of the parties hereto, but together all such copies are signed by all of the parties hereto.

          Section 13.9. Entire Agreement. This Agreement, the Shareholders
                        ----------------
Agreement, the Confidentiality Agreement, dated June 1, 1995, by and between AEA Investors Inc., the Company and AWI (the "AWI Confidentiality Agreement") and
                                          -----------------------------
the Confidentiality Agreement dated as of June 20, 1995, by and between AWI, AO, Goldman, Sachs & Co., the Company and AEA Investors Inc. (the "Company
                                                               -------
Confidentiality Agreement") constitute the entire agreement and understanding
-------------------------
between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

          Section 13.10. Fees. (a) AWI hereby represents, warrants and agrees
                         ----
that (i) the only brokers or finders that have acted for AWI in connection with this Agreement or the transactions contemplated hereby or that may be entitled to any brokerage fee, finder's fee or commission in respect thereof are Goldman, Sachs & Co. and (ii) AWI shall pay all fees or commissions which may be payable to the firm so named with respect to such party.

          (b) The Company hereby represents, warrants and agrees that no broker or finder acted for it in connection with this Agreement and the transactions contemplated hereby.

          Section 13.11. Severability. If any provision of this Agreement (or
                         ------------
any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

          Section 13.12. Governing Law. This Agreement shall be governed by and
                         -------------
construed in accordance with the internal laws of the State of Delaware without regard to its rules of conflict of laws. The Company and AWI hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of
                            ---------------
or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim that such litigation brought in any Delaware Court has been brought in an inconvenient forum.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                              DAL-TILE INTERNATIONAL INC.

                              By:  /s/ Howard I. Bull
                                 -----------------------------
                                 Name: Howard I. Bull
                                 Title: CEO


                              ARMSTRONG ENTERPRISES, INC.


                             By:   /s/ David D. Wilson
                                 -----------------------------
                                 Name: David D. Wilson
                                 Title: Vice President & Secretary




                              ARMSTRONG CORK FINANCE CORPORATION


                             By:   /s/ Frank A. Riddick
                                 -----------------------------
                                 Name: Frank A. Riddick
                                 Title: Executive Vice President


                              ARMSTRONG WORLD INDUSTRIES, INC.


                             By:   /s/  George A. Lorch
                                 -----------------------------
                                 Name:  George A. Lorch
                                 Title: Chairman & CEO

Pursuant to (S) 229.601(b)(2) of Regulation S-K of the Securities Act of 1933, the Registrant has omitted the schedules to the Stock Purchase Agreement. A description of each schedule is contained in the table of contents of the Stock Purchase Agreement. The Registrant hereby agrees to furnish supplementary a copy of any omitted schedule to the Commission upon request.